UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF NORTH CAROLINA
                                RALEIGH DIVISION
IN RE:                                                   CASE NO. 93-01365-5-ATS
ROSE'S STORES, INC.,
(TAX ID #56-0382475),                                                 CHAPTER 11
            DEBTOR.

                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
                                       OF
                              ROSE'S STORES, INC.
                                OCTOBER 4, 1994
                                                                           M-183

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
     ARTICLE I
                 DEFINITIONS...................................................................................           1
                   1.1       "Actual EBITDA".........................................................................     1
                   1.2       "Administrative Claim"..................................................................     1
                   1.3       "ADR Procedure".........................................................................     1
                   1.4       "Allowed Claim".........................................................................     1
                   1.5       "Allowed Non-Tax Priority Claim"........................................................     2
                   1.6       "Allowed Secured Claim..................................................................     2
                   1.7       "Allowed Tax Claim".....................................................................     2
                   1.8       "Allowed Unsecured Claim"...............................................................     2
                   1.9       "Alternative Treatment Account".........................................................     2
                   1.10      "Alternative Treatment Date"............................................................     2
                   1.11      "Alternative Treatment Implementation Orders"...........................................     2
                   1.12      "Alternative Treatment Provisions"......................................................     2
                   1.13      "Assumed Contracts and Leases"..........................................................     2
                   1.14      "Available Cash"........................................................................     2
                   1.15      "Avoiding Power Actions"................................................................     2
                   1.16      "Bankruptcy Code".......................................................................     2
                   1.17      "Bankruptcy Court"......................................................................     2
                   1.18      "Bankruptcy Rules"......................................................................     2
                   1.19      "Bank Group"............................................................................     3
                   1.20      "Bank of Tokyo".........................................................................     3
                   1.21      "Bar Date"..............................................................................     3
                   1.22      "Board of Directors"....................................................................     3
                   1.23      "Business Day"..........................................................................     3
                   1.24      "Cash"..................................................................................     3
                   1.25      "Chapter 11 Case".......................................................................     3
                   1.26      "Claim".................................................................................     3
                   1.27      "Class".................................................................................     3
                   1.28      "Class 3 Common Stock Designation"......................................................     3
                   1.29      "Class 5 Rights Notice".................................................................     3
                   1.30      "Class 5 Subscription Stock Designation"................................................     3
                   1.31      "Class 5 Subscriber"....................................................................     3
                   1.32      "Class 5 Subscription"..................................................................     3
                   1.33      "Class 5 Subscription Price"............................................................     3
                   1.34      "Collateral Agent"......................................................................     3
                   1.35      "Committees"............................................................................     3
                   1.36      "Common Stock Interest".................................................................     4
                   1.37      "Confirmation"..........................................................................     4
                   1.38      "Confirmation Date".....................................................................     4
                   1.39      "Confirmation Order"....................................................................     4
                   1.40      "Consolidated Net Cash Flow"............................................................     4
                   1.41      "Consummation Certificate"..............................................................     4
                   1.42      "Consummation Date".....................................................................     4
                   1.43      "Contingent Claim"......................................................................     4
                   1.44      "Core Stores"...........................................................................     4
                   1.45      "Covered Stores"........................................................................     4
                   1.46      "Damages Claims"........................................................................     4
                   1.47      "Debtor"................................................................................     4
                   1.48      "Determination Date"....................................................................     4
                   1.49      "DIP Facility"..........................................................................     4
                   1.50      "DIP Financing Documents"...............................................................     4
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
                   1.51      "DIP Financing Orders"..................................................................     4
                   1.52      "Disclosure Statement"..................................................................     5
                   1.53      "Disposition Proceeds"..................................................................     5
                   1.54      "Disputed Claim"........................................................................     5
                   1.55      "Distribution Agent"....................................................................     5
                   1.56      "Distribution Date".....................................................................     5
                   1.57      "EBITDA"................................................................................     5
                   1.58      "EBITDA Target".........................................................................     5
                   1.59      "Effective Date"........................................................................     5
                   1.60      "Effective Date Shares".................................................................     5
                   1.61      "Employee Stock Options"................................................................     5
                   1.62      "Equity Committee"......................................................................     5
                   1.63      "Equity Record Date"....................................................................     5
                   1.64      "Estate"................................................................................     5
                   1.65      "Event of Default"......................................................................     5
                   1.66      "Filing Date"...........................................................................     6
                   1.67      "Final Decree"..........................................................................     6
                   1.68      "Final GOB Sales".......................................................................     6
                   1.69      "Final Order"...........................................................................     6
                   1.70      "Full Recovery Target Amount"...........................................................     6
                   1.71      "GAAP"..................................................................................     6
                   1.72      "GE Capital"............................................................................     6
                   1.73      "GE Obligations"........................................................................     6
                   1.74      "Intercompany Claims"...................................................................     6
                   1.75      "Intercreditor Agreements"..............................................................     6
                   1.76      "Interests".............................................................................     6
                   1.77      "Inventory".............................................................................     6
                   1.78      "Management Incentive and Retention Program"............................................     6
                   1.79      "Net GOB2 Proceeds".....................................................................     6
                   1.80      "New Rose's Bank of Tokyo Secured Note".................................................     6
                   1.81      "New Rose's Charter"....................................................................     6
                   1.82      "New Rose's Common Stock"...............................................................     6
                   1.83      "New Rose's Common Stock Secondary Distribution"........................................     7
                   1.84      "New Rose's Common Stock Trust".........................................................     7
                   1.85      "New Rose's Common Stock Trust Agreement"...............................................     7
                   1.86      "New Rose's Secured Notes"..............................................................     7
                   1.87      "New Rose's Secured Notes Documents"....................................................     7
                   1.88      "New Rose's Secured Notes Original Principal Amount"....................................     7
                   1.89      "New Rose's Warrant Agreement"..........................................................     7
                   1.90      "New Rose's Warrants"...................................................................     7
                   1.91      "Noncovered Stores".....................................................................     7
                   1.92      "Non-Voting Class B Stock"..............................................................     7
                   1.93      "Perfection Instruments"................................................................     7
                   1.94      "Permitted Encumbrance Collateral"......................................................     7
                   1.95      "Person"................................................................................     7
                   1.96      "Plan"..................................................................................     8
                   1.97      "Plan Proponents".......................................................................     8
                   1.98      "Post-Effective Date Collateral"........................................................     8
                   1.99      "Post-Effective Date Financing Facility"................................................     8
                   1.100     "Post-Effective Date Lender"............................................................     8
                   1.101     "Pre-Petition Lenders"..................................................................     8
                   1.102     "Pre-Petition Lenders' Allowed Secured Claims"..........................................     8
                   1.103     "Pre-Petition Secured Noteholders"......................................................     8
                   1.104     "Pre-Petition Secured Noteholder Warrant Agreement".....................................     8
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                   1.105     "Pre-Petition Secured Noteholder Warrants"..............................................     8
                   1.106     "Pre-Petition Secured Notes"............................................................     8
                   1.107     "Pre-Petition Stock Option".............................................................     8
                   1.108     "Pre-Petition Warrant"..................................................................     8
                   1.109     "Professional"..........................................................................     8
                   1.110     "Professional Fees".....................................................................     9
                   1.111     "Projections"...........................................................................     9
                   1.112     "Pro-Rata"..............................................................................     9
                   1.113     "Reconstituted Board of Directors"......................................................     9
                   1.114     "Record Date"...........................................................................     9
                   1.115     "Released Parties"......................................................................     9
                   1.116     "Reorganized Rose's"....................................................................     9
                   1.117     "Reserve"...............................................................................     9
                   1.118     "Reserve Amount"........................................................................     9
                   1.119     "Retiree Claim".........................................................................     9
                   1.120     "RSI"...................................................................................     9
                   1.121     "Second Supplemental Adequate Protection Consent Order".................................     9
                   1.122     "Subscription Proceeds Escrow"..........................................................     9
                   1.123     "Subscription Proceeds".................................................................     9
                   1.124     "Subordinated Claims"...................................................................     9
                   1.125     "Supplemental Adequate Protection Orders"...............................................    10
                   1.126     "Unsecured Committee"...................................................................    10
                   1.127     "Voting Common Stock"...................................................................    10
    ARTICLE II
                 CLASSIFICATION OF CLAIMS AND INTERESTS........................................................          10
                   2.1       Criterion of Class......................................................................    10
                   2.2       Claims and Interests....................................................................    10
   ARTICLE III
                 PAYMENT OF ADMINISTRATIVE CLAIMS ALLOWED TAX CLAIMS, PROFESSIONAL FEES, AND RETIREE CLAIMS, AND
                 TREATMENT OF GE CAPITAL.......................................................................          11
                   3.1       Administrative Claims...................................................................    11
                   3.2       Allowed Tax Claims......................................................................    11
                   3.3       Professional Fees.......................................................................    11
                   3.4       Retiree Claims and Benefits Under Section 114 of the Bankruptcy. Code...................    11
                   3.5       Treatment of GE Capital.................................................................    12
    ARTICLE IV
                 CLAIMS NOT IMPAIRED UNDER THE PLAN............................................................          12
                   4.1       Non-Impairment..........................................................................    12
                   4.2       Class 1 (Non-Tax Priority Claims).......................................................    12
                   4.3       Class 2A (General Secured Claims).......................................................    12
     ARTICLE V
                 CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN..................................................          13
                   5.1       Class 2B (Pre-Petition Lenders' Allowed Secured Claims).................................    13
                   5.2       Class 3 (Unsecured Claims)..............................................................    16
                   5.3       Class 4 (Intercompany Claims)...........................................................    16
                   5.4       Class 5 (Common Stock Interests)........................................................    16
                   5.5       Class 6 (Pre-Petition Warrants).........................................................    16
                   5.6       Class 7 (Pre-Petition Stock Options)....................................................    16
                   5.7       Class 8 (Subordinated Claims)...........................................................    17
                   5.8       Alternative Treatment Provisions........................................................    17
                               5.8.1  Alternative Treatment of Class 2B..............................................    17
                               5.8.2  Alternative Treatment of Class 3...............................................    17
                               5.8.3  Alternative Treatment of Class 5...............................................    17
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                                      iii                                  M-187

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                               5.8.4  Other Plan Provisions Operative In Conjunction With the Alternative Treatment
                                        Provisions...................................................................    17
                   5.9       Effect of Bar Dates.....................................................................    18
                   5.10      Non-consensual Confirmation.............................................................    18
    ARTICLE VI
                 PROVISIONS GOVERNING DISTRIBUTIONS............................................................          19
                   6.1       Distributions by Reorganized Rose's or the Debtor, or Other Distribution Agent..........    19
                   6.2       Distributions to Impaired Classes.......................................................    19
                               6.2.1  Distributions of New Rose's Secured Notes......................................    19
                               6.2.2  Distributions of New Rose's Common Stock.......................................    19
                               6.2.3  Distribution of Subscription Proceeds..........................................    19
                               6.2.4  Distribution of New Rose's Common Stock Secondary Distribution.................    20
                               6.2.5  Distribution of New Rose's Warrants............................................    20
                               6.2.6  Listing of Common Stock and Warrants...........................................    20
                               6.2.7  Distributions of Cash Under Alternative Treatment Provisions...................    20
                   6.3       Timing of Distributions.................................................................    21
                   6.4       Disputed Payments.......................................................................    21
                   6.5       Delivery of Distributions and Undeliverable or Unclaimed Distributions..................    21
                               6.5.1  Delivery of Distributions in Genera............................................    21
                               6.5.2  Distributions Held by Distribution Agent.......................................    21
                               6.5.3  Failure to Claim Undeliverable Distributions...................................    21
                   6.6       Fractional Distributions and Fractional Cents; Round Lots...............................    22
                   6.7       Full and Final Satisfaction.............................................................    22
                   6.8       Allocation of Distributions to Holders of Allowed Secured Claims........................    22
   ARTICLE VII
                 MEANS OF EXECUTION..................................................................................    22
                   7.1       Funds for Distribution..................................................................    22
                   7.2       Post-Effective Date Financing Facility..................................................    22
                   7.3       Corporate Action........................................................................    24
                   7.4       Cancellation of Common Stock, Pre-Petition Warrants, Pre-Petition Stock Options and
                             Pre-Petition Secured Notes and Surrender of Common Stock, Pre-Petition Warrants and
                             Pre-Petition Secured Notes..............................................................    24
                   7.5       New Rose's Charter......................................................................    24
                   7.6       Voting Powers...........................................................................    25
                   7.7       Authorization and Issuance of Equity and Debt Instruments of Reorganized Rose's.........    25
                               7.7.1  New Rose's Common Stock........................................................    25
                               7.7.2  New Rose's Warrants............................................................    25
                               7.7.3  New Rose's Secured Notes.......................................................    25
                   7.8       New Rose's Common Stock Allocable to Management of Reorganized Rose's...................    25
                   7.9       Applicability of Sections 1125 and 1145 of the Bankruptcy Code to the New Rose's Common
                             Stock Issued under the Plan.............................................................    25
                   7.10      Class 5 Subscription....................................................................    25
                   7.11      Merger of RSI and Cancellation of RSI Common Stock......................................    26
                   7.12      Reserve Provisions for Disputed Claims..................................................    26
                   7.13      Voting of Undistributed New Rose's Common Stock.........................................    27
                   7.14      Preservation or Waiver of Rights of Action of the Estate................................    27
                   7.15      Use of ADR Procedure Regarding Determination and Allowance of
                             Damage Claims...........................................................................    28
                   7.16      Implementation of Alternative Treatment Provisions......................................    28
                              7.16.1  Certain Requirements Under Alternative Treatment Provisions....................    28
                              7.16.2  Liquidation Officer............................................................    29
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
  ARTICLE VIII
                 CONDITIONS PRECEDENT TO EFFECTIVENESS OF THE PLAN...................................................    29
                   8.1       Conditions to the Implementation of the Alternative Treatment Provisions................    29
                   8.2       Conditions to the Effective Date........................................................    30
                   8.3       Waiver of Conditions to the Effective Date..............................................    31
    ARTICLE IX
                 DISCHARGE, RELEASES, INJUNCTIONS AND RELATED PROVISIONS.............................................    31
                   9.1       Discharge...............................................................................    31
                   9.2       Releases of Released Parties............................................................    31
                   9.3       Releases by the Debtor and Reorganized Rose's...........................................    31
                   9.4       Releases by Recipients of New Rose's Common Stock, New Rose's Secured Notes, New Rose's
                             Warrants and Cash, or Available Cash (as applicable), and by All Other Persons..........
                                                                                                                         32
                   9.5       Limitations on Amounts to be Distributed to Holders of Allowed Claims Which Are
                             Insured.................................................................................    32
                   9.6       General Release of Liens................................................................    32
                   9.7       Injunctions.............................................................................    32
                               9.7.1  Injunction Related to Claims Released by the Debtor and Reorganized Rose's (if
                                        applicable), Recipients of Cash, New Rose's Common Stock, New Rose's Secured
                                        Notes and New Rose's Warrants, or Available Cash (if applicable), and All
                                        Other Persons................................................................    32
                               9.7.2  Injunction Relating to the Plan................................................    33
                               9.7.3  Consent By Holders of Claims and Interests to Entry of Injunctive Relief.......    33
                               9.7.4  Injunction Against Subsequent Bankruptcy Proceedings...........................    33
                   9.8       Rights of Fireman's Fund Insurance Company..............................................    33
     ARTICLE X
                 EXECUTORY CONTRACTS, INDEMNIFICATION OBLIGATIONS, POST-CONFIRMATION TRADE CLAIMS, CONTINUED
                 APPLICABILITY OF BANKRUPTCY CODE....................................................................    33
                  10.1       Executory Contracts and Unexpired Leases................................................    33
                  10.2       Indemnification and Contribution Obligations............................................    34
                  10.3       Post-Confirmation Claims................................................................    34
                  10.4       Continued Applicability of the Bankruptcy Code..........................................    34
    ARTICLE XI
                 RETENTION OF JURISDICTION...........................................................................    34
                  11.1       Jurisdiction From Confirmation Through the Effective Date...............................    34
                  11.2       Jurisdiction From and After the Effective Date..........................................    34
   ARTICLE XII
                 MISCELLANEOUS.......................................................................................    35
                  12.1       The Committees and the Post-Effective Date Trade Committee..............................    35
                              12.1.1  Dissolution of Committees......................................................    35
                              12.1.2  Creation of Post-Effective Date Trade Committee................................    35
                              12.1.3  Post-Effective Date Trade Committee Procedures.................................    36
                              12.1.4  Post-Effective Date Trade Committee Compensation...............................    36
                              12.1.5  Retention of Professionals.....................................................    36
                              12.1.6  Liability......................................................................    36
                  12.2       Means of Cash Payments..................................................................    36
                  12.3       Set-Offs................................................................................    36
                  12.4       Withholding Taxes.......................................................................    36
                  12.5       Revesting...............................................................................    36
                  12.6       Headings................................................................................    37
                  12.7       Defects, Omissions and Amendments.......................................................    37
                  12.8       Governing Law...........................................................................    37
                  12.9       Conflicts...............................................................................    37
                  12.10      Agreement Among the Plan Proponents.....................................................    37
                  12.11      Notices.................................................................................    37
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                  12.12      Severability............................................................................    38
                  12.13      Revocation and Withdrawal...............................................................    38
                  12.14      Effect of Withdrawal or Revocation......................................................    38
                  12.15      Ratification in Confirmation Order......................................................    38
                  12.16      Post-Effective Date Effectuation of the Plan's Terms....................................    38
                  12.17      Execution...............................................................................    39
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M-190                                  vi

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                         UNITED STATES BANKRUPTCY COURT
                       EASTERN DISTRICT OF NORTH CAROLINA
                                RALEIGH DIVISION
IN RE:                                                   CASE NO. 93-01365-5-ATS
ROSE'S STORES, INC.,
(TAX ID #56-0382475),                                                 CHAPTER 11
            DEBTOR.
                   FIRST AMENDED JOINT PLAN OF REORGANIZATION
     Rose's Stores, Inc., debtor and debtor-in-possession, Nationwide Life Insurance Company, Wausau Preferred Health Insurance Company, Equitable Variable Life Insurance Company, The Equitable Life Assurance Society of the United States, Jefferson-Pilot Life Insurance Company, The Franklin Life Insurance Company, The Franklin United Life Insurance Company, Great-West Life & Annuity Insurance Company, American Family Life Insurance Company, State Mutual Life Assurance Company of America, SMA Life Assurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, Woodmen of the World Life Insurance Society, Knights of Columbus, Washington National Insurance Company, The Stonehill Investment Corp., Central Life Assurance Company, Lazard Freres & Co., or their successors and assigns as the case may be, the Bank of Tokyo, Ltd., the Official Committee of Unsecured Creditors and the Official Committee of Equity Security Holders jointly propose the following Joint Plan of Reorganization pursuant to Section 1121(a) of the Bankruptcy Code:
                                   ARTICLE I
                                  DEFINITIONS
     For purposes of this Plan of Reorganization, the following terms shall have the meanings herein set forth. Unless otherwise indicated, the singular shall include the plural and the plural shall include the singular. Capitalized terms shall at all times refer to the terms as defined in this Article. To the extent that terms are used and not otherwise defined in this Plan, they shall have the meanings ascribed to them in the Bankruptcy Code.
     1.1 "Actual EBITDA" shall mean the EBITDA of the Debtor calculated as of December 31, 1994 for the first 11 fiscal months ending on such date and measured on January 20, 1995.
     1.2 "Administrative Claim" shall mean a Claim that is allowed under Section 503(b) of the Bankruptcy Code and entitled to priority under Section 507(a)(1) of the Bankruptcy Code or is otherwise determined to be entitled to such priority by Final Order, including, without limitation, fees and expenses of Professionals retained or to be compensated pursuant to the Bankruptcy Code, and all fees and charges assessed against the Debtor's Estate pursuant to 28 U.S.C. (section mark) 1930.
     1.3 "ADR Procedure" shall mean the three-step alternative dispute resolution procedure pursuant to which the Debtor and a holder of a Damages Claims may seek to reach a determination of the amount of a Damages Claim for purposes of allowance, and Cash payment only where a Damages Claim is determined to be an Allowed Claim in an amount equal to or less than $500, pursuant to and as instituted by that certain order of the Bankruptcy Court dated April 26, 1994 entitled, "Order Approving Alternative Dispute Resolution Procedure," and such other orders of the Bankruptcy Court entered in connection therewith.
     1.4 "Allowed Claim" shall mean a Claim that: (a) has been scheduled by the Debtor pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, is not scheduled as disputed, contingent or unliquidated, and is not a Claim as to which a proof of Claim has been filed; (b) is a Claim as to which a proof of Claim has been timely-filed as of the applicable Bar Date and no objection thereto, or application to equitably subordinate or otherwise limit recovery, has been made as of a given date, and on or before any applicable deadline; (c) has been allowed by a Final Order of the Bankruptcy Court, or (d) in the case of the claims of the Pre-Petition Lenders, the Pre-Petition Lenders' Allowed Secured Claims. Allowed Claim shall include any portion of a Claim that is not disputed, contingent or unliquidated. "Allowed Claim" shall not include interest on the amount of any Claim except with respect to an Allowed Secured Claim as permitted by Section 506(b) of the Bankruptcy Code or as otherwise allowed by the Bankruptcy Court. Under no circumstances shall "Allowed Claim" include Claims arising from the rejection of any agreement pursuant to which Pre-Petition Warrants or Pre-Petition Stock Options may be, or have been, issued or exercised.
                                                                           M-191

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     1.5 "Allowed Non-Tax Priority Claim" shall mean that portion of an Allowed
Claim entitled to priority treatment under Section 507(a) of the Bankruptcy
Code, exclusive of Allowed Tax Claims and Administrative Claims.
     1.6 "Allowed Secured Claim" shall mean that portion of an Allowed Claim equal to the value, as determined by Final Order of the Bankruptcy Court pursuant to Section 506(a) of the Bankruptcy Code and Bankruptcy Rule 3012, of the interest of the holder of the Allowed Secured Claim in the property of the Estate which secures such Allowed Secured Claim by a valid and enforceable lien, security interest and/or pledge. In the case of the claims of the Pre-Petition Lenders, Allowed Secured Claim shall mean the Pre-Petition Lenders' Allowed Secured Claims.
     1.7 "Allowed Tax Claim" shall mean that portion of an Allowed Claim entitled to priority under Section 507(a)(7) of the Bankruptcy Code.
     1.8 "Allowed Unsecured Claim" shall mean any Allowed Claim that is not an Administrative Claim, an Allowed Non-Tax Priority Claim, an Allowed Secured Claim, an Allowed Tax Claim, a Subordinated Claim, or a Claim classified as an Interest in Classes 5, 6, and 7.
     1.9 "Alternative Treatment Account" shall mean a segregated account established by the Debtor on the Effective Date in the event the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan to maintain such Cash constituting the Debtor's Cash or Disposition Proceeds in such amount as determined by the Debtor, initially, pursuant to the budget prepared by the Debtor in accordance with the Second Supplemental Adequate Protection Consent Order, and, after the Effective Date, with the consent of the Post-Effective Date Trade Committee or pursuant to order of the Bankruptcy
Court, to be necessary and appropriate to pay, all costs and expenses incurred in connection with the implementation of the Alternative Treatment Provisions, including, without limitation, customary closing costs, fees and commissions, reasonable overhead and general administrative expenses of the Debtor, all Cash required to be paid by the Debtor in connection with any compromises or settlements entered into after the Effective Date, and the reasonable fees and expenses of professionals and other agents retained by the Debtor or the Post-Effective Date Trade Committee.
     1.10 "Alternative Treatment Date" shall mean, with respect to such conditions set forth in Section 8.1 of this Plan which occur and are not waived, any of the following dates: for condition 8.1(a), as provided in the Second Supplemental Adequate Protection Consent Order; for condition 8.1(b), December 31, 1994; for condition 8.1(c), January 20, 1995; for condition 8.1(d), December 31, 1994; for condition 8.1(e), January 20, 1995; for condition 8.1(f), April
30, 1995; for condition 8.1(g), January 20, 1995; and, for condition 8.1(h), on the date which would otherwise be the Effective Date, as referred to therein.
     1.11 "Alternative Treatment Implementation Orders" shall mean such orders of the Bankruptcy Court as have been entered or as may be entered subsequent to an Alternative Treatment Date which authorize the Debtor to take such actions as are necessary and appropriate in connection with the cessation of the Debtor's discount retail business and the sale and disposition of all assets of the
Estate in connection therewith, including, without limitation, the Second Supplemental Adequate Protection Consent Order.
     1.12 "Alternative Treatment Provisions" shall mean, collectively, Sections 5.8, 5.8.1, 5.8.2, 5.8.3, 5.8.4, 6.2.7 and 7.16 of the Plan.
     1.13 "Assumed Contracts and Leases" shall mean those executory contracts and unexpired, non-residential real or personal property leases which the Debtor has assumed, or will assume, as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code by Final Order(s) of the Bankruptcy Court.
     1.14 "Available Cash" shall mean all Cash of the Debtor as of the Effective Date and all Cash constituting Disposition Proceeds not maintained in the Alternative Treatment Account.
     1.15 "Avoiding Power Actions" shall mean all claims, rights and causes of action of the Estate against any Person under Sections 544 to 550, inclusive, of the Bankruptcy Code.
     1.16 "Bankruptcy Code" shall mean the Title 11, United States Code, 11 U.S.C. (section mark)(section mark) 101 ET SEQ. as in effect on the Filing Date, as the same thereafter has been, and may be, amended.
     1.17 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division, or such other court as may hereafter be granted primary jurisdiction over the Chapter 11 Case.
     1.18 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, effective August 1, 1991 in accordance with the provisions of 28 U.S.C. (section mark) 2075 as the same thereafter has been, and may be, amended.
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     1.19 "Bank Group" shall mean, collectively, NationsBank of North Carolina,
N.A., Branch Banking & Trust Company, Crestar Bank, The Bank of New York, Credit Lyonnais New York Branch, Credit Lyonnais Cayman Island Branch, Central Carolina Bank and Wachovia Bank of North Carolina, N.A., and their successors, assigns and participants.
     1.20 "Bank of Tokyo" shall mean Bank of Tokyo, Ltd.
     1.21 "Bar Date" shall mean any date fixed by order of the Bankruptcy Court as the last date on which a particular Claim against the Debtor must be filed.
     1.22 "Board of Directors" shall mean the board of directors of Rose's as of the date immediately preceding the Effective Date.
     1.23 "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday as such term is defined in Bankruptcy Rule 9006(a).
     1.24 "Cash" shall mean cash, cash equivalents (including personal checks drawn on a bank insured by the Federal Deposit Insurance Corporation, certified checks and money orders) and other readily marketable direct obligations of the United States of America and certificates of deposit issued by banks.
     1.25 "Chapter 11 Case" shall mean the Debtor's case pursuant to Chapter 11 of the Bankruptcy Code administered in the Bankruptcy Court under case number 93-01365-5-ATS.
     1.26 "Claim" shall mean a Claim against the Debtor as defined in Sections 101(5) and 102(2) of the Bankruptcy Code.
     1.27 "Class" shall mean a category of holders of Claims or Interests which are substantially similar in nature to the Claims or Interests of the other holders in such Class respectively, as classified pursuant to this Plan.
     1.28 "Class 3 Common Stock Designation" shall mean all of the Effective
Date Shares which are not included in the Class 5 Subscription Stock
Designation, if any, or the New Rose's Common Stock Secondary Distribution, if any.
     1.29 "Class 5 Rights Notice" shall mean the notice sent to all holders of Common Stock Interests in Class 5 within 5 days of the Equity Record Date advising them of their rights under the Class 5 Subscription, including a return notification form which a Class 5 Subscriber must use to indicate participation in the Class 5 Subscription. The Class 5 Rights Notice shall effectuate the
Class 5 Subscription pursuant to Section 7.10 of this Plan and shall be substantially in a form as negotiated among the Debtor and the Committees to their satisfaction and filed with the Bankruptcy Court prior to entry of an order of the Bankruptcy Court confirming the Plan or such later date as consented to by the Committees and fixed by the Bankruptcy Court, as such document may be modified or amended by consent of the foregoing parties and effective as of the Effective Date.
     1.30 "Class 5 Subscription Stock Designation" shall mean all shares of New Rose's Common Stock purchased by and issued to Class 5 Subscribers pursuant to
Section 7.10 of this Plan and the Class 5 Rights Notice.
     1.31 "Class 5 Subscriber" shall mean a holder of Common Stock Interests in Class 5 who has irrevocably elected to acquire shares of New Rose's Common Stock pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice.
     1.32 "Class 5 Subscription" shall mean the procedure by which a holder of Common Stock Interests in Class 5 may elect to pay Cash to acquire shares of New Rose's Common Stock, pursuant to Section 7.10 of this Plan and the Class 5
Rights Notice.
     1.33 "Class 5 Subscription Price" shall mean the price per share of New Rose's Common Stock payable by a Class 5 Subscriber pursuant to the Plan, which shall be equal to 1/2 of the Full Recovery Target Amount divided by 10,000,000, the number of Effective Date Shares. Notwithstanding the foregoing or any other provision of the Plan to the contrary, the Class 5 Subscription Price may be fixed by order of the Bankruptcy Court entered upon the joint motion of the Committees and on appropriate notice and hearing.
     1.34 "Collateral Agent" shall mean Shawmut Bank, N.A., (successor-in-interest to NationsBank of North Carolina, N.A., the successor-in-interest to NCNB National Bank of North Carolina) in its capacity as the collateral agent for the Pre-Petition Lenders, or any successor thereto, pursuant to the Intercreditor Agreements.
     1.35 "Committees" shall mean, collectively, the Unsecured Committee and the Equity Committee.
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     1.36 "Common Stock Interest" shall mean any equity interest in the Voting
Common Stock and Non-Voting Class B Stock registered on the applicable Record Date in such stock register as may be maintained by or on behalf of the Debtor. "Common Stock Interest" excludes any Pre-Petition Warrants or Pre-Petition Stock Options.
     1.37 "Confirmation" shall mean entry of an order of the Bankruptcy Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code.
     1.38 "Confirmation Date" shall mean the date upon which the Confirmation Order is entered by the Bankruptcy Court.
     1.39 "Confirmation Order" shall mean the Final Order of the Bankruptcy
Court confirming this Plan pursuant to Section 1129 of the Bankruptcy Code, in a form acceptable to all Plan Proponents and GE Capital.
     1.40 "Consolidated Net Cash Flow" shall mean for any period, as to the Debtor or Reorganized Rose's, as the case may be, the actual increase or decrease in Cash for such period determined in a manner consistent with the calculation of "(Decreases) Increases in Cash" as set forth in the "Projected Changes in Cash" projections (which shall include cash equivalents) annexed to and made a part of Exhibit 5.1 hereto ("Projections"), provided that the same shall be in accordance with generally accepted accounting principles in the United States of America then in effect ("GAAP"), less the aggregate amount of all advances under the Post-Effective Date Financing Facility or the DIP Facility, as the case may be, during such period, plus (i) the aggregate amount of all principal repayments under the Post-Effective Date Financing Facility or the DIP Facility, as the case may be, during such period, (ii) the amount, if any, by which actual capital expenditures (designated "Purchases of P&E" in the Projections) for such period exceeded 110% of the amount of capital expenditures projected for such period in the Projections for that period, (iii) the amount, if any, of all unscheduled payments of capital lease obligations during such period, and (iv) the amount, if any, of all amortization payments in respect of the New Rose's Secured Notes during such period.
     1.41 "Consummation Certificate" shall mean a certification of the chief financial officer of Reorganized Rose's stating that the Effective Date has occurred as of the calendar date thereof.
     1.42 "Consummation Date" shall mean the date on which the Bankruptcy Court enters the Final Decree.
     1.43 "Contingent Claim" shall mean any Claim for which a proof of claim has been timely filed with the Bankruptcy Court as of the applicable Bar Date but was not filed in a sum certain and which Claim has not been disallowed or fixed by the Bankruptcy Court at a sum certain.
     1.44 "Core Stores" shall mean, collectively, the 113 discount retail stores operated by the Debtor in the ordinary course of business and not pursuant to any going-out-of-business sales as of August 1, 1994.
     1.45 "Covered Stores" shall mean all Rose's stores containing Inventory encumbered by pre-petition liens held by the Pre-Petition Lenders.
     1.46 "Damages Claims" shall have the meaning of such term set forth in the order of the Bankruptcy Court dated April 26, 1994 entitled, "Order Approving Alternative Dispute Resolution Procedure."
     1.47 "Debtor" shall mean Rose's Stores, Inc., a Delaware corporation, as debtor and debtor-in-possession during the pendency of the Chapter 11 Case, and, in the event that the Alternative Treatment Provisions are effective pursuant to
Section 8.1 of the Plan, as said corporation shall continue on and after the Effective Date until its dissolution.
     1.48 "Determination Date" shall mean that date which is the later of (i) 90 days following the Effective Date or the first Business Day thereafter or (ii)
20 days after the first date on which at least 2,000,000 shares of New Rose's Common Stock shall have been distributed to holders of Allowed Claims in Class 3 and/or holders of Common Stock Interests in Class 5, unless the Post-Effective Date Committee, in its sole discretion, waives the requirement that at least 2,000,000 shares of New Rose's Common Stock be distributed prior to the Determination Date.
     1.49 "DIP Facility" shall mean, collectively, the DIP Financing Documents and the DIP Financing Orders, as amended.
     1.50 "DIP Financing Documents" shall mean that certain
"Debtor-in-Possession Loan Agreement" dated as of September 20, 1993, together with all agreements, documents and amendments entered into by the Debtor and GE Capital in connection therewith.
     1.51 "DIP Financing Orders" shall mean the "Final Order Authorizing Debtor-In-Possession to Borrow Funds With Priority Over Administrative Expenses and Secured by Liens on Property of the Estate" dated October 14, 1993 (the "Final
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DIP Order"), as such order has been, and may be, amended and modified from time to time during the Chapter 11 Case by further orders of the Bankruptcy Court.
     1.52 "Disclosure Statement" shall mean the disclosure statement respecting this Plan filed by the Debtor and approved by order of the Bankruptcy Court as containing adequate information in accordance with Section 1125 of the
Bankruptcy Code.
     1.53 "Disposition Proceeds" shall mean all of the proceeds realized from the sale or other disposition of the assets of the Estate pursuant to the Alternative Treatment Provisions and the Alternative Treatment Implementation Orders.
     1.54 "Disputed Claim" shall mean (i) that portion of any Claim as to which an objection to the allowance thereof has been interposed, or an application to equitably subordinate or otherwise limit recovery has been made, as of the Effective Date or any other date fixed by order of the Bankruptcy Court and which objection or application has not been determined by a Final Order, or (ii) a Contingent Claim. Under no circumstances may any of the Pre-Petition Lenders' Allowed Secured Claims constitute a Disputed Claim.
     1.55 "Distribution Agent" shall mean an entity which is authorized to make distributions required to be made under this Plan in accordance with Section 6.1 of this Plan.
     1.56 "Distribution Date" shall mean any date on which a distribution is required to be made under this Plan.
     1.57 "EBITDA" shall mean for any period, as to the Debtor or Reorganized Rose's, without duplication, the sum of the consolidated net income of the
Debtor or Reorganized Rose's for such period PLUS consolidated interest charges of the Debtor or Reorganized Rose's for such period PLUS consolidated taxes of the Debtor or Reorganized Rose's for such period deducted in arriving at consolidated net income of the Debtor or Reorganized Rose's for such period PLUS consolidated non-cash charges (including depreciation, amortization and Last-in-First-Out (LIFO) reserve charges) of the Debtor or Reorganized Rose's for such period LESS any consolidated non-cash income (including LIFO reserve credits) of the Debtor or Reorganized Rose's for such period PLUS extraordinary cash losses (including without limitation reorganization expenses and otherwise calculated in accordance with GAAP in a manner consistent with the Projections) of the Debtor or Reorganized Rose's for such period LESS extraordinary cash gains of the Debtor or Reorganized Rose's for such period calculated in accordance with GAAP in a manner consistent with the Projections (the terms GAAP and Projections having the respective meanings ascribed to such terms in Section
1.40 of this Plan).
     1.58 "EBITDA Target" shall mean $34 million, as such amount may be reduced on a dollar for dollar basis by the amount by which the aggregate amount of all payments made by the Debtor to the Collateral Agent pursuant to the Supplemental Adequate Protection Orders on account of the Net GOB2 Proceeds exceeds $52 million; PROVIDED that in no event shall the EBITDA Target be less than $25 million.
     1.59 "Effective Date" shall mean the first Business Day, or as soon as practicable thereafter, upon which all the conditions set forth in Section 8.2 of this Plan have been satisfied or waived. In the event any of the Alternative Treatment Provisions are effective, the Effective Date shall not occur unless and until the GE Obligations and the Pre-Petition Lenders' Allowed Secured
Claims have been satisfied in full.
     1.60 "Effective Date Shares" shall mean the 10,000,000 shares of New Rose's Common Stock to be issued by Reorganized Rose's on the Effective Date for the benefit of and on account of the holders of Claims in Class 3 and/or holders of Common Stock Interests in Class 5.
     1.61 "Employee Stock Options" shall mean those certain Pre-Petition Stock Options granted prior to the Filing Date to employees of the Debtor.
     1.62 "Equity Committee" shall mean the Official Committee of Equity
Security Holders appointed by the Office of the Bankruptcy Administrator for the Eastern District of North Carolina to serve in the Chapter 11 Case, as the same may be constituted from time to time.
     1.63 "Equity Record Date" shall mean the Record Date for purposes of making distributions under this Plan to holders of Common Stock Interests, which date shall be February 7, 1995.
     1.64 "Estate" shall mean the estate created in the Chapter 11 Case by operation of Section 541 of the Bankruptcy Code.
     1.65 "Event of Default" shall mean the occurrence of any of the events specified in Section IV of Exhibit 5.1 annexed hereto.
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     1.66 "Filing Date" shall mean September 5, 1993.
     1.67 "Final Decree" shall mean the final decree entered by the Bankruptcy Court on the Consummation Date pursuant to Bankruptcy Rule 3022.
     1.68 "Final GOB Sales" shall mean any "going-out-of-business," "closing out," "distress" or "bankruptcy liquidation" sales implemented with respect to all Inventory and other assets of the Estate or Reorganized Rose's, as the case may be, located at any of the Core Stores pursuant to (i) this Plan or (ii) the Alternative Treatment Implementation Orders.
     1.69 "Final Order" shall mean an order or judgment of the Bankruptcy Court which has not been reversed, stayed, modified or amended and as to which (i) the time to appeal or seek review, rehearing, reargument or certiorari has expired, and (ii) as to which no appeal or petition for review, rehearing, reargument, stay or certiorari proceeding is pending or as to which any right to appeal or to seek review, rehearing, reargument or certiorari has been waived.
     1.70 "Full Recovery Target Amount" shall mean, on any applicable date, the amount of Allowed Claims in Class 3 (except for those to be satisfied by Cash payment pursuant to this Plan or order of the Bankruptcy Court) plus the total Reserve Amount as of such date, if any, determined pursuant to Section 7.12 of this Plan for all Disputed Claims in Class 3.
     1.71 "GAAP" shall have the meaning ascribed to such term in Section 1.40 of this Plan.
     1.72 "GE Capital" shall mean General Electric Capital Corporation, a New York corporation.
     1.73 "GE Obligations" shall mean all obligations of the Debtor to GE
Capital and certain individual and corporate affiliates under and pursuant to the DIP Facility.
     1.74 "Intercompany Claims" shall mean any and all Claims held by RSI against the Debtor arising out of intercompany receivables or other Claims arising from the interrelationship of the Debtor and RSI.
     1.75 "Intercreditor Agreements" shall mean, collectively, those agreements by and among the Pre-Petition Lenders providing, as among themselves, the terms and conditions by which, among other things, they maintain and may enforce their respective security interests and liens in or on certain property of the Estate.
     1.76 "Interests" shall mean collectively, all Common Stock Interests, all Pre-Petition Warrants and all Pre-Petition Stock Options.
     1.77 "Inventory" shall mean any "inventory," as such term is defined in the Uniform Commercial Code, now or hereafter owned or acquired by the Debtor or Reorganized Roses's, wherever located, and, in any event, including goods in transit in which the Debtor or Reorganized Rose's has an interest, all inventory, merchandise, goods and other personal property which are held by or on behalf of the Debtor or Reorganized Rose's for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process, or materials used or consumed or to be used or consumed in the business of the Debtor or Reorganized Rose's, or in the processing, packaging, advertising, promotion, delivery or shipping of the same, and all finished goods. The value of Inventory for all purposes under this Plan shall be its cost, determined on a First-In-First-Out basis.
     1.78 "Management Incentive and Retention Program" shall mean that certain incentive and retention program covering periods both prior and subsequent to the Effective Date, authorized after the Filing Date and provided to certain of the Debtor's management employees pursuant to Final Order of the Bankruptcy Court.
     1.79 "Net GOB2 Proceeds" shall mean, collectively, the Net Covered GOB2
Sale Proceeds and the Net Noncovered GOB2 Sale Proceeds as such terms are defined in the Supplemental Adequate Protection Orders.
     1.80 "New Rose's Bank of Tokyo Secured Note" shall mean the secured note to be issued by Reorganized Rose's to the Collateral Agent for distribution to Bank of Tokyo pursuant to Sections 5.1, 6.2.1 and 7.7.3 of this Plan and the New Rose's Secured Note Documents and shall be deemed one of the New Rose's Secured Notes as defined in Section 1.86 below.
     1.81 "New Rose's Charter" shall mean the restated certificate of incorporation of Reorganized Rose's, in substantially the form to be filed with the Bankruptcy Court prior to Confirmation, or such later date as consented to by the Committees and fixed by the Bankruptcy Court, as modified or amended by consent of the foregoing parties and effective as of the Effective Date in accordance with the Plan.
     1.82 "New Rose's Common Stock" shall mean the no par value shares of common stock of Reorganized Rose's authorized to be issued pursuant to the New Rose's Charter.
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     1.83 "New Rose's Common Stock Secondary Distribution" shall mean any and all Effective Date Shares remaining in the New Rose's Common Stock Trust as of the Determination Date for distribution to holders of Common Stock Interests in Class 5, after distribution of shares of New Rose's Common Stock pursuant to
Section 6.2.2(b).
     1.84 "New Rose's Common Stock Trust" shall mean the trust established pursuant to the New Rose's Common Stock Trust Agreement, into which such number of the Effective Date Shares shall be deposited as provided in Section 6.2.2 (a) of this Plan.
     1.85 "New Rose's Common Stock Trust Agreement" shall mean the trust agreement between Reorganized Rose's and the trustee named therein which sets forth the terms and conditions establishing the New Rose's Common Stock Trust, which agreement shall be substantially in the form as negotiated among the
Debtor and the Committees to their satisfaction and filed with the Bankruptcy Court prior to entry of an order of the Bankruptcy Court approving the
Disclosure Statement or such later date as consented to by the Committees and fixed by the Bankruptcy Court, as such document may be modified or amended by consent of the foregoing parties and effective as of the Effective Date.
     1.86 "New Rose's Secured Notes" shall mean the secured notes to be issued by Reorganized Rose's to the Collateral Agent for distribution to the Pre-Petition Lenders pursuant to Sections 5.1, 6.2.1 and 7.7.3 of this Plan and the New Rose's Secured Notes Documents.
     1.87 "New Rose's Secured Notes Documents" shall mean such documents and agreements between Reorganized Rose's, the Collateral Agent and the Pre-Petition Lenders which set forth the terms and conditions governing the New Rose's
Secured Notes, which are substantially equivalent to the terms and conditions are set forth in Section 5.1 of this Plan, as determined to the reasonable satisfaction of the Collateral Agent, the Pre-Petition Secured Noteholders, Bank of Tokyo and the Post-Effective Date Lender, and filed with the Bankruptcy Court prior to Confirmation or such later date as consented to by the foregoing applicable parties and fixed by the Bankruptcy Court, as such documents and agreements may be modified or amended by the foregoing applicable parties and effective as of the Effective Date.
     1.88 "New Rose's Secured Notes Original Principal Amount" shall mean the lesser of (i) $40 million or (ii) the amount of the Allowed Secured Claims of the Pre-Petition Lenders as reduced by all payments required to be made to the Pre-Petition Lenders through the Effective Date pursuant to the Supplemental Adequate Protection Orders, Section 5.1 of this Plan, and any other order of the Bankruptcy Court entered prior to the Effective Date authorizing payment to the Pre-Petition Lenders, which other orders shall only be entered with the consent of the Plan Proponents and GE Capital.
     1.89 "New Rose's Warrant Agreement" shall mean the warrant agreement between Reorganized Rose's and the warrant agent named therein which sets forth the terms and conditions respecting exercise and issuance of the New Rose's Warrants, which agreement shall be substantially in a form as negotiated among the Debtor and the Committees to their satisfaction and filed with the
Bankruptcy Court prior to entry of an Order of the Bankruptcy Court approving the Disclosure Statement or such later date as consented to by the Committees and fixed by the Bankruptcy Court, as such document may be modified or amended by consent of the foregoing parties and effective as of the Effective Date.
     1.90 "New Rose's Warrants" shall mean the 4,285,714 warrants to purchase
New Rose's Common Stock issued to holders of Common Stock Interests in Class 5 in accordance with Section 6.2.5 of this Plan and the New Rose's Warrant Agreement.
     1.91 "Noncovered Stores" shall mean all Rose's stores containing Inventory which is not encumbered by pre-petition liens held by the Pre-Petition Lenders.
     1.92 "Non-Voting Class B Stock" shall mean the Non-Voting Class B Stock of the Debtor, no par value, exclusive of any shares of Non-Voting Class B Stock held in treasury.
     1.93 "Perfection Instruments" shall have the meaning ascribed to such term in Section 5.1.3 of this Plan.
     1.94 "Permitted Encumbrance Collateral" shall mean any asset of Reorganized Rose's with respect to which the Post-Effective Date Lender, with the consent of the Pre-Petition Lenders (which consent shall not be unreasonably withheld) has agreed may be encumbered by a security interest, lien or other encumbrance which is not junior and subordinate to the liens and security interests granted to (i) the Post-Effective Date Lender pursuant to the Post-Effective Date Financing Facility, and (ii) to the Pre-Petition Lenders pursuant to Section 5.1 of this Plan.
     1.95 "Person" shall mean any individual, corporation, partnership, joint venture, trust, estate, unincorporated association, committee, or organization, governmental entity or political subdivision thereof, or any other entity.
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     1.96 "Plan" shall mean this Chapter 11 first amended joint plan of reorganization inclusive of any exhibits hereto and any documents incorporated herein by reference, as it may from time to time be amended, as and to the extent permitted herein or by the Bankruptcy Code.
     1.97 "Plan Proponents" shall mean, collectively, the Debtor, each of the Pre-Petition Secured Noteholders, the Bank of Tokyo, and each of the Committees, as proponents of the Plan.
     1.98 "Post-Effective Date Collateral" shall mean as of the Effective Date all presently owned or thereafter acquired assets of every type of Reorganized Rose's.
     1.99 "Post-Effective Date Financing Facility" shall mean that financing facility, effective as of the Effective Date, that shall be provided pursuant to an agreement entered into by Reorganized Rose's and the financing institution named therein, as approved prior to the Effective Date by order of the
Bankruptcy Court, on appropriate notice and hearing, on terms not materially inconsistent with the terms of any financing commitment of the Post-Effective Date Lender approved by the Bankruptcy Court.
     1.100 "Post-Effective Date Lender" shall mean the financing institution named in the Post-Effective Date Financing Facility.
     1.101 "Pre-Petition Lenders" shall mean collectively, the Bank Group, the Pre-Petition Secured Noteholders and the Bank of Tokyo.
     1.102 "Pre-Petition Lenders' Allowed Secured Claims" shall have the meaning set forth in the Second Supplemental Adequate Protection Consent Order, and the Pre-Petition Lenders' Allowed Secured Claims as of the Effective Date shall equal the amounts that are set forth in Exhibit C annexed to the Second Supplemental Adequate Protection Consent Order (as of the date the Second Supplemental Adequate Protection Consent Order was filed), less all amounts received thereafter by the Pre-Petition Lenders toward satisfaction of such claims through the Effective Date.
     1.103 "Pre-Petition Secured Noteholders" shall mean the holders of the Pre-Petition Secured Notes, to wit: Nationwide Life Insurance Company, Wausau Preferred Health Insurance Company, Equitable Variable Life Insurance Company, The Equitable Life Assurance Society of the United States, Jefferson-Pilot Life Insurance Company, The Franklin Life Insurance Company, The Franklin United Life Insurance Company, Great-West Life & Annuity Insurance Company, American Family Life Insurance Company, State Mutual Life Assurance Company of America, SMA Life Assurance Company, Merrill Lynch Life Insurance Company, ML Life Insurance Company of New York, Woodmen of the World Life Insurance Society, Knights of Columbus, Washington National Insurance Company, The Stonehill Investment Corp., Central Life Assurance Company, and Lazard Freres & Co., or their predecessors-in-interest, or successors and assigns as of the Record Date.
     1.104 "Pre-Petition Secured Noteholder Warrant Agreement" shall mean that certain agreement executed in connection with the pre-petition refinancing of the Debtor pursuant to which Pre-Petition Secured Noteholder Warrants were issued and which agreement further provided for the future issuance of additional such warrants.
     1.105 "Pre-Petition Secured Noteholder Warrants" shall mean those certain Pre-Petition Warrants held by Pre-Petition Secured Noteholders and any rights to receive future warrants pursuant to the Pre-Petition Secured Noteholder Warrant Agreement which were not exercised prior to the Filing Date.
     1.106 "Pre-Petition Secured Notes" shall mean the 11% Senior Secured Notes due December 31, 1998, issued by the Debtor pursuant to the terms of that certain "Combined, Amended and Restated Note Agreement" dated May 29, 1992.
     1.107 "Pre-Petition Stock Option" shall mean any option to purchase an equity interest in the Debtor's Common Stock, including, without limitation, Employee Stock Options, and any Claims arising thereunder, subject to subordination pursuant to Section 510(b) of the Bankruptcy Code, arising from rescission of a purchase or sale of a Pre-Petition Stock Option or for damages arising from such purchase and sale or for reimbursement of contribution or occurrence of such Claim.
     1.108 "Pre-Petition Warrant" shall mean any warrant issued pre-petition to purchase an equity interest in the Debtor, including, without limitation, Pre-Petition Secured Noteholder Warrants, and any Claims subject to subordination pursuant to Section 510(b) of the Bankruptcy Code, arising from rescission of the purchase or sale of a Pre-Petition Warrant or for damages arising from such purchase or sale or reimbursement of contribution or occurrence of such Claim.
     1.109 "Professional" shall mean any Person (i) retained pursuant to an order of the Bankruptcy Court in accordance with Sections 327 and 1103 of the Bankruptcy Code and to be compensated for services pursuant to Sections 327,
328, 329, 330
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and 331 of the Bankruptcy Code, or (ii) for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to Section 503(b)(4) of the Bankruptcy Code.
     1.110 "Professional Fees" shall mean compensation for services rendered and reimbursement of expenses in connection with the Chapter 11 Case allowed to Professionals by order of the Bankruptcy Court pursuant to Sections 330, 331, 1103 or 503(b) of the Bankruptcy Code. Professional Fees as defined herein shall not include the fees of the professionals of the Pre-Petition Lenders, which shall be paid in accordance with the provisions of the Second Supplemental Adequate Protection Consent Order.
     1.111 "Projections" shall have the meaning ascribed to such term in Section
1.40 of this Plan.
     1.112 "Pro-Rata" shall mean the ratio of an Allowed Claim, Reserve Amount or Interest in or respecting a particular Class to the aggregate amount of all Allowed Claims plus Reserve Amounts or Interests in or respecting that Class.
     1.113 "Reconstituted Board of Directors" shall mean the board of directors of Reorganized Rose's as of and after the Effective Date, appointed pursuant to Sections 7.5 and 7.6 of this Plan and as set forth in the Disclosure Statement.
     1.114 "Record Date" shall mean (a) for the purpose of voting on this Plan, the date of entry of the order approving the Disclosure Statement, (b) for the purposes of any distribution and payments under and pursuant to this Plan other than to holders of Common Stock Interests, the Effective Date, or (c) for the purpose of any distributions to the holders of Common Stock Interests, the
Equity Record Date.
     1.115 "Released Parties" shall mean, collectively, (i) all past and present officers, directors, agents, employees, and Professionals of the Debtor, (ii)
all members, agents and Professionals of the Committees, (iii) each of the Pre-Petition Lenders and their past and present officers, directors, agents, employees and professionals and (iv) GE Capital, GE Capital Corporate Finance Group, Inc. and GE Capital Commercial Finance, Inc., and all of their respective past and present officers, directors, agents, employees and professionals.
     1.116 "Reorganized Rose's" shall mean Rose's Stores, Inc., a Delaware corporation, operating and conducting business pursuant to the New Rose's Charter, as of the Effective Date.
     1.117 "Reserve" shall mean any interest-bearing account established to hold distributions on account of Disputed Claims, pursuant to Section 7.12 of this Plan. The amount of the Reserve shall include interest and dividends accrued thereon.
     1.118 "Reserve Amount" shall mean the dollar value of a Disputed Claim for purposes of determining the aggregate distribution to be reserved for a Disputed Claim pursuant to Section 7.12 of this Plan.
     1.119 "Retiree Claim" shall mean a Claim arising from or relating to retiree benefits, if any, as defined in Section 1114(a) of the Bankruptcy Code, which is allowed under Section 1114(e)(2) of the Bankruptcy Code.
     1.120 "RSI" shall mean RSI Trading, Inc., a Delaware corporation that is a wholly owned subsidiary of the Debtor.
     1.121 "Second Supplemental Adequate Protection Consent Order" shall mean the "Second Supplemental Consensual Adequate Protection Order In Connection with Payment Of Net Proceeds From "GOB2" Sales And The Filing Of The Joint Plan Of Reorganization Of Rose's Stores, Inc." signed by the Plan Proponents and GE Capital and entered by the Bankruptcy Court, as modified by that certain order of the Bankruptcy Court dated August 30, 1994.
     1.122 "Subscription Proceeds Escrow" shall mean the escrow account established pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice in connection with the Class 5 Subscription into which Subscription Proceeds shall be deposited and from which the Subscription Proceeds shall be distributed to holders of Allowed Unsecured Claims in Class 3 or otherwise in accordance with Section 6.2.3 of this Plan.
     1.123 "Subscription Proceeds" shall mean the aggregate amount of Cash tendered by the Class 5 Subscribers to acquire shares constituting the Class 5 Subscription Stock Designation pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice, and maintained in the Subscription Proceeds Escrow in accordance with the Class 5 Rights Notice pending distribution pursuant to
Section 6.2.3 of this Plan. The Subscription Proceeds shall not be property of the Estate or of Reorganized Rose's.
     1.124 "Subordinated Claims" shall mean all Claims subject to subordination pursuant to Section 510(b) of the Bankruptcy Code arising from rescission of a purchase or sale of Voting Common Stock and Non-Voting Class B Stock, or for
                                       9                                   M-199
damages arising from such purchase or sale, or for reimbursement, contribution or indemnification on occurrence of such Claim.
     1.125 "Supplemental Adequate Protection Orders" shall mean, collectively, the "Supplemental Consensual Adequate Protection Order In Connection with Debtor's Motion For Order Authorizing Debtor To Conduct Additional Going Out Of Business Sales And Other Relief" signed by the Bankruptcy Court on May 17, 1994, and the Second Supplemental Adequate Protection Consent Order.
     1.126 "Unsecured Committee" shall mean the Official Committee of Unsecured Creditors appointed by the Office of the Bankruptcy Administrator for the
Eastern District of North Carolina to serve in the Chapter 11 Case, as the same may be constituted from time to time.
     1.127 "Voting Common Stock" shall mean the Voting Common Stock of the Debtor, no par value, exclusive of any shares of Voting Common Stock held in treasury, registered as of the Record Date in such stock register as may be maintained by or on behalf of the Debtor.
                                   ARTICLE II
                     CLASSIFICATION OF CLAIMS AND INTERESTS
     2.1 CRITERION OF CLASS. A Claim or Interest is in a particular Class only to the extent that the Claim or Interest qualifies within the description of that Class and is in a different Class to the extent that the remainder of the Claim or Interest qualifies within the description of the different Class. The Debtor reserves the right to have any Claim or Interest reclassified as appropriate and to the extent permitted by the Bankruptcy Court. In particular, a Claim filed as a Non-Tax Priority Claim but which does not comport with provisions of Section 507(a) of the Bankruptcy Code shall be treated by the Debtor pursuant to Bankruptcy Court Order as a Claim not entitled to priority, or as an Interest (as appropriate), and the Debtor will ascribe a vote cast in connection with this Plan by a holder of such Claim to the proper Class, to the extent permitted by the Bankruptcy Court.
     2.2 CLAIMS AND INTERESTS. All Allowed Claims and Interests are divided into the following Classes pursuant to Sections 1122 and 1123(a)(1) of the Bankruptcy Code, which Classes shall be mutually exclusive:
          (a) CLASS 1 (NON-TAX PRIORITY CLAIMS). Class 1 consists of all Allowed Non-Tax Priority Claims.
          (b) CLASS 2 (SECURED CLAIMS). Class 2 consists of all Allowed Secured Claims. Class 2 Claims are classified further into two subclasses:
             (i) CLASS 2A (GENERAL SECURED CLAIMS). Class 2A consists of all Allowed Secured Claims, other than those asserted by the Pre-Petition Lenders, the collateral for which constitutes an asset which is property of the Estate, and which property secures such Allowed Secured Claims by a valid and enforceable lien, security interest and/or pledge; and
             (ii) CLASS 2B (PRE-PETITION LENDERS SECURED CLAIMS). Class 2B consists of the Pre-Petition Lenders' Allowed Secured Claims.
          (c) CLASS 3 (UNSECURED CLAIMS). Class 3 consists of all Allowed Unsecured Claims.
          (d) CLASS 4 (INTERCOMPANY CLAIMS). Class 4 consists of all
     Intercompany Claims.
          (e) CLASS 5 (COMMON STOCK INTERESTS). Class 5 consists of all Common Stock Interests.
          (f) CLASS 6 (PRE-PETITION WARRANTS). Class 6 consists of all Interests arising from Pre-Petition Warrants.
          (g) CLASS 7 (PRE-PETITION STOCK OPTIONS). Class 7 consists of all Interests arising from Pre-Petition Stock Options.
          (h) CLASS 8 (SUBORDINATED CLAIMS). Class 8 consists of all
     Subordinated Claims.
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                                  ARTICLE III
                        PAYMENT OF ADMINISTRATIVE CLAIMS
                   ALLOWED TAX CLAIMS, PROFESSIONAL FEES, AND
                  RETIREE CLAIMS, AND TREATMENT OF GE CAPITAL
     3.1 ADMINISTRATIVE CLAIMS. All Administrative Claims, other than Professional Fees, shall be paid by the Debtor in full, in Cash, (a) in such amounts as are incurred by the Debtor in the ordinary course of its business, or
(b) in such amounts as such Administrative Claims are allowed by Final Order of the Bankruptcy Court (i) upon the later of the Effective Date or the date upon which the Bankruptcy Court enters a Final Order allowing such Administrative Claim, or (ii) upon such other terms as may exist in the ordinary course of the Debtor's business, or (iii) as may be agreed upon between the holders of such Administrative Claims and the Debtor. Those liabilities of the Debtor due and payable in the ordinary course of business after the Effective Date shall be treated as ordinary course of business obligations of Reorganized Rose's, except in the event that the Alternative Treatment Provisions are effective pursuant to
Section 8.1 of the Plan, in which event they shall be provided payment as an Administrative Claim as set forth in the preceding sentence.
     3.2 ALLOWED TAX CLAIMS. Allowed Tax Claims shall be paid by the Debtor in full, in Cash, on the later of the Effective Date or the date upon which the Bankruptcy Court enters a Final Order allowing such Allowed Tax Claim, or upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Tax Claim; PROVIDED, HOWEVER, that (i) the Debtor may make, at its option, in lieu of payment in full of the Allowed Tax Claims on the Effective Date, deferred Cash payments respecting Allowed Tax Claims to the extent permitted by Section 1129(a)(9) of the Bankruptcy Code and, in such event, interest shall be paid on the unpaid portion of such Allowed Tax Claim at a rate to be agreed to by the Debtor and the appropriate governmental unit or, if they are unable to agree, to be determined by the Bankruptcy Court, and (ii) if such Allowed Tax Claim is for a tax assessed against property of the Estate, the amount of such Allowed Tax Claim does not exceed the value of the Estate's interest in such property, and (iii) in the event an Allowed Tax Claim may also be classified as a Secured Claim, the Debtor may, at its option, elect to treat such Allowed Tax Claim as an Allowed Secured Claim. All Allowed Tax Claims that by their terms become due and payable after the Confirmation Date shall be paid when due.
     3.3 PROFESSIONAL FEES. Professionals shall continue to file applications for Professional Fees for services rendered up to and including the Confirmation Date in accordance with all orders of the Bankruptcy Court governing the submission of applications for Professional Fees and payment thereon. Awards of Professional Fees for all periods up to and including the Confirmation Date shall be paid (i) first, from those trusts or escrows established by prior order of the Bankruptcy Court, on account of Professional Fees for which payment was requested but not authorized by the Bankruptcy Court prior to the Confirmation Date, and, (ii) thereafter, by the Debtor in Cash, pursuant to order of the Bankruptcy Court. During the period from the Confirmation Date through and including the Effective Date, Professionals employed by the Debtor or the Committees may be paid compensation and reimbursement of expenses monthly in arrears in full in Cash upon the submission of invoices to the Debtor and the Committees. Ten (10) days after receipt by the Debtor and the Committees of any such invoice, the Debtor shall be authorized to pay such invoice without further order of the Bankruptcy Court unless the Debtor and/or the Person seeking payment has received a written objection to the payment thereof from any of the Debtor or the Committees within such period. In the event fees and expenses of any professional retained by the Debtor are objected to by either the Debtor or the Committees, such fees and expenses shall be subject to and payable only upon Bankruptcy Court approval or prior agreement of the parties. Confirmation of this Plan shall not limit or expand the provisions of paragraph 15 of the Final DIP Order relating to unpaid fees, costs, expenses and disbursements, which are awarded by the Bankruptcy Court pursuant to Sections 330 and 331 of the Bankruptcy Code in an aggregate amount not to exceed $2,000,000. All final applications relating to Professional Fees for the period up to and including the Confirmation Date shall be filed within sixty (60) days after the Confirmation Date. All Professional Fees for services rendered after the Effective Date in connection with the Debtor or Reorganized Rose's, as the case may be, the Chapter 11 Case and/or this Plan shall be paid by the Debtor or Reorganized Rose's, as the case may be, pursuant to the provisions of this Plan or upon such terms as agreed to by the Debtor or Reorganized Rose's, as the case may be, and the particular Professional without further Bankruptcy Court review or authorization. In all circumstances, the fees of the professionals of the Pre-Petition Lenders shall be paid in accordance with the Second Supplemental Adequate Protection Consent Order.
     3.4 RETIREE CLAIMS AND BENEFITS UNDER SECTION 1114 OF THE BANKRUPTCY CODE. Except in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, on and after the Effective Date, all Allowed Retiree Claims arising prior to the Effective Date shall be treated as Administrative Claims, paid in full, and all retiree benefits, as such term is defined in Section 1114(a) of the Bankruptcy Code, shall continue, at the level established or modified pursuant to Section 1114 of the Bankruptcy Code, solely to the extent, and for the period, that the Debtor and Reorganized Rose's is,
                                       11                                  M-201
or may be, contractually or legally obligated to provide such benefits. In the event that the Alternative Treatment Provisions are effective pursuant to
Section 8.1 of this Plan, all Allowed Retiree Claims arising prior to the Effective Date shall be treated as Administrative Claims pursuant to Section 3.1 of this Plan, and all other Allowed Claims for retiree benefits shall be treated pursuant to an order of the Bankruptcy Court, to be entered prior to the Effective Date and in accordance with Section 1114 of the Bankruptcy Code. In the event that the Alternative Treatment Provisions are effective and the Debtor seeks to modify Retiree benefits, the Debtor shall request the Bankruptcy Court to appoint a committee of retirees pursuant to Section 1114 of the Bankruptcy Code to represent holders of Retiree Claims.
     3.5 TREATMENT OF GE CAPITAL. On or prior to the Effective Date, all of the GE Obligations shall be fully and finally satisfied. Until all GE Obligations are fully satisfied, all liens, claims, interests, rights, remedies and protections granted to GE Capital pursuant to the DIP Facility shall remain in full force and effect with priority over all liens, claims and interests except as, and to the extent otherwise, specifically set forth in the DIP Facility. The termination of the DIP Facility shall be done in accordance with any and all applicable provisions of (i) all DIP Financing Orders, DIP Financing Documents, and all documents authorized thereunder, and entered into in connection therewith, to effectuate the DIP Facility, (ii) the Supplemental Adequate Protection Orders, or, if stayed or overturned, pursuant to Section 7.16 of this Plan, (iii) the Confirmation Order, (iv) this Plan and (v) if applicable, the Alternative Treatment Implementation Orders. Notwithstanding anything to the contrary set forth in this Plan, on and after the Effective Date, Reorganized Rose's shall be deemed to have assumed, without any action or the execution of any document, any and all GE Obligations which remain outstanding and unsatisfied as of the Effective Date, including, without limitation, any indemnification obligations of the Debtor under or pursuant to the DIP Facility; PROVIDED, HOWEVER, that such assumption shall not for any purpose constitute or be deemed to constitute a satisfaction of the GE Obligations.
                                   ARTICLE IV
                       CLAIMS NOT IMPAIRED UNDER THE PLAN
     4.1 NON-IMPAIRMENT. Claims in Class 1 and Class 2A are not impaired under this Plan. In the event of a controversy as to whether any holders of Claims or Interests are impaired, the Bankruptcy Court shall, after appropriate notice and hearing, determine such controversy. The Debtor reserves the right to re-classify Claims or Interests as appropriate and to the extent permitted by the Bankruptcy Court. In particular, a Claim filed as a Non-Tax Priority Claim but which does not comport with provisions of Section 507(a) of the Bankruptcy Code shall be treated by the Debtor as a Claim not entitled to priority or an Interest, as appropriate, and the Debtor will ascribe a vote cast in connection with this Plan by a holder of such Claim to the proper Class, to the extent permitted by the Bankruptcy Court.
     4.2 CLASS 1 (NON-TAX PRIORITY CLAIMS). The Allowed Non-Tax Priority Claims shall be paid in full, in Cash, on the later of the Effective Date or the date of a Final Order allowing any such Claim in this Class 1, or upon such other terms as may be agreed to between the Debtor and any holder of an Allowed Claim in this Class 1.
     4.3 CLASS 2A (GENERAL SECURED CLAIMS). The Allowed Secured Claims in Class 2A shall be treated as follows at the Debtor's option:
          (a) (i) any default, other than of the kind specified in Section 365(b)(2) of the Bankruptcy Code, shall be cured, provided that accrued and unpaid interest, if any, which the Debtor may be obligated to pay with respect to such default shall be simple interest at the contract rate and not at any default rate of interest;
          (ii) the maturity of the Allowed Secured Claim shall be reinstated as the maturity existed before any default;
          (iii) the holder of the Allowed Secured Claim shall be compensated for any damage incurred as a result of any reasonable reliance by the holder on any provision that entitled the holder to accelerate maturity of the
     Allowed Secured Claim; and
          (iv) the other legal, equitable, or contractual rights to which the Allowed Secured Claim entitles the holder shall not otherwise be altered; PROVIDED, HOWEVER, that as to any Allowed Secured Claim which is a nonrecourse claim and exceeds the value of the collateral securing such Allowed Secured Claim, the collateral may be sold at a sale at which the holder of such Allowed Secured Claim has an opportunity to bid; or
          (b) on the Effective Date, or on such other date thereafter as may be agreed to by the Debtor and the holder of such Allowed Secured Claim, the Debtor shall abandon the collateral securing such Allowed Secured Claim to the holder thereof in full satisfaction and release of such Allowed Secured Claim; or
M-202                                  12

          (c) on the Effective Date or as soon as practicable thereafter, the holder of such Allowed Secured Claim shall receive, on account of such Allowed Secured Claim, Cash equal to its Allowed Secured Claim, or such lesser amount to which the holder of such Allowed Secured Claim shall agree, in full satisfaction and release of such Allowed Secured Claim.
                                   ARTICLE V
                  CLAIMS AND INTERESTS IMPAIRED UNDER THE PLAN
     5.1 CLASS 2B (PRE-PETITION LENDERS' ALLOWED SECURED CLAIMS).
     5.1.1 Each Pre-Petition Lender shall have a Class 2B Allowed Secured Claim.
     5.1.2 Except to the extent that (a) an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies in accordance with the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Supplemental Adequate Protection Orders and the DIP Facility), or (b) the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan (in which event all distributions shall be made in accordance with the Alternative Treatment Provisions), on the Effective Date, each holder of an Allowed Secured Claim in Class 2B shall receive, in respect of its Allowed Secured Claim and in accordance with the Intercreditor Agreements, its share of:
          (a) Cash equal to the aggregate amount of all unpaid fees, charges and expenses due and payable to the Collateral Agent and the Pre-Petition Lenders as of the Effective Date; and
          (b) New Rose's Secured Notes having an aggregate face amount equal to the New Rose's Secured Notes Original Principal Amount. The primary terms and conditions in respect of the New Rose's Secured Notes are set forth in
     Exhibit 5.1 annexed hereto and made a part hereof and are incorporated herein by this reference.
     5.1.3 Except to the extent that an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies in accordance with the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Supplemental Adequate Protection Orders and the DIP Facility), and except in the event that the Alternative Treatment Provisions are effective pursuant to
Section 8.1 of the Plan (in which event all distributions shall be made in accordance with the Alternative Treatment Provisions), on the Effective Date, Reorganized Rose's shall grant to the Collateral Agent liens on and security interests in all of the Post-Effective Date Collateral for the purpose of securing all obligations and liabilities of Reorganized Rose's under the New Rose's Secured Notes, which security interests and liens shall be junior in right and priority only to the security interests and liens granted to the Post-Effective Date Lender, pursuant to this Plan and such orders of the Bankruptcy Court authorizing or otherwise relating to the Post-Effective Date Financing Facility, and otherwise shall be superior to and with priority over all other security interests and liens whether consensual or nonconsensual, statutory or otherwise, and whether existing now or in the future, provided, however, that, as to the Permitted Encumbrance Collateral, the Pre-Petition Lenders' security interests and liens shall be subordinate to (i) the security interests and liens of the Post-Effective Date Lender in the Permitted Encumbrance Collateral, and (ii) all valid, perfected and unavoidable liens and security interests existing on the Permitted Encumbrance Collateral as of the Effective Date that are not released or discharged pursuant to this Plan. Reorganized Rose's shall take such action, at its own expense, as is reasonably necessary and appropriate and requested by the Collateral Agent regarding the filing of financing statements, mortgages, deeds of trust, notices of lien, certificates of title or any other instruments (collectively, but respectively, "Perfection Instruments") in any jurisdiction or take any other action in order to validate or perfect the liens and security interests granted to the Pre-Petition Lenders pursuant to this Plan, in the event that the Pre-Petition Lenders or any of their agents, may, at their sole discretion, choose to file such Perfection Instruments or otherwise confirm perfection of such liens and security interests, and all such Perfection Instruments shall be deemed to have been filed or recorded at the time and on the date of such filing or recording unless permitted under applicable law to relate back to the Effective Date. In lieu of filing such Perfection Instruments, the Confirmation Order shall provide that the Pre-Petition Lenders or any of their agents, may, at their sole discretion, choose to file certified copies of this Plan, the Confirmation Order and the Consummation Certificate in any place at which such Perfection Instruments would or could otherwise be filed, together with such description of Post-Effective Date Collateral located within the geographic area covered by such place of filing as the Pre-Petition Lenders may determine, and such filing shall have the same effect as if all such Perfection Instruments had been filed or recorded at the time and on the date of such filing or recording unless permitted under applicable law to relate
                                       13                                  M-203
back to the Effective Date. The Pre-Petition Lenders acknowledge that should they elect to file Perfection Instruments or otherwise confirm perfection of the security interests granted herein as authorized by the provisions of this paragraph, said filing or other confirmation of the security interests granted herein shall in no manner whatsoever vitiate, reduce or abrogate in any manner the first priority security interests in respect of the Post-Effective Date Collateral granted to the Post-Effective Date Lender, irrespective of the sequence of any such filings as between the Post-Effective Date Lender and the Pre-Petition Lenders.
     5.1.4 In the event that (i) all or any of the Pre-Petition Lenders are authorized by order of the Bankruptcy Court to exercise collateral realization remedies in accordance with Section VI of Exhibit 5.1 hereto, and/or (ii) the Post-Effective Date Lender is authorized to exercise collateral realization remedies in the nature of the sale of collateral outside of the ordinary course of business in accordance with the Post-Effective Date Financing Facility and elects to do so, Reorganized Rose's shall be, and hereby is, authorized, empowered and directed to take the following actions:
          (a) Reorganized Rose's shall generally cease the ordering of merchandise and promptly terminate non-essential personnel related thereto.
          (b) Reorganized Rose's shall promptly terminate all other personnel not essential for conducting the Final Sales (as defined below) and the Remaining Asset Sales (as defined below) or winding up the administration of the Plan (the expenses associated with the winding up of the administration of the Plan being the "Wind-Up Expenses").
          (c) Reorganized Rose's shall conduct going-out-of-business sales or auctions of any remaining Inventory (including Inventory in transit and Inventory located in Reorganized Rose's' distribution center) (the "Distribution Center"), fixtures and other assets located at all of its remaining stores (such sales being the "Final Sales"), in the manner of a sale pursuant to Section 363(f) of the Bankruptcy Code free and clear of any lien or interest with such lien or interest to attach to the proceeds of such sales or auctions (all such proceeds from the Final Sales being the "Final Proceeds").
          (d) Reorganized Rose's shall promptly seek Bankruptcy Court approval of the specific procedures for conducting the Final Sales, but such specific procedures shall in any event (i) include solicitation of bids from nationally known liquidators to conduct the Final Sales on such basis designed to maximize net sale proceeds, (ii) result in Reorganized Rose's' employment on sound business terms of a nationally known liquidator to conduct the Final Sales, (iii) shall provide for the distribution of Inventory among some or all of Reorganized Rose's' remaining stores in a manner designed to maximize net sale proceeds, (iv) with respect to the manner and method of such Final Sales at some or all of Reorganized Rose's' remaining stores, be substantially similar to those procedures contained in the GOB2 Methodology Order (as defined in the Second Supplemental Adequate Protection Consent Order) solely to the extent that such procedures relate to the conduct of the sale and other disposition of assets and the appointment of a liquidator entity to conduct such sales and other dispositions but not to the extent such procedures distinguish between Covered Stores and Noncovered Stores or the Inventory or assets related thereto, and (v) provide for the completion of the Final Sales and the distribution of all of the Final Proceeds within 120 days of Bankruptcy Court approval of such specific procedures (the "Final Sales Approval Date").
          (e) Reorganized Rose's shall distribute the "Net Final Proceeds" (as defined below), promptly upon their receipt, in the following order and with the following priority: (i) first, toward full satisfaction of the outstanding obligations of Reorganized Rose's to the Post-Effective Date Lender in accordance with the provisions of the Post-Effective Date Financing Facility and Section 5.1.4(i) of this Plan, (ii) second, after the outstanding obligations of Reorganized Rose's to the Post-Effective Date Lender shall have been fully satisfied in accordance with the provisions of the Post-Effective Date Financing Facility, toward full satisfaction of the New Rose's Secured Notes, together with any unpaid interest, costs and other charges (including attorneys' fees) accrued thereon, and (iii) third, after satisfaction of the obligations of Reorganized Rose's to the Post-Effective Date Lender in accordance with the provisions of the Post-Effective Date Financing Facility and satisfaction of the New Rose's Secured Notes, together with any unpaid interest, costs and other charges (including attorneys' fees) accrued thereon, the then remaining portion of the Net Final Proceeds (the "Remaining Portion"), if any, shall be distributed in accordance with the provisions of this Plan, or as otherwise determined by the Reconstituted Board of Directors, or pursuant to further order of the Bankruptcy Court, as necessary. The "Net Final Proceeds" shall mean the Final Proceeds less, with respect to store locations at which the Final Sales are being conducted, (i) actual occupancy costs, (ii) actual utility costs, (iii) allocated insurance costs, and (iv) reasonable sale expenses and agent fees (as may be agreed upon among Reorganized Rose's, the Post-Effective Date Trade Committee, the Post-Effective Date Lender, the Pre-Petition Lenders and any auctioneer or liquidator retained to conduct the Final Sales) attributable to the Final Sales and (v) such other expenses proposed by Reorganized Rose's from time to time during and relating to the 180 day period following the Final Sales Approval Date to fund the Final Sales and Wind-up
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
     Expenses during such 180 day period in a manner consistent with the cessation of business and sale of assets as contemplated herein, set forth in a detailed budget subject to approval by the Post-Effective Date Lender and the Pre-Petition Lenders in their reasonable discretion if any of their claims against Reorganized Rose's are then unpaid, or, if and when such claims are paid in full, as the Post-Effective Date Trade Committee may reasonably approve.
          (f) In the event the New Rose's Secured Notes, together with any unpaid interest, fees, costs and other charges (including attorneys' fees) accrued thereon, and all outstanding obligations of Reorganized Rose's to Post-Effective Date Lender under the Post-Effective Date Financing Facility, shall not have been satisfied in full within 120 days of the Final Sales Approval Date, Reorganized Rose's shall immediately thereafter commence the liquidation of all of its remaining assets other than the assets which are the subject of the Final Sales (each such remaining asset being a "Remaining Asset," and such sales of the Remaining Assets being the "Remaining Asset Sales"), in the manner of a sale pursuant to Section 363(f) of the Bankruptcy Code, free and clear of any lien or interest with such lien or interest to attach to the proceeds of such sales or auctions (such gross proceeds from the Remaining Asset Sales being the "Remaining Asset Proceeds").
          (g) In the event that the Debtor is required to undertake any Remaining Asset Sales, Reorganized Rose's shall promptly, and in no event later than 140 days following the Final Sales Approval Date, seek Bankruptcy Court approval of the specific procedures for conducting the Remaining Asset Sales (the "Remaining Asset Sales Procedures"), but the specific procedures shall in any event (i) be subject to the approval of the Post-Effective Date Lender or the Pre-Petition Lenders if such entities have outstanding obligations at the time of sale of the assets to be sold secured by a lien on the specific asset to be sold, and (ii) provide for the completion of the Remaining Asset Sales within 60 days of Bankruptcy Court approval of such specific procedures.
          (h) Reorganized Rose's shall distribute the Net Remaining Asset Proceeds (as defined below), promptly upon their receipt in the following order and with the following priority: (i) first, toward full satisfaction of the outstanding secured claims of any entity or entities holding the most senior lien on each such Remaining Asset sold, (ii) second, after the secured claims of the holders of the most senior lien have been satisfied in full, in full satisfaction of the outstanding secured claims of the holders of any junior liens on such Remaining Asset being sold in accordance with their relative priorities, and (iii) third, after the outstanding secured claims of the holders of any junior liens have been satisfied in full, the remaining portion of the Net Remaining Asset Proceeds, if any, shall be distributed in accordance with the provisions of this Plan, or as otherwise determined by the Reconstituted Board of Directors or pursuant to further order of the Bankruptcy Court. The "Net Remaining Asset Proceeds" shall mean the Remaining Asset Proceeds less (i) actual occupancy cost, (ii) actual utility costs, (iii) allocated insurance cost, and (iv) reasonable sale expenses attributable to the sale and agent fees (as may be agreed upon among Reorganized Rose's, the Post-Effective Date Trade Committee, the Post-Effective Date Lender, the Pre-Petition Lenders and any auctioneer or liquidator retained to conduct the Remaining Asset Sales) attributable to the sale of such Remaining Assets and (v) such other expenses proposed by Reorganized Rose's from time to time during and relating to the 60 day period following the Bankruptcy Court's approval of the Remaining Asset Sales Procedures to fund the Remaining Asset Sales and Wind-up Expenses during such 60 day period in a manner consistent with the cessation of business and sale of assets as contemplated herein, set forth in a detailed budget subject to approval by the Post-Effective Date Lender and the Pre-Petition Lenders in their reasonable discretion if any of their claims against Reorganized Rose's are then unsatisfied, or, if and when such claims are satisfied in full, as the Post-Effective Date Trade Committee may reasonably approve.
          (i) The actions by Reorganized Rose's pursuant to this Section 5.1.4 shall be without prejudice to the Post-Effective Date Lender's rights under the Post-Effective Date Financing Facility, and applicable law, including, without limitation, to make protective or other advances under the Post-Effective Date Financing Facility. Pursuant to the Post-Effective Date Financing Facility, Reorganized Rose's shall use the proceeds realized from the sale and other disposition of Reorganized Rose's' assets on which the Post-Effective Date Lender has a lien to fully and finally satisfy its outstanding obligations to the Post-Effective Date Lender (as defined in the Post-Effective Date Financing Facility) prior to any distribution of such proceeds from such assets on which the Post-Effective Date Lender has a lien senior to the Pre-Petition Lenders. Notwithstanding the foregoing, in order to preserve the intercreditor relationships between the Pre-Petition Secured Noteholders and the Bank of Tokyo under the Intercreditor Agreements, Reorganized Rose's shall account for and deposit all proceeds received from the sale of Inventory in the BOT Stores (as defined in the Second Supplemental Adequate Protection Consent Order) separately from the proceeds of Inventory in the remaining stores of Reorganized Rose's. Reorganized Rose's shall first use the net proceeds realized from the sale of Inventory in the stores other than the BOT Stores to satisfy its outstanding obligations to the Post-Effective Date Lender and shall thereafter use
                                       15                                  M-205
     proceeds from the sale of Inventory in the BOT Stores to the extent necessary to satisfy, fully or partially, Reorganized Rose's' obligations to the Post-Effective Date Lender.
     5.1.5 Except to the extent that (a) an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies pursuant to the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Supplemental Adequate Protection Orders and the DIP Facility), or (b) that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of the Plan (in which event all distributions shall be made in accordance with the Alternative Treatment Provisions), on the Effective Date, the Collateral Agent and the Pre-Petition Lenders on the one hand, and the Debtor and/or Reorganized Rose's, on the other, shall take any and all action reasonably necessary and appropriate to effectuate and implement the provisions of this Section 5.1, including the execution of any and all New Rose's Secured Notes Documents. As of the Effective Date, all agreements entered into by and between the Debtor and the Pre-Petition Lenders prior to the Effective Date relating to, or underlying, the Debtor's pre-petition obligations to, and the Allowed Secured Claims of, the Pre-Petition Lenders shall be deemed superseded, and all obligations of any party under such agreements shall be released and no further force or effect, except that such agreements and documents shall not be null and void to the extent necessary to allow the continuous perfection of liens and encumbrances as contemplated by this Plan. The foregoing aggregate distributions to the holders of Allowed Secured Claims in Class 2B pursuant to this Section 5.1 shall be deemed to constitute the indubitable equivalent of such Allowed Secured Claims.
     5.2 CLASS 3 (UNSECURED CLAIMS). Except in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, and except with respect to those holders of Class 3 Allowed Unsecured Claims which are Damage Claims entitled to receive a Cash payment in accordance with the ADR Procedure as ratified and incorporated into this Plan pursuant to Section 7.15 of this Plan, each holder of an Allowed Unsecured Claim in Class 3 shall receive in exchange for such claim its Pro-Rata share of (i) the Class 3 Common Stock Designation, on such Distribution Dates specified by, and otherwise in accordance with, Section 6.2.2 of this Plan, and (ii) the Subscription Proceeds, if any, not returnable to the Class 5 Subscribers pursuant to the Class 5 Rights Notice, on such Distribution Dates specified by, and otherwise in accordance with, Section 6.2.3 of this Plan.
     5.3 CLASS 4 (INTERCOMPANY CLAIMS). In the event that RSI is merged into the Debtor or Reorganized Rose's, as described in Section 7.11 herein, all Intercompany Claims shall be deemed canceled, annulled and extinguished, and RSI shall not receive any distribution whatsoever under this Plan or otherwise on account of such Intercompany Claim. In the event that RSI is not merged into the Debtor or Reorganized Rose's, any Claim of RSI will be treated under the Plan in accordance with the nature of the Claim filed by RSI and to the extent and in the nature allowed by the Bankruptcy Court.
     5.4 CLASS 5 (COMMON STOCK INTERESTS). Except in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, each holder of a Common Stock Interest in Class 5 shall receive in exchange for such interest (i) its Pro-Rata share of the New Rose's Warrants, on such Distribution Dates as set forth in Section 6.2.5 of this Plan, (ii) its Pro-Rata share of the New Rose's Common Stock Secondary Distribution, if any, on such Distribution Dates as set forth in Section 6.2.4 of this Plan, and (iii) the non-transferrable right to pay Cash to acquire shares of New Rose's Common Stock in accordance with the Class 5 Subscription pursuant to Section 7.10 of this Plan and the Class 5 Rights Notice.
     5.5 CLASS 6 (PRE-PETITION WARRANTS). Holders of Interests in Class 6 shall not receive any distribution whatsoever on account of such Interests, and as of the Effective Date, all Interests in any Pre-Petition Warrants, including, without limitation, Pre-Petition Secured Noteholder Warrants, shall be deemed canceled, annulled and extinguished. In addition, all agreements, including, without limitation, the Pre-Petition Secured Noteholder Warrant Agreement, providing for the issuance of Pre-Petition Warrants to any Persons shall be deemed rejected, provided that any and all Allowed Claims arising therefrom shall be deemed subject to the subordination provisions of Section 510(b) of the Bankruptcy Code, and such holders shall receive no distribution on account of any such Allowed Claims.
     5.6 CLASS 7 (PRE-PETITION STOCK OPTIONS). Holders of Interests in Class 7 shall not receive any distribution whatsoever on account of such Interests, and as of the Effective Date, all Interests in any Pre-Petition Stock Options, including, without limitation, Employee Stock Options, shall be deemed canceled, annulled and extinguished. In addition, all agreements providing for the issuance of Pre-Petition Stock Options, including, without limitation, the Employee Stock Option Plans, to any Persons shall be deemed rejected and/or terminated, provided that any and all Allowed Claims arising therefrom shall be deemed subject to the subordination provisions of Section 510(b) of the Bankruptcy Code, and such holders shall receive no distribution on account of any such Allowed Claims.
M-206                                  16

     5.7 CLASS 8 (SUBORDINATED CLAIMS). Holders of Subordinated Claims in Class 8 shall not receive any distribution whatsoever on account of such Claims, and as of the Effective Date, all Subordinated Claims shall be deemed canceled, annulled and extinguished.
     5.8 ALTERNATIVE TREATMENT PROVISIONS. In the event that the Alternative Treatment Provisions of the Plan are effective pursuant to Section 8.1 of this Plan and are not waived by all Plan Proponents (or, with respect to Sections 8.1(g) and (h) of the Plan, by the Unsecured Committee), Sections 5.1, 5.2 and
5.4 of this Plan shall not be operative and shall be null and void and of no force and effect. Rather, Classes 2B, 3 and 5 shall be treated in accordance with Sections 5.8.1, 5.8.2 and 5.8.3, respectively, of this Plan, the other Alternative Treatment Provisions, and pursuant to such other provisions as, and only to the extent, specified in Section 5.8.4 of this Plan.
     5.8.1 ALTERNATIVE TREATMENT OF CLASS 2B. Except to the extent that an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies pursuant to the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Supplemental Adequate Protection Orders and the DIP Facility), in the event that the Alternative Treatment Provisions shall be effective, on any Distribution Date after full satisfaction of all of the GE Obligations, each holder of an Allowed Secured Claim in Class 2B shall receive Cash pursuant to this Plan, and/or the Alternative Treatment Implementation Orders until it receives an aggregate amount of Cash equal to its Allowed Secured Claim in full in accordance with the Intercreditor Agreements. In the event the Second Supplemental Adequate Protection Consent Order shall be either
(a) overturned on appeal or (b) the subject of a stay pending appeal and such stay shall be continuing in a manner that materially impairs either the payment of the Additional Adequate Protection Payments as set forth and defined in the Second Supplemental Adequate Protection Consent Order or the remedies granted therein to the Pre-Petition Lenders, the following rules shall apply:
          (a) The Additional Adequate Protection Payments which would have been made to the Pre-Petition Lenders thereunder but for the overturning on appeal or the stay will be made pursuant to this Plan and, where applicable, in accordance with the terms of Section 7.16 of this Plan; PROVIDED, HOWEVER, that if the stay of the Second Supplemental Adequate Protection Consent Order shall be dissolved and any such Adequate Protection Payments may be made pursuant to the terms of the Second Supplemental Adequate Protection Consent Order, then such Additional Adequate Protection Payments shall be made pursuant to the terms of such order.
          (b) The remedies granted to the Pre-Petition Lenders pursuant to the provisions of the Second Supplemental Adequate Protection Consent Order regarding the liquidation of the Debtor's assets shall be exercisable by the Pre-Petition Lenders pursuant to Section 7.16 of this Plan; PROVIDED, HOWEVER, that if the stay of the Second Supplemental Adequate Protection Consent Order shall be dissolved and such remedies may be exercisable in accordance with the provisions of the Second Supplemental Adequate Protection Consent Order, then such remedies shall be exercisable pursuant to the terms of such order.
     5.8.2 ALTERNATIVE TREATMENT OF CLASS 3. On any Distribution Date commencing on the Effective Date, after full satisfaction of all of the GE Obligations pursuant to and in accordance with Section 3.5 of this Plan, and after payment in full in Cash of the Pre-Petition Lenders' Allowed Secured Claims, all Administrative Claims, all Allowed Tax Claims, and all Allowed Non-Tax Priority Claims, each holder of a Class 3 Allowed Claim shall receive its Pro-Rata share of any remaining Available Cash; PROVIDED, that in no event shall the holder of a Class 3 Allowed Claim receive Cash aggregating more than the full amount of such Allowed Claim.
     5.8.3 ALTERNATIVE TREATMENT OF CLASS 5. As of the Effective Date, all Class 5 Common Stock Interests then outstanding, and all certificates representing such Common Stock Interests, shall remain outstanding pending entry of the Final Decree. On any Distribution Date commencing on the Effective Date, after full satisfaction of all of the GE Obligations pursuant to and in accordance with
Section 3.5 of this Plan, and after payment in full in Cash of the Pre-Petition Lenders' Allowed Secured Claims, all Administrative Claims, all Allowed Tax Claims, all Allowed Non-Tax Priority Claims, and all Class 3 Allowed Claims, each holder of a Common Stock Interest shall receive its pro-rata share of any remaining Available Cash and all other residual property of the Estate. Upon the entry of the Final Decree, all Common Stock Interests shall be deemed canceled, annulled and extinguished; PROVIDED, HOWEVER, that the right to receive distributions pursuant to this Section 5.8.3 shall survive such cancellations, annulment and extinguishment.
     5.8.4 OTHER PLAN PROVISIONS OPERATIVE IN CONJUNCTION WITH THE ALTERNATIVE TREATMENT PROVISIONS. In the event that the Alternative Treatment Provisions of the Plan are effective pursuant to Section 8.1 of this Plan, only the following additional provisions of the Plan also shall be effective and operative, and then only to the extent the effectiveness and operation of such
                                       17                                  M-207
provisions is consistent with the Alternative Treatment Provisions and the Alternative Treatment Implementation Orders: Articles I, II, III, IV, VIII, IX, X, XI and XII in their entirety; and, Sections 5.9, 5.10, 6.1, 6.2, 6.3, 6.5.1, 6.5.2, 6.5.3, 6.6, 6.7, 6.8, 7.1, 7.3, 7.4, 7.10(c), 7.12 and 7.15.
     5.9 EFFECT OF BAR DATES. As of the Effective Date, any Claim arising solely on account of a proof of claim filed after an applicable Bar Date shall be deemed disallowed and expunged, and the holder of such Claim shall be forever barred from asserting such Claim against the Debtor or its property, and from voting on this Plan and/or sharing in any distribution hereunder in respect of such Claim unless otherwise provided pursuant to further order of the Bankruptcy Court. All Claims scheduled by the Debtor as contingent, unliquidated or disputed on its voluntary petition under Chapter 11, or on its Lists, Schedules and Statements filed pursuant to Section 521(1) of the Bankruptcy Code and Bankruptcy Rule 1007, shall be deemed extinguished if the respective proofs of claim in connection with such Claims were not filed by the applicable Bar Dates, unless otherwise provided pursuant to further order of the Bankruptcy Court.
     5.10 NON-CONSENSUAL CONFIRMATION. In the event that any impaired Class of Claims or Interests shall not accept this Plan in accordance with Section 1129(a) of the Bankruptcy Code, the Plan Proponents, with the exception of (a) the Unsecured Committee if Class 3 does not accept this Plan, or (b) the Equity Committee if Class 5 does not accept this Plan, reserve the right to (i) request that the Bankruptcy Court confirm this Plan in accordance with Section 1129(b) of the Bankruptcy Code, or (ii) with the approval of the Plan Proponents and GE Capital, amend this Plan in accordance with Section 12.7 of this Plan.
M-208                                  18

                                   ARTICLE VI
                       PROVISIONS GOVERNING DISTRIBUTIONS
     6.1 DISTRIBUTIONS BY REORGANIZED ROSE'S OR THE DEBTOR, OR OTHER DISTRIBUTION AGENT. With the approval of the Board of Directors and the Bankruptcy Court, and subject to the terms and provisions of the New Rose's Common Stock Trust, the Class 5 Rights Notice and the New Rose's Warrant Agreement to the extent applicable, either Reorganized Rose's or the Debtor, as applicable, or its designee, as Distribution Agent, shall make all distributions required to be made under this Plan on the Effective Date or such other Distribution Date as is specified in this Plan or the Supplemental Adequate Protection Orders. Any entity designated by either Reorganized Rose's or the Debtor, as applicable, or authorized by other agreement to be a Distribution Agent and to make such distributions may employ or contract with other entities to assist in or make the distributions required by this Plan to the extent agreed by Reorganized Rose's or the Debtor, as applicable. The Distribution Agent shall serve without bond, and to the extent that the Distribution Agent is not Reorganized Rose's or the Debtor, as applicable, the Distribution Agent shall receive from Reorganized Rose's or the Debtor, as applicable, without further Bankruptcy Court approval, reasonable compensation and reimbursement of reasonable out-of-pocket expenses on terms acceptable to Reorganized Rose's or the Debtor, as applicable.
     6.2 DISTRIBUTIONS TO IMPAIRED CLASSES. The following shall constitute the means of distributions to the holders of Allowed Claims and Interests in their respective Classes:
     6.2.1 DISTRIBUTIONS OF NEW ROSE'S SECURED NOTES. The New Rose's Secured Notes shall be delivered to the Collateral Agent, or its designee, on the Effective Date. The Collateral Agent shall thereafter distribute the New Rose's Secured Notes to the individual holders of Pre-Petition Lenders' Allowed Secured Claims and to the Reserve in accordance with Section 7.12 of this Plan, pursuant to the Intercreditor Agreements and Section 5.1 hereof.
     6.2.2 DISTRIBUTIONS OF NEW ROSE'S COMMON STOCK. (a) Within thirty days after the Effective Date, (i) an amount of shares, if any, equal to 70% of the Effective Date Shares which are not included in the Class 5 Subscription Stock Designation shall be distributed on a Pro-Rata basis among all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 in accordance with Section 7.12 of this Plan, (ii) an amount of shares equal to 100% of the Class 5 Subscription Stock Designation shall be distributed among all Class 5 Subscribers in the manner specified in Section
7.10 of this Plan and the Class 5 Rights Notice, and (iii) the remaining Effective Date Shares, if any, which are not distributed pursuant to subparagraphs (i) and (ii) above shall be deposited into the New Rose's Common Stock Trust pursuant to the New Rose's Common Stock Trust Agreement.
     (b) Within thirty days after the Determination Date, the Distribution Agent which is the trustee of the New Rose's Common Stock Trust shall distribute on a Pro-Rata basis among all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 in accordance with Section
7.12 of this Plan, the lesser of (i) all of the shares of New Rose's Common Stock maintained in the New Rose's Common Stock Trust, or (ii) such number of shares of New Rose's Common Stock having an aggregate value, as determined in accordance with subparagraph (c) below, when added to (x) the aggregate value, also as determined in accordance with subparagraph (c) below, of that portion of Class 3 Common Stock Designation distributed or deposited in accordance with subparagraph (a)(i) above and (y) two (2) times the Subscription Proceeds payable to all holders of Allowed Claims in Class 3 and the Reserves established on account of Disputed Claims in Class 3 as specified in Section 6.2.3 of this Plan, equal to the Full Recovery Target Amount.
     (c) The determination of value for purposes of distributions of shares of New Rose's Common Stock maintained in the New Rose's Common Stock Trust pursuant to subparagraph (b) above shall be the average of the intra day high and low average price of the New Rose's Common Stock for the fifteen trading days prior to the Determination Date, so long as not less than 2,000,000 shares of New Rose's Common Stock shall have been distributed at least 20 days prior to the Determination Date unless the Post-Effective Date Committee, in its sole discretion, waives the requirement that at least 2,000,000 shares shall have been distributed.
     (d) The shares of New Rose's Common Stock issued pursuant to this Plan shall be subject to dilution arising from the issuance of shares by Reorganized Rose's of New Rose's Common Stock as may be authorized or required, from time to time, (i) pursuant to the Management Incentive and Retention Program, and (ii) by operation or exercise of the New Rose's Warrants.
     6.2.3 DISTRIBUTION OF SUBSCRIPTION PROCEEDS. (a) In the event that the Subscription Proceeds total $25 million or greater, the Subscription Proceeds in the Subscription Proceeds Escrow, after the return of any Subscription Proceeds, including interest thereon, to the Class 5 Subscribers if required by the Class 5 Rights Notice, shall be distributed together with interest
                                       19                                  M-209
thereon Pro-Rata among all holders of Allowed Claims in Class 3 and the
Reserves established on account of Disputed Claims in Class 3 pursuant to Section 7.12 of this Plan. Upon the resolution of all Disputed Claims in Class 3 in accordance with Section 7.12 of this Plan, any Cash remaining in the Subscription Proceeds Escrow, including interest thereon that has not been distributed, to holders of Disputed Claims in Class 3 which became Allowed Claims in Class 3 shall be distributed pro-rata among the Class 5 Subscribers in accordance with the allocations set forth in Section 7.10(a) of this Plan and the Class 5 Rights Notice. Prior to the resolution of all Disputed Claims in Class 3, if at any time or times the Subscription Proceeds Escrow contains more than enough Subscription Proceeds to satisfy all of the remaining Disputed Claims in Class 3 by payment of 50% of the Reserve Amounts established therefor, such excess Subscription Proceeds may be distributed from time to time among the Class 5 Subscribers as provided in the preceding sentence.
     (b) In the event that the Subscription Proceeds total less than $25 million, the Subscription Proceeds, together with accrued interest thereon, shall be returned to the Class 5 Subscribers pursuant to the Class 5 Rights Notice.
     6.2.4 DISTRIBUTION OF NEW ROSE'S COMMON STOCK SECONDARY DISTRIBUTION. Within thirty days of the Determination Date, shares of New Rose's Common Stock constituting the New Rose's Common Stock Secondary Distribution, if any, shall be distributed Pro-Rata to all holders of Common Stock Interests in Class 5 in accordance with the New Rose's Common Stock Trust Agreement.
     6.2.5 DISTRIBUTION OF NEW ROSE'S WARRANTS. Within thirty days of the Effective Date, the 4,285,714 New Rose's Warrants shall be distributed by Reorganized Rose's to the warrant agent under the New Rose's Warrant Agreement, who, as a Distribution Agent, shall distribute the New Rose's Warrants on a Pro-Rata basis to all holders of Common Stock Interests in Class 5 pursuant to the Plan and the New Rose's Warrant Agreement. Each New Rose's Warrant shall entitle the holder thereof to purchase one share of New Rose's Common Stock from the date the New Rose's Warrants are issued until the seventh anniversary of the Effective Date at the per share price equal, subject to adjustment as provided in the New Rose's Warrant Agreement, to (i) on the Effective Date, and as adjusted on each of the first three anniversaries of the Effective Date, the Full Recovery Target Amount divided by 10,000,000, the number of Effective Date Shares and (ii) as adjusted on the fourth, fifth, and sixth anniversaries of the Effective Date, 105%, 110% and 115%, respectively, of the Full Recovery Target Amount divided by 10,000,000, the number of Effective Date Shares.
     6.2.6 LISTING OF COMMON STOCK AND WARRANTS. The Debtor intends to apply for listing of the New Rose's Common Stock and the Warrants on a national securities exchange or quotation on the National Association of Securities Dealers Automated Quotation National Market System.
     6.2.7 DISTRIBUTIONS OF CASH UNDER ALTERNATIVE TREATMENT PROVISIONS. Except to the extent that an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies pursuant to the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Adequate Protection Orders and the DIP Facility), in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, on any Distribution Date, the Debtor shall distribute all Cash available for payment or reserve in accordance with Sections 7.12 and 7.16 of this Plan, as follows: first, to GE Capital toward satisfaction in full of all of the GE Obligations; second, after the GE Obligations have been satisfied in full, to the Collateral Agent for distribution to the Pre-Petition Lenders pursuant to the Intercreditor Agreements toward satisfaction in full of each of the Pre-Petition Lenders' Allowed Secured Claims (including accrued interest, costs, expenses and attorneys' fees, if any); third, after the GE Obligations and the Pre-Petition Lenders' Allowed Secured Claims have been satisfied in full, to each holder of an Allowed Administrative Claim, Allowed Tax Claim and Allowed Non-Tax Priority Claim, or into a Reserve established for a Disputed Claim which if allowed would be an Administrative Claim, an Allowed Tax Claim or an Allowed Non-Tax Priority Claim toward satisfaction in full of such Claims; fourth, to each holder of a Class 3 Allowed Claim or into a Reserve established for a Class 3 Disputed Claim toward satisfaction in full of such Claims; and fifth, on a Pro-Rata basis to each holder of a Common Stock Interest toward satisfaction in full of such Interests; PROVIDED, HOWEVER, that Cash from Disposition Proceeds that are derived from assets in which GE Capital does not have a lien, but in which the Pre-Petition Lenders do have a lien, shall be distributed first toward payment in full to the Collateral Agent for distribution to the Pre-Petition Lenders, and, thereafter, to other Allowed Claims (including the GE Obligations), and, after satisfaction in full of all Allowed Claims in order of priority as indicated above, to Common Stock Interests, in the order as set forth above. All distributions of Available Cash required to be made pursuant to this Section
6.2.7 shall be made on the following dates (each date constituting a "Distribution Date") first, on any date required to be made pursuant to the provisions of this Plan or the Supplemental Adequate Protection Orders, second, on the Effective Date, and thereafter, on the earlier of (i) such date as there exists at least $5,000,000 of Available Cash, (ii) ten (10) Business Days following the last day of each calendar quarter upon which
M-210                                  20
there is at least $2,500,000 of Available Cash, (iii) ten (10) Business Days following the last day of each calendar year upon which there is at least $1,000,000 of Available Cash, (iv) ten (10) Business Days following the entry of the Final Decree, to the extent of any Available Cash and Cash maintained in the Alternative Treatment Account, or (v) as otherwise required to GE Capital and to the Collateral Agent pursuant to the Supplemental Adequate Protection Orders and the Alternative Treatment Implementation Orders.
     6.3 TIMING OF DISTRIBUTIONS. Except as otherwise provided in this Article 6, or as may be ordered by the Bankruptcy Court, all distributions shall be made on the respective Distribution Dates as specified in this Plan, or as soon as practicable thereafter, and all distributions shall be deemed timely made if made on such respective Distribution Dates or as soon as practicable thereafter.
     6.4 DISPUTED PAYMENTS. Except as otherwise provided in the Supplemental Adequate Protection Consent Orders, in the event of any dispute between and among the holders of Claims or Interests as to the right of any Person to receive or retain any payment or distribution to be made to such Person under this Plan, the Distribution Agent may, in lieu of making such payment or distribution to such Person, instead hold such payment or distribution until the disposition thereof shall be determined by the Bankruptcy Court.
     6.5 DELIVERY OF DISTRIBUTIONS AND UNDELIVERABLE OR UNCLAIMED DISTRIBUTIONS.
     6.5.1 DELIVERY OF DISTRIBUTIONS IN GENERAL. Except as provided in the Class 5 Rights Notice, the New Rose's Warrant Agreement or New Rose's Common Stock Trust Agreement, distributions to holders of Allowed Claims or Common Stock Interests shall be made: (a) at the addresses set forth in the proofs of Claim filed by such holders; (b) at the addresses set forth in any written notices of address change delivered to the Debtor and transmitted to the Distribution Agent after the date on which any related proof of Claim was filed; or if the information described in clauses (a) or (b) is not available, (c) at the addresses reflected in the Debtor's schedules of liabilities or the applicable stock register as maintained by or on behalf of the Debtor on the applicable Record Date.
     6.5.2 DISTRIBUTIONS HELD BY DISTRIBUTION AGENT. If the distribution to any holder of an Allowed Claim or Common Stock Interests is returned to a Distribution Agent as undeliverable, no further distributions shall be made to such holder, but shall be held by the Distribution Agent, unless and until the applicable Distribution Agent is notified in writing of such holder's then-current address, at which time all previously missed distributions shall be mailed to such holder. Undeliverable distributions shall remain in the possession of the applicable Distribution Agent until such time as a distribution becomes deliverable. Undeliverable Cash shall be held in trust in segregated bank accounts in the name of the applicable Distribution Agent for the benefit of the potential claimants of such funds, and shall be accounted for separately. Any Distribution Agent holding undeliverable Cash shall invest such Cash in a manner consistent with Reorganized Rose's or the Debtor, as applicable, investment and deposit guidelines and the requirements of Section 345 of the Bankruptcy Code. Undeliverable shares of New Rose's Common Stock or New Rose's Warrants shall be held in trust for the benefit of the potential claimants of such shares by the applicable Distribution Agent in numbers of shares sufficient to fund the unclaimed amounts of such New Rose's Common Stock and shall be accounted for separately.
     6.5.3 FAILURE TO CLAIM UNDELIVERABLE DISTRIBUTIONS. Except upon a showing of (i) excusable neglect and (ii) no prejudice to any Persons who have received a distribution under the Plan (as determined by the Bankruptcy Court), any holder of an Allowed Claim or Common Stock Interest that does not assert a right to receive a distribution of Cash or shares of New Rose's Common Stock pursuant to this Plan with respect to an undeliverable distribution within one year after the first distribution shall have its right to receive such undeliverable distribution discharged and shall be forever barred from asserting any such right for an undeliverable distribution against the applicable Distribution Agent and Reorganized Rose's or the Debtor, as applicable, or its property. In such cases: (i) any Cash held for distribution on account of such Allowed Claims for undeliverable distributions (including Cash interest and maturities on undeliverable dividends and other distributions on undeliverable shares of New Rose's Common Stock) shall be property of Reorganized Rose's or shall be maintained by the Debtor in the Alternative Treatment Account, as applicable, free of any restrictions thereon, and (ii) any shares of New Rose's Common Stock held for issuance on account of such Claims or Common Stock Interest for undeliverable distributions shall either be canceled or held as treasury shares as Reorganized Rose's may determine is appropriate. To the extent that such undeliverable Cash or shares of New Rose's Common Stock is held by a Distribution Agent, such Distribution Agent shall return such Cash or shares or other instruments evidencing such New Rose's Common Stock to Reorganized Rose's or the Debtor, as applicable. Checks issued by a Distribution Agent in respect of distributions to the holders of Allowed Claims or Common Stock Interest shall be null and void if not cashed within 120 days of the date of issuance thereof. Any amount paid by Reorganized Rose's or the Debtor, as applicable, to a Distribution Agent in respect of such a check shall be promptly returned to Reorganized Rose's or the Debtor, as applicable, by such Distribution Agent. Requests for the reissuance of any
                                       21                                  M-211
check shall be made directly to the applicable Distribution Agent by the holder of the Allowed Claim or Common Stock Interest with respect to which such check was originally issued. Any Claim in respect of such a check voided pursuant to this Section shall be made on or before the later of the first anniversary of the first distribution or 90 days after the issuance of such check. After such date, except upon a showing of (i) excusable neglect and
(ii) no prejudice to any Persons who have received a distribution under the Plan (as determined by the Bankruptcy Court), all claims in respect of a check voided pursuant to this Section shall be discharged and forever barred. Nothing contained in this Plan shall require the Debtor, Reorganized Rose's, or any Distribution Agent to attempt to locate any holder of an Allowed Claim or Common Stock Interest.
     6.6 FRACTIONAL DISTRIBUTIONS AND FRACTIONAL CENTS; ROUND LOTS. Any other provision of this Plan notwithstanding, no fractional shares of New Rose's Common Stock or New Rose's Warrants shall be issued or distributed in connection with this Plan. Each holder entitled under the Plan to receive New Rose's Common Stock or New Rose's Warrants shall receive the total number of whole New Rose's Common Stock certificates or New Rose's Warrant certificates to which such holder is entitled. Whenever any distribution to a particular holder would otherwise call for a distribution under the Plan of a fraction of a share of New Rose's Common Stock or of a New Rose's Warrant, the Distribution Agent will allocate separately to each such holder one whole share or warrant, as the case may be, to such holders in order of the fractional portion of their entitlements, starting with the largest such fractional portion, until all remaining whole shares or warrants, as the case may be, have been allocated. Upon the allocation of a whole share or warrant, as the case may be, to a holder in respect of the fractional portion of its entitlement, such fractional portion shall be canceled. If two or more holders are entitled to equal fractional entitlements and the number of holders so entitled exceeds the number of whole shares or warrants, as the case may be, which remain to be allocated, the Distribution Agent shall allocate the remaining whole shares or warrants to such holders by random lot or such other impartial method that the Distribution Agent deems fair. Upon the allocation of all the whole shares or warrants, as the case may be, all remaining fractional portions of the entitlements shall be canceled and shall be of no further force and effect. Whenever any payment of a fraction of a cent would otherwise be called for, the actual payment shall reflect a rounding down of such fraction to the nearest, lowest whole cent.
     6.7 FULL AND FINAL SATISFACTION. Except as otherwise expressly provided herein, full and complete performance by the Debtor and Reorganized Rose's hereunder shall be in full and final satisfaction, settlement, release and discharge of all Claims and Interests.
     6.8 ALLOCATION OF DISTRIBUTIONS TO HOLDERS OF ALLOWED SECURED CLAIMS. Except with respect to payments to the Pre-Petition Lenders, all payments made hereunder to a holder of an Allowed Secured Claim with respect to which there is accrued but unpaid interest as of the Effective Date shall be allocated first to the principal amount of the Allowed Secured Claim and then to such accrued but unpaid interest to the extent that the amount of the payments made under this Plan to such a holder exceeds the principal amount of such claim.
                                  ARTICLE VII
                               MEANS OF EXECUTION
     In addition to the provisions set forth elsewhere in this Plan regarding the means of execution, the following shall constitute the means of execution of this Plan. Upon the implementation of the provisions of Section 7.16 of this Plan, of the provisions of Article VII of this Plan, only Sections 7.1, 7.3, 7.4, 7.10(c), 7.12, 7.15 and 7.16 shall be operative and all remaining provisions of this Article VII shall not be operative and shall be void and of no force and effect.
     7.1 FUNDS FOR DISTRIBUTION. The funds utilized to make the Cash payments hereunder have been and will continue to be generated by, among other things, the operation of the Debtor's businesses, asset dispositions and any Post-Effective Date Financing Facility, or, in the case of distributions to be made pursuant to the Alternative Treatment Provisions, from Cash constituting the net proceeds of the sale or disposition of substantially all assets of the Estate pursuant to the Supplemental Adequate Protection Orders, the Alternative Treatment Implementation Orders, and/or Section 7.16 of this Plan. On any Distribution Date, Reorganized Rose's shall cause to be available for distribution shares of New Rose's Common Stock, the New Rose's Secured Notes and the New Rose's Warrants.
     7.2 POST-EFFECTIVE DATE FINANCING FACILITY. All loans, advances, debts, guarantees, liabilities and obligations for monetary amounts (whether or not such amounts are liquidated or determinable) owing by Reorganized Rose's to the Post-Effective Date Lender, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement or other instrument, arising under the Post-Effective Date Financing Facility, including, without limitation, all interest, fees, charges, expenses, attorneys' fees and any other sum chargeable to Reorganized
M-212                                  22

Rose's under any of
the documents and agreements memorializing the Post-Effective Date Financing Facility, shall be secured by valid and enforceable liens on, and security interests in, the Post-Effective Date Collateral. The documents and agreements memorializing the Post-Effective Date Financing Facility shall contain terms and provisions consistent with those portions of Section 5.1 of this Plan and Exhibit 5.1 to this Plan which are expressly applicable to the Post-Effective Date Financing Facility. On the Effective Date, Reorganized Rose's shall grant, and shall be hereby deemed to grant, to the Post-Effective Date Lender liens and security interests in all of the Post-Effective Date Collateral for the purpose of securing all obligations and liabilities of Reorganized Rose's under the Post-Effective Date Financing Facility, which security interests and liens shall constitute valid and perfected first-priority security interests in and liens upon all Post-Effective Date Collateral, superior to and with priority over all other security interests and liens whether consensual or non-consensual, statutory or otherwise, and whether existing now or in the future (including, without limitation, any liens and security interests granted to the Pre-Petition Lenders pursuant to Section
5.1 of this Plan), except as to that portion of the Post-Effective Date Collateral which is Permitted Encumbrance Collateral, as to which Permitted Encumbrance Collateral the Post-Effective Date Lender shall have valid and perfected security interests and liens subordinate only to, or PARI PASSU with, as the case may be, all valid, perfected and unavoidable liens and security interests existing thereon as of the Effective Date and described in the Post-Effective Date Financing Facility. The terms of the Post-Effective Date Financing Facility shall be subject to the approval of the Bankruptcy Court by entry of its order prior to the Effective Date in form satisfactory to the Plan Proponents, and the Post-Effective Date Lender. The liens and security interests granted in favor of the Post-Effective Date Lender shall be effective and shall be deemed created and fully perfected immediately upon the Effective Date and without the necessity of the execution by the Debtor or Reorganized Rose's of financing statements, mortgages, security agreements or any other documents. The Post-Effective Date Lender shall not be required to file financing statements, mortgages, deeds of trust, notices of lien, certificates of title or any other instruments (collectively, "Instruments") in any jurisdiction or take any other action in order to validate or perfect the liens and security interests granted to the Post-Effective Date Lender and the entry of the Confirmation Order and the occurrence of the Effective Date shall constitute immediate and full perfection of the liens and security interests granted to the Post-Effective Date Lender, notwithstanding any failure of the Post-Effective Date Lender to file or otherwise perfect said security interests through such Instruments or otherwise in accordance with any state or other applicable law. Notwithstanding the foregoing, the Post-Effective Date Lender or any of its agents may, at its sole discretion, choose to file any or all of such Instruments or otherwise confirm perfection of such liens and security interests and all such Instruments shall be deemed to have been filed or recorded at the time and on the date of the Effective Date. In lieu of filing some or all of such Instruments, the Post-Effective Date Lender or any of its agents may, at its sole discretion, choose to file a certified copy of the Confirmation Order in any place at which any of such Instruments would or could otherwise be filed, together with such description of collateral located within the geographic area covered by such place of filing as the Post-Effective Date Lender may determine, and such filing shall have the same effect as if all such Instruments had been filed or recorded at the time and on the date the Effective Date. Should the Post-Effective Date Lender so choose to attempt to file such Instruments or a certified copy of the Confirmation Order, or otherwise attempt to confirm perfection of any or all such liens and security interests, no defect or failure in connection with such attempt shall in any way limit, waive or alter the fact that such liens and security interests are effective and fully perfected immediately upon and forever after the Effective Date. The Pre-Petition Lenders acknowledge that should they elect to file Instruments or otherwise confirm perfection of the security interests granted as authorized by this Plan, said filing or other confirmation of the security interests granted as authorized by the Plan shall in no manner whatsoever vitiate, reduce or abrogate in any manner the first priority security interests in respect of the collateral granted to the Post-Effective Date Lender in accordance with the provisions of this Plan and the Post-Effective Date Financing Facility, whether or not the Post-Effective Date Lender ever chooses to file Instruments or otherwise confirm the respective liens and security interests in the collateral granted to the Post-Effective Date Lender as authorized (but not required) by this paragraph and irrespective of the sequence of any such filings as between the Post-Effective Date Lender and the Pre-Petition Lenders. In addition, if GE Capital is the Post-Effective Date Lender, then, notwithstanding any termination of the DIP Facility or the satisfaction of the GE Obligations or the provisions of any other section of this Plan (including without limitation Section 9.1 hereunder), the documents, instruments, agreements and orders comprising all or a portion of the DIP Facility shall nonetheless remain in force and effect to the extent necessary or desirable, in the sole discretion of GE Capital to allow the continuous perfection of liens and encumbrances pursuant to Section 12.5 below. If any obligations remain outstanding under the New Rose's Secured Notes at the time of an event of default under the Post-Effective Date Financing Facility, which event of default gives rise to a determination by the Post-Effective Date Lender to exercise its right to effect the realization on Post-Effective Date Collateral (through the sale of such Collateral outside the ordinary course of Reorganized Rose's business), the rights and remedies set forth in Section 5.1.4 of the Plan may and shall be exercised with respect to such realization on Post-Effective Date Collateral under the Post-Effective Date Financing Facility after such an event of default thereunder to the extent and so long as such rights and remedies are actually enforced by the Bankruptcy Court; PROVIDED, HOWEVER, that (A) nothing shall limit any rights and remedies of the Post-
                                       23                                  M-213

Effective Date Lender except with respect to realization, through the sale outside the ordinary course of Reorganized Rose's business, on Post-Effective Date Collateral and (B) if for any reason the Bankruptcy Court fails to enforce said rights and remedies with respect to the realization through the sale outside the ordinary course of Reorganized Rose's business on Post-
Effective Date Collateral, the Post-Effective Date Lender shall not be limited in any way with respect to the exercise of any rights and remedies.
     7.3 CORPORATE ACTION. Pursuant to this Plan and Section 303 of the Delaware General Corporation Law, the following shall be deemed to have occurred and be effective, if applicable, as provided herein, and shall be authorized and approved in all respects, without any requirement of further action by the stockholders or directors of the Debtor or Reorganized Rose's, and with like effect as if such actions had been taken by unanimous action of the stockholders and directors of the Debtor or Reorganized Rose's, as applicable: the adoption of the New Rose's Charter and the by-laws of Reorganized Rose's and the initial selection of directors and officers of Reorganized Rose's; the distribution of Cash and the issuance and distribution of the New Rose's Common Stock, New Rose's Secured Notes, New Rose's Warrants and implementation of the terms and provisions of the Class 5 Subscription, and all agreements thereunder; the implementation of the Alternative Treatment Implementation Orders and the Alternative Treatment Provisions, if applicable; and the implementation of the other matters provided for under this Plan involving the corporate structure of Reorganized Rose's or the Debtor, as applicable, including the merger of RSI into Reorganized Rose's (if applicable), or any other corporate action to be taken by or required of Reorganized Rose's or the Debtor, as applicable, and all agreements and transactions provided for, or contemplated in this Plan.
     7.4 CANCELLATION OF COMMON STOCK, PRE-PETITION WARRANTS, PRE-PETITION STOCK OPTIONS AND PRE-PETITION SECURED NOTES AND SURRENDER OF COMMON STOCK, PRE-PETITION WARRANTS AND PRE-PETITION SECURED NOTES. All Common Stock Interests, Pre-Petition Warrants, Pre-Petition Stock Options and all promissory notes under all agreements with the Pre-Petition Lenders including, without limitation, Pre-Petition Secured Notes, shall be canceled, annulled and extinguished as of the Effective Date; PROVIDED, HOWEVER, that the right to receive distributions pursuant to Section 6.2 of this Plan shall survive such cancellation, annulment and extinguishment. As of the close of business on the Effective Date (or, with respect to Common Stock Interests, the Equity Record
Date), the transfer ledgers or registers and any other records determining record ownership of the Debtor's equity and debt instruments maintained by the Debtor or the Collateral Agent in the ordinary course shall be closed and there shall be no further changes in the record holders of Interests and promissory notes held by the Pre-Petition Lenders including, without limitation, the Pre-Petition Secured Notes, on the books of the Debtor. The Debtor shall have no obligation to recognize any thereafter occurring transfers of Interests or transfers of the Pre-Petition Secured Notes held by the Pre-Petition Lenders, but shall be entitled instead to recognize only those Persons who were Pre-Petition Lenders or holders of such Interests as of the close of business on the Effective Date (or the Equity Record Date, as applicable), as reflected on the transfer ledgers or registers and any other records maintained by the Debtor or the Collateral Agent in the ordinary course. Each such holder shall surrender or cause to be surrendered the relevant instrument, if any, to Reorganized Rose's for cancellation (or if such instrument has been stolen, lost, or destroyed, in lieu thereof (x) a lost security affidavit and (y) a bond the terms of which are reasonably required by Reorganized Rose's). Until a holder of record on the Effective Date surrenders or causes to be surrendered the relevant instrument, such holder shall have no rights with respect to any distribution under this Plan.
     7.5 NEW ROSE'S CHARTER. On the Effective Date, the New Rose's Charter will become effective. The New Rose's Charter shall, together with the provisions of this Plan, provide for, among other things, the authorization and issuance of New Rose's Common Stock, New Rose's Secured Notes, New Rose's Warrants, the constitution of the Reconstituted Board of Directors, and such other provisions that are necessary to facilitate consummation of this Plan and the requirements of the Bankruptcy Code, including a prohibition against the issuance of nonvoting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code. The Reconstituted Board of Directors shall have no less than seven and no more than thirteen directors. The Unsecured Committee in its sole discretion shall have the right to select all but one director to serve on the Reconstituted Board of Directors, and the Equity Committee in its sole discretion shall have the right to select one director to serve on the Reconstituted Board of Directors; PROVIDED, HOWEVER, that if the Subscription Proceeds total $25 million or more, then the Equity Committee in its sole discretion shall have the right to select a total of three directors to serve on the Reconstituted Board of Directors; and further provided, that if the Subscription Proceeds total more than 50% of the amount of the Full Recovery Target Amount as of March 31, 1995, then the Equity Committee in its sole discretion shall have the right to select a majority of the directors to serve on the Reconstituted Board of Directors. In the event the Subscription Proceeds total $25 million or more, within 180 days of the Effective Date, Reorganized Rose's shall hold a special meeting of the stockholders for the purpose of electing a new board of directors. The New Rose's Charter shall also provide that, until such time as all obligations owing to the Pre-Petition Lenders'shall be satisfied in full, neither Reorganized Rose's on its own behalf, nor any
M-214                                  24
director, officer, agent, or professional thereof on behalf of Reorganized Rose's, shall have the power or authority to cause Reorganized Rose's to be subject to or to seek or obtain relief or file or commence any proceeding under any chapter of the
Bankruptcy Code other than in Case No. 93-01365-5 (ATS) in the Bankruptcy Court for the Eastern District of North Carolina to effectuate the provisions of the Plan on and after the Effective Date, pursuant to which Reorganized Rose's was created, and the New Rose's Charter shall not be amended to abrogate the foregoing without the consent of the Pre-Petition Lenders until such time as all obligations owing to the Pre-Petition Lenders have been satisfied in full.
     7.6 VOTING POWERS. The certificate of incorporation of Reorganized Rose's will provide that the holders of such of the New Rose's Common Stock as may, from time to time, be issued and outstanding, may elect, using non-cumulative voting, all directors of Reorganized Rose's subsequent to the initial installation of the Reconstituted Board of Directors pursuant to Section 7.5 of this Plan.
     7.7 AUTHORIZATION AND ISSUANCE OF EQUITY AND DEBT INSTRUMENTS OF REORGANIZED ROSE'S.
     7.7.1 NEW ROSE'S COMMON STOCK. Pursuant to the New Rose's Charter, among other things, Reorganized Rose's will be authorized to issue up to 50,000,000 shares of New Rose's Common Stock. On the Effective Date, Reorganized Rose's will issue the Effective Date Shares pursuant to this Plan and shall reserve for issuance 4,285,714 shares of New Rose's Common Stock to effectuate the New Rose's Warrant Agreement and shares of New Rose's Common Stock in sufficient number to effectuate the Management Incentive and Retention Program. All shares of the New Rose's Common Stock to be issued pursuant to this Plan will be, upon issuance, fully paid and non-assessable and shall be subject to dilution as set forth in Section 6.2.2 (d) of this Plan, and the holders thereof will have no preemptive or other rights to subscribe for additional shares.
     7.7.2 NEW ROSE'S WARRANTS. Reorganized Rose's shall be authorized to issue New Rose's Warrants, as provided in Sections 5.4 and 6.2.5 of this Plan and in the New Rose's Warrant Agreement, for the purchase of New Rose's Common Stock reserved for issuance pursuant to this Plan.
     7.7.3 NEW ROSE'S SECURED NOTES. Pursuant to the New Rose's Charter, among other things, Reorganized Rose's will be authorized and directed to issue New Rose's Secured Notes to the Pre-Petition Lenders.
     7.8 NEW ROSE'S COMMON STOCK ALLOCABLE TO MANAGEMENT OF REORGANIZED ROSE'S. Pursuant to the Management Incentive and Retention Program, as and if approved by the Committees and the Bankruptcy Court, and similar corporate policies that may be implemented and administered by Reorganized Rose's on and after the Effective Date, on the Determination Date the employees identified in accordance therewith shall receive such shares, if any, of New Rose's Common Stock, as may be approved. Any shares of New Rose's Common Stock distributed pursuant to the Management Incentive and Retention Program will cause dilution with respect to the interests provided to holders of Allowed Claims and Common Stock Interests receiving distributions of New Rose's Common Stock pursuant to the terms of this Plan.
     7.9 APPLICABILITY OF SECTIONS 1125 AND 1145 OF THE BANKRUPTCY CODE TO THE NEW ROSE'S COMMON STOCK ISSUED UNDER THE PLAN. The protection afforded by
Section 1125 of the Bankruptcy Code with regard to the solicitation of acceptances or rejections of this Plan, and with regard to the offer, issuance, sale or purchase of the New Rose's Secured Notes, New Rose's Common Stock, the New Rose's Warrants and the rights to participate in the Class 5 Subscription issued to and distributed pursuant to this Plan, shall apply to the full extent provided by law, and the entry of the Confirmation Order shall constitute the determination by the Bankruptcy Court that the Plan Proponents and Reorganized Rose's (and if applicable, GE Capital, GE Capital Corporate Finance Group, Inc. and GE Capital Commercial Finance, Inc.) and each of their respective officers, directors, partners, employees, members or agents, and each Professional, attorney, accountant, or other professional employed by any of them, shall have acted in good faith and in compliance with the applicable provisions of the Bankruptcy Code pursuant to Section 1125 of the Bankruptcy Code. In addition, the Confirmation Order shall provide that the exemption from the requirements of
Section 5 of the Securities Act of 1933, 15 U.S.C. (section mark) 77e, and any state or local law requiring registration for the offer or sale of a security provided for in Section 1145 of the Bankruptcy Code shall apply to the New Rose's Secured Notes, New Rose's Common Stock, the New Rose's Warrants and the rights to participate in the Class 5 Subscription issued under this Plan.
     7.10 CLASS 5 SUBSCRIPTION.
     (a) As a Class, the holders of Common Stock Interests in Class 5 shall collectively have rights to subscribe for and purchase up to 100% of the Effective Date Shares at the per share price equal to 50% of the aggregate of all Allowed Class 3 Claims and Class 3 Reserve Amounts divided by 10,000,000, the number of Effective Date Shares, provided that the aggregate amount of Subscription Proceeds equals at least $25 million, all in accordance with the terms and provisions of the Class
                                       25                                  M-215

5 Rights Notice. To effectuate the Class 5 Subscription and elections thereunder, Reorganized Rose's shall, within 5 days of the Equity Record
Date, send the Class 5 Rights Notice to each holder of a Common Stock
Interest in Class 5 as of the Equity Record Date. The Class 5 Rights
Notice shall notify such holders of their respective rights to acquire
New Rose's Common Stock by tender and payment of Cash, in an amount equal to the number of shares of New Rose's Common Stock sought to be acquired multiplied by the Class 5 Subscription Price. Such Cash shall be payable to the Distribution Agent for deposit into the Subscription Proceeds Escrow, which shall be held and maintained by the Distribution Agent designated therein. In the event that the Subscription Proceeds in the Subscription Proceeds Escrow as of March 31, 1995 do not equal or exceed $25 million, the Distribution Agent shall return to each Class 5 Subscriber the subscription payment made by such Class 5 Subscriber, together with accrued interest thereon. Upon tender of the fully executed Class 5 Rights Notice and payment of the Subscription Price, and, upon the aggregate deposit of at least $25 million of Subscription Proceeds into the Subscription Proceeds Escrow, all of which having occurred prior to March 31, 1995, each Class 5 Subscriber shall have the irrevocable right to receive distributions of shares of New Rose's Common Stock constituting the Class 5 Subscription Stock Designation pursuant to the following allocations: each Class 5 Subscriber shall be allocated initially the lesser of (i) the number of shares for which it has subscribed and tendered payment pursuant to the Class 5 Rights Notice, or (ii) its Pro-Rata share of 100% of the Effective Date Shares issued and outstanding on the Effective Date. Any shares of the New Rose's Common Stock remaining unallocated after the immediately foregoing allocation shall be allocated to each Class 5 Subscriber who subscribed for more than its Pro-Rata share of New Rose's Common Stock in the amount of such over-subscription. If a sufficient number of shares of New Rose's Common Stock is not available to satisfy all such over-subscriptions, the available shares will be allocated among the Class 5 Subscribers who have over-subscribed based on each such Class 5 Subscriber's Pro-Rata share of Common Stock Interests as of the Equity Record Date for the Class 5 Subscription. The allocation process may involve a series of allocations to ensure that the total number of shares available for over-subscription is distributed on the pro-rata basis described immediately above.
     (b) The Class 5 Subscription shall terminate on March 31, 1995 or such other date as agreed to by the Debtor and the Committees. For not more than three consecutive Business Days beginning on March 24, 1995, the Debtor will issue a press release and cause to be published in the Wall Street Journal, at a cost of no more than $40,000, notice of the Class 5 Subscription Price as adjusted as of March 24, 1995.
     (c) In the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, any Cash including interest thereon in the Subscription Proceeds Escrow shall be returned to the Class 5 Subscribers as provided in the Class 5 Rights Notice.
     7.11 MERGER OF RSI AND CANCELLATION OF RSI COMMON STOCK. On the Effective Date, RSI shall be merged into Reorganized Rose's, in accordance with Delaware General Corporation Law and any necessary orders of the Bankruptcy Court. Prior to the Effective Date, RSI may be merged into the Debtor with the written consent of the Unsecured Committee. Upon any merger of RSI into Reorganized Rose's, all common stock of RSI shall deemed canceled, annulled and extinguished. If such merger occurs, Reorganized Rose's shall assume, to the fullest extent permitted by law and only if such obligations have not been previously rescinded, canceled, terminated, or rejected prior to the Effective Date, all obligations relating to indemnification and exculpation of RSI's directors, officers, employees, fiduciaries, agents or controlling persons as of the Effective Date as arise under applicable laws or as provided in any of (i) the RSI's certificate of incorporation in effect prior to or as of the date hereof, (ii) RSI's by-laws in effect prior to or as of the date hereof, or (iii) any agreement with the RSI, in each of these cases (i) -- (iii) with respect to matters occurring on or prior to the Effective Date.
     7.12 RESERVE PROVISIONS FOR DISPUTED CLAIMS.
     (a) All Cash, New Rose's Common Stock, or Available Cash, (as applicable), to which a Disputed Claim otherwise would be entitled as an Allowed Claim in a particular class as of a Distribution Date, shall not be distributed, but, if necessary, shall be held in Reserve on the applicable Distribution Date by the Debtor, in such amount as would have been distributed if the holder thereof had an Allowed Claim in the full amount of its Disputed Claim; PROVIDED, HOWEVER, that if a holder of a Contingent Claim is not receiving a distribution under this Plan and such Contingent Claim is not being discharged by this Plan, or is assumed by Reorganized Rose's, the Debtor shall not be required to reserve any Cash, New Rose's Common Stock or Available Cash (as applicable), with respect thereto.
     (b) For the purposes of effectuating the provisions of this Section 7.12 and the distributions to holders of Allowed Claims and Common Stock Interests, the Bankruptcy Court may fix or liquidate the Reserve Amount on account of a particular Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code, in which event the amount so fixed or liquidated shall be deemed the amount of the Disputed Claim pursuant to Section 502(c) of the Bankruptcy Code for purposes of distribution
M-216                                  26
under this Plan. In lieu of fixing or liquidating the amount of any Disputed Claim, the Bankruptcy Court may determine the Reserve Amount for such Disputed Claim, or such Reserve Amount may be fixed by agreement in writing by and between the Debtor and the holder thereof. Each of the Debtor, the Unsecured Committee and the Equity Committee shall have standing to (i) move for an order of the Bankruptcy Court, pursuant to Section 502(c) of the Bankruptcy Court, fixing or liquidating the Reserve Amount for any and all Disputed
Claims in Class 3 to be deposited into a Reserve, and (ii) object to any Disputed Claim or any Reserve Amount fixed on account of any Disputed Claim; PROVIDED, HOWEVER, that the Equity Committee shall have no such standing in the event that an Alternative Treatment Event is effective and not waived.
In the event that any Disputed Claim has not been fixed or liquidated pursuant to this Section 7.12(b), the Reserve Amount with respect to such Disputed
Claim shall be equal to the face amount of the Disputed Claim.
     (c) No holder of a Disputed Claim shall have any Claim against the Cash and/or New Rose's Common Stock, or Available Cash (as applicable), reserved with respect to such Claim until such Disputed Claim shall become an Allowed Claim. In no event shall any holder of any Disputed Claim or unliquidated Claim be entitled to receive (under this Plan or otherwise) from the Debtor, Reorganized Rose's or the Reserve, any payment, in Cash and New Rose's Common Stock or other property, or Available Cash (as applicable), which is greater than the Reserve Amount deposited into a Reserve for such Claim pursuant to this Section 7.12 plus any interest, if applicable, earned thereon. In no event shall the Debtor or Reorganized Rose's have any responsibility or liability for any loss to or of any amount reserved under this Plan.
     (d) When a Disputed Claim becomes an Allowed Claim, distribution on account thereof shall be made as soon as practicable after the date of subsequent allowance of such Disputed Claim as provided in Article 6 of this Plan, by means determined by Reorganized Rose's; PROVIDED, FURTHER, to the extent that any such distributions include Cash, then such distributions shall also include interest accrued from the Effective Date (net of Pro-Rata assessment for reasonable fees and expenses incurred in administering the Reserve).
     (e) To the extent a Disputed Claim ultimately becomes an Allowed Claim in an amount less than the amount reserved for such Disputed Claim, then the resulting surplus of Cash, and New Rose's Common Stock, or Available Cash (as applicable) (together with any interest, if applicable, thereon), shall be retained by Reorganized Rose's or held in the treasury of Reorganized Rose's, as applicable; PROVIDED, HOWEVER, that any cash remaining in the Subscription Proceeds Escrow including accrued interest thereon, after distributions to Disputed Claims in Class 3 that become Allowed Claims in Class 3, shall be distributed as set forth in Section 6.2.3 of this Plan.
     (f) As of the Equity Record Date, Reserve Amounts shall have been fixed pursuant to Section 7.12(b) of this Plan for all Disputed Claims in Class 3. Upon resolution of a Disputed Claim in Class 3, any Reserve Amount which was previously fixed for such Disputed Claim shall be set to zero, the total Reserve Amount for Disputed Claims in Class 3 shall be reduced accordingly, and any Cash deposited in a Reserve on account of such Disputed Claim together with accrued interest thereon shall be distributed to the holder of such Disputed Claim to the extent that such Disputed Claim has become an Allowed Claim, and shall otherwise be deposited into the Subscription Proceeds Escrow.
     7.13 VOTING OF UNDISTRIBUTED NEW ROSE'S COMMON STOCK. Shares of New Rose's Common Stock issued or reserved for issuance under this Plan shall not be voted in any election of directors of Reorganized Rose's, or any other matter requiring the vote of shareholders, until such time as the New Rose's Common Stock has actually been distributed to a holder of an Allowed Claim or Common Stock Interest, or to an employee of Reorganized Rose's entitled to receive shares of New Rose's Common Stock pursuant to the Management Incentive and Retention Program. In addition, a holder of a Disputed Claim shall not be entitled to vote in any election of directors of Reorganized Rose's, or any other matter requiring the vote of shareholders until such time as the Disputed Claim has become an Allowed Claim, and the holder of such Allowed Claim has received its distribution and become a shareholder of record of Reorganized Rose's.
     7.14 PRESERVATION OR WAIVER OF RIGHTS OF ACTION OF THE ESTATE. Except as expressly provided to the contrary in this Plan, such as provided in, without limitation, Sections 9.2, 9.3 and 9.4, the Supplemental Adequate Protection Consent Orders, the DIP Facility, or any other contract, instrument, release, indenture or other agreement entered into in connection with this Plan, in accordance with Section 1123(b) of the Bankruptcy Code, Reorganized Rose's shall retain and may enforce any claims, rights and causes of action that the Estate may hold against any Person, including, without limitation, any rights of setoff or recoupment. Reorganized Rose's or its successors may pursue any such retained claims, rights or causes of action, as appropriate, in accordance with the best interests of Reorganized Rose's. Notwithstanding the foregoing, on the Effective Date, all preference and other avoidance power actions not commenced prior to the Effective Date that the Debtor, the Estate or Reorganized Rose's could have commenced pursuant to Sections 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code, and all rights to withhold any distribution on account of the receipt of any payment that is recoverable under such Bankruptcy Code sections shall be deemed waived irrevocably, PROVIDED, HOWEVER, unless waived or released pursuant to
                                       27                                  M-217
order of the Bankruptcy Court, in the event that the Alternative Treatment Provisions of this Plan are effective, there shall be no waiver of preference claims or other avoidance power actions.
     7.15 USE OF ADR PROCEDURE REGARDING DETERMINATION AND ALLOWANCE OF DAMAGE CLAIMS. Notwithstanding anything contained in this Plan to the contrary, the ADR Procedure shall govern all matters relating to the determination and allowance of Damage Claims, and the payment of Cash only to Damage Claims which become Allowed Claims in an amount less than $500 in lieu of the treatment set forth in this Plan for Claims in Class 3. Reorganized Rose's shall be authorized and empowered to take all action reasonably necessary and appropriate to effectuate the ADR Procedure.
     7.16 IMPLEMENTATION OF ALTERNATIVE TREATMENT PROVISIONS. Except to the extent that an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise their respective rights and remedies pursuant to the Second Supplemental Adequate Protection Consent Order and the DIP Facility (in which event all distributions shall be made in accordance with the provisions of the Supplemental Adequate Protection Orders and the DIP Facility), and except as provided in Section 5.8.1(a) and (b) of this Plan, in the event that the Alternative Treatment Provisions are effective pursuant to Sections 8.1 and 8.2 of this Plan, the provisions of this Section 7.16, together with Sections 7.1, 7.3, 7.4, 7.10(c),
7.12 and 7.15 of this Plan, shall constitute the means of execution of this Plan and shall be the only operative provisions of this Article VII. Prior to the Effective Date, the Debtor shall have obtained entry of certain of the Alternative Treatment Implementation Orders, and pursuant thereto and this Plan, as necessary, the Debtor shall have effectuated the Final GOB Sales, which shall not occur prior to January 1, 1995, in accordance with all provisions of Section
5.1.4 of this Plan provided that the following terms used in Section 5.1.4 shall be substituted for in such event as follows: "Section VI of Exhibit 5.1" by "Section 7.16 of this Plan"; "Reorganized Rose's" by "the Debtor"; "Post-Effective Date Lender" by "GE Capital"; "Post-Effective Date Financing Facility" by "DIP Facility"; "New Rose's Secured Notes" by "Pre-Petition Lenders' Allowed Secured Claims"; "Plan" by "estate"; "Reconstituted Board of Directors" by "Unanimous Consent of the Debtor, the Pre-Petition Lenders, the Unsecured Committee and GE Capital"; and "Post-Effective Date Trade Committee" by "Unsecured Committee"; and shall have satis-
fied in full the GE Obligations and the Pre-Petition Lenders' Allowed Secured Claims as required pursuant to Section 5.8.1 of this Plan.
     7.16.1 CERTAIN REQUIREMENTS UNDER ALTERNATIVE TREATMENT PROVISIONS. Upon the occurrence of an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order), or if the Alternative Treatment Provisions of this Plan are effective, from and after the Effective Date, the Debtor shall continue in existence for the limited purposes of (i) the continuation until completion of sales or other disposition of all assets of the Estate, (ii) the resolution of all Disputed Claims and the oversight of all Reserves established in connection therewith, (iii) the prosecution, compromise or abandonment of all Avoiding Power Actions, (iv) the investment, maintenance and distribution of the Disposition Proceeds, Available Cash, all Unclaimed Property, the Reserves and the Alternative Treatment Account, (v) winding up all business affairs and the corporate existence of the Debtor, (vi) taking any and all action necessary and appropriate to implement the Alternative Treatment Implementation Orders and the Alternative Treatment Provisions of the Plan, and
(vii) consummating this Plan as a plan of liquidation. Prior to the Effective Date, RSI may be merged into Reorganized Rose's with the written consent of the Unsecured Committee. Without limiting the generality of the foregoing, on and after the Effective Date:
     (a) After satisfaction in full of (i) the GE Obligations and (ii) the Pre-Petition Lenders' Allowed Secured Claims, the Debtor shall establish the Alternative Treatment Account as of the Effective Date with such amount of Cash as determined pursuant to the Alternative Treatment Implementation Orders. From and after the Effective Date through the Consummation Date, all costs and expenses of the Debtor shall be paid by it from Cash in the Alternative Treatment Account in accordance with ordinary business terms. In the event that the Debtor determines that additional Cash is required in the Alternative Treatment Account, the Debtor may deposit additional Disposition Proceeds into the Alternative Treatment Account upon the approval of the Post-Effective Date Trade Committee. Prior to the entry of the Final Decree, all Cash maintained in the Alternative Treatment Account shall be converted into Available Cash except for such amount determined by order of the Bankruptcy Court to be necessary to fund any and all work and acts associated with the winding up of all business affairs of the Debtor and the dissolution of its corporate existence.
     (b) Except as expressly provided otherwise in the Alternative Treatment Implementation Orders, the Second Supplemental Adequate Protection Consent Order, the Alternative Treatment Provisions, this Plan (including Sections 9.2 and 9.3 hereof), or as determined by order of this Court, the Debtor shall retain and may enforce any claims, rights and causes of action that the Debtors or its Estate may hold against any person, including, without limitation, all Avoiding Power Actions.
M-218                                  28

     (c) Notwithstanding anything to the contrary in the Alternative Treatment Provisions, the ADR Procedure shall govern all matters relating to the determination and allowance of Damage Claims, PROVIDED, that no Cash shall be paid to the holders of Damage Claims which become Allowed Claims after the Alternative Treatment Date in an amount less than $500 unless and until Distributions are made to holders of Allowed Claims in Class 3 pursuant to Section 6.2.7 of this Plan, and, then, only to the extent of such holder's Pro-Rata share of such Available Cash as is so distributed.
     (d) The Debtor, subject to the consent of the Post-Effective Date Trade Committee, may retain the services of attorneys, accountants and other agents necessary to assist and advise the Debtor in the performance of its duties. The fees and expenses of such professionals shall be subject to the review of the Post-Effective Date Trade Committee for reasonableness and paid without further order of the Bankruptcy Court upon the monthly submission of such invoices in accordance with the following procedure. Invoices for such fees and expenses shall be submitted to the Post-Effective Date Trade Committee simultaneously with or prior to the submission of such invoices to the Debtor. Ten (10) days after the Debtor's receipt of any such invoice, the Debtor shall be authorized to pay such invoice without further order of the Bankruptcy Court unless the Debtor and/or the Person seeking payment has received a written objection to the payment thereof from the Post-Effective Date Trade Committee within such period. In the event fees and expenses of any professional retained by the Debtor are objected to by either the Debtor or the Post-Effective Date Trade Committee, such fees and expenses shall be subject to and payable only upon Bankruptcy Court approval or prior agreement of the parties.
     (e) Such officers of the Debtor who are necessary to effectuate the Alternative Treatment Provisions of this Plan shall receive compensation for services and shall be reimbursed for reasonable expenses incurred in connection with the administration of the Debtor in accordance with the terms of such agreement entered into by the Debtor and such officer with the consent of the Unsecured Committee. Neither the officer of the Debtor nor the Debtor, nor any designees, counsel or accountants or any duly designated agent or representative thereof, shall be liable for anything other than willful misconduct, gross negligence or fraud. The officer and the Debtor may, in connection with the performance of their functions, and in their sole and absolute discretion, consult with counsel, accountants and their agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the officer or the Debtor determines not to consult with counsel, accountants or their agents, such determination shall not be deemed to impose any liability on the officer or the Debtor and/or their designees. The officer shall be indemnified by the Debtor for all acts performed in his capacity as officer, which acts shall include, but not be limited to, the administration of the Debtor, and performance of such other services required by the Plan in accordance with the terms and provisions of such agreement entered into by the Debtor and such officer with the consent of the Unsecured Committee. Pursuant to the terms of the Plan, the officer's and the Debtor's designees, counsel, accountants, representatives and duly designated agents shall be indemnified for all acts performed hereunder.
     7.16.2 LIQUIDATION OFFICER. After the occurrence of an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) that is not waived, and if and only if all the obligations owing to GE Capital and the Pre-Petition Lenders have been satisfied in full, the Unsecured Committee shall have the right to submit an EX PARTE order providing for the appointment of an individual to be in charge of the Debtor's liquidation or a responsible person, who shall thereafter govern and control the Debtor and shall be vested with all rights, privileges and powers of a Trustee appointed pursuant to Section 1104 of the Bankruptcy Code. The individual in charge of the liquidation, or the responsible person, as the case may be, shall have no claim against the collateral of GE Capital or the Pre-Petition Lenders under Section 506(c) of the Bankruptcy Code. From and upon appointment, the individual in charge of liquidation, or the responsible person, as the case may be, shall be bound by the terms, conditions and provisions of this Plan in its entirety. The respective rights, remedies and privileges of GE Capital and the Pre-Petition Lenders under this Plan shall not be impaired in any way by the appointment of such individual or any actions taken by the Debtor after such appointment, and all such rights and remedies shall exist to the same extent as before such appointment.
                                  ARTICLE VIII
                            CONDITIONS PRECEDENT TO
                           EFFECTIVENESS OF THE PLAN
     8.1 CONDITIONS TO THE IMPLEMENTATION OF THE ALTERNATIVE TREATMENT PROVISIONS. In the event that any of the following shall have occurred on or as of the applicable Alternative Treatment Date and shall not have been waived by all Plan Proponents and GE Capital (or, with respect to Sections 8.1(g) and (h), by the Unsecured Committee), the Alternative Treatment Provisions shall be effective; PROVIDED, HOWEVER, that if an Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) shall be effective and GE Capital or the Pre-Petition Lenders shall be entitled to exercise
                                       29                                  M-219
their respective rights and remedies pursuant to the Second Supplemental Adequate Protection Consent Order and the DIP Facility, the provisions of the Supplemental Adequate Protection Orders shall govern with respect to all matters addressed therein, including the sale of the Debtor's assets and the distribution proceeds.
     (a) The Debtor shall not have made the First Payment, the Supplemental Payment, the Second Payment (or any and all Second Payment Installments) or the Final Payment (or any and all Final Payment Installments), as such terms are defined in the Second Supplemental Adequate Protection Consent Order, notwithstanding the occurrence, satisfaction or waiver of all First Payment Conditions, all Second Payment Conditions, or all Final Payment Conditions (as such terms are defined in the Second Supplemental Adequate Protection Consent Order) as applicable.
     (b) The Debtor shall not, by December 31, 1994, have made payments to the Pre-Petition Lenders pursuant to the Supplemental Adequate Protection Orders (excluding payments with respect to any Supplemental Payment as defined in the Second Supplemental Adequate Protection Consent Order) aggregating at least $52 million.
     (c) The Debtor shall not have made the full amount of the Final Payment (as defined in the Second Supplemental Adequate Protection Consent Order) to the Pre-Petition Lenders, by a single payment or installments, in full, by January 20, 1995.
     (d) The Joint Plan shall not have been confirmed by this Court pursuant to
Section 1129 of the Bankruptcy Code by December 31, 1994.
     (e) The Actual EBITDA is less than $25 million.
     (f) The Effective Date shall not have occurred by April 30, 1995, or such later date as the Plan Proponents shall have agreed upon in writing.
     (g) Unless waived by the Unsecured Committee, the Debtor (i) as of January 20, 1995, has not paid post-petition trade payables pursuant to invoice terms which are due and payable by January 15, 1995 which are not the subject of a BONA FIDE dispute, (ii) has failed to issue and deliver to the Unsecured Committee and the Pre-Petition Lenders the Certification provided for in paragraph 8 of the Second Supplemental Adequate Protection Consent Order or
(iii) has failed to make available to the financial advisors of the Unsecured Committee such financial data of the Debtor necessary to verify the statements contained in the Certification.
     (h) Unless waived by the Unsecured Committee, on the date that would otherwise be the Effective Date, after taking into account the effect of making all cash payments required to be made under this Plan by the Effective Date, the actual DIP Cushion (as defined in the Second Supplemental Adequate Protection Consent Order) is (or would be) more than $8 million less than the budgeted DIP Cushion amount set forth on the chart annexed to and made a part of the Second Supplemental Adequate Protection Consent Order.
     (i) In the event that (i) none of the foregoing conditions shall have occurred on or as of the applicable Alternative Treatment Date, or (ii) all of the foregoing conditions which occurred on or as of the applicable Alternative Treatment Date have been waived in writing by all Plan Proponents and GE Capital (except with respect to Sections 8.1(g) and (h), which need only be waived by the Unsecured Committee), the Alternative Treatment Provisions and any other provisions of this Plan effective only in conjunction with the Alternative Treatment Provisions shall not be operative, and shall be null and void, and of no force and effect.
     8.2 CONDITIONS TO THE EFFECTIVE DATE. The following conditions must occur and be satisfied for this Plan to be effective and for the Effective Date to occur:
     (a) Confirmation must have occurred pursuant to the Confirmation Order; PROVIDED, HOWEVER, that if the Alternative Treatment Provisions (as defined in this Plan) are effective, or any Alternative Treatment Event (as defined in the Second Supplemental Adequate Protection Consent Order) has occurred and is not timely remedied or waived, then the Pre-Petition Lenders' Allowed Secured Claims and GE Obligations must first be satisfied in full before the Effective Date can occur.
     (b) The Debtor shall (i) have entered into a Post-Effective Date Financing Facility sufficient for the operations of Reorganized Rose's, or, (ii) in the event any Alternative Treatment Provisions are effective, have effectuated the Final GOB Sales and, unless the Second Supplemental Adequate Protection Consent Order is stayed, fully satisfied all GE Obligations and the Pre-Petition Lenders' Allowed Secured Claims, respectively, pursuant to the Second Supplemental Adequate Protection Consent Order, or if such order is stayed, this Plan and/or any Alternative Treatment Implementation Orders.
M-220                                  30

     (c) All documents and agreements contemplated to be executed or implemented in connection with this Plan including, without limitation, those documents and agreements which are expressly identified herein or in the Disclosure Statement, shall be filed with the Bankruptcy Court in a substantially final form, and the New Rose's Secured Notes Documents shall be in a form reasonably acceptable to the Pre-Petition Lenders and to the Post-Effective Date Lender.
     (d) The Debtor shall be able to effectuate all Cash distributions required to be made on the Effective Date under this Plan.
     (e) The Effective Date shall not occur before March 31, 1995.
     8.3 WAIVER OF CONDITIONS TO THE EFFECTIVE DATE. The condition precedent set forth in Section 8.2(c) of this Plan with respect to those documents requiring negotiations between or among any of the Debtor, GE Capital, the Pre-Petition Lenders, the Equity Committee, and the Unsecured Committee, may be waived with the consent of the respective applicable parties, and in Section 8.2(e), may be waived with the consent of the Plan Proponents and GE Capital. Otherwise, none of the conditions precedent set forth in Sections 8.2(a), (b), or (d) of this Plan may be waived except upon the express written agreement of all Plan Proponents and GE Capital.
                                   ARTICLE IX
            DISCHARGE, RELEASES, INJUNCTIONS AND RELATED PROVISIONS
     9.1 DISCHARGE. Except as otherwise expressly provided in Section 1141 of the Bankruptcy Code or this Plan, and except in the event the Alternative Treatment Provisions are effective pursuant to Section 8.1 of the Plan, the distributions made pursuant to and in accordance with the applicable terms and conditions of this Plan will be in full and final satisfaction, settlement, release and discharge as against the Debtor, of any debt that arose before the Effective Date and any debt of a kind specified in Section 502(g), 502(h) or 502(i) of the Bankruptcy Code and all Claims and Interests of any nature, including without limitation any interest accrued thereon from and after the Filing Date whether or not (i) a proof of Claim or Interest based on such debt, obligation or interest is filed or deemed filed under Section 501 of the Bankruptcy Code, (ii) such Claim or Interest is allowed under Section 502 of the Bankruptcy Code or (iii) the holder of such Allowed Claim or Interest has accepted this Plan. Therefore, upon the Effective Date, except as otherwise provided in this Plan, all Persons which are or could have been holders of Claims against, or Interests in, the Debtor shall be precluded from asserting against the Debtor or Reorganized Rose's, or any of their assets or properties, any other or further Claims or Interests based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date, and the Confirmation Order shall permanently enjoin said holders of Claims or Interests, their successors and assigns, from enforcing or seeking to enforce any such Claims or Interests, subject to the occurrence of the Effective Date.
     9.2 RELEASES OF RELEASED PARTIES. As of the Effective Date, each of the Released Parties are hereby released from any and all claims asserted or that can be asserted against such Released Party that arise out of such Released Party's relationship with or work performed for the Debtor on or prior to the Effective Date, other than claims which constitute (i) claims preserved against such Released Party pursuant to the Plan, (ii) claims that arise from obligations created under or in connection with the Plan, (iii) rights pursuant to this Plan or any agreement provided for or contemplated in this Plan, or (iv) claims which may be asserted against such Released Party by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of insured or bonded obligation; PROVIDED, HOWEVER, that the foregoing release provisions (i) shall not apply to such Released Party's gross negligence or willful misconduct, and
(ii) shall not apply to (a) any Released Party who is the subject of any action or proceeding pending as of the Effective Date to recover property or money for the benefit of the Estate, or (b) any claims asserted by or against any of the Debtor's present or former officers or directors in any action or proceeding pending as of the Effective Date; and PROVIDED, HOWEVER, that (i) in the case of the Pre-Petition Lenders, the scope of the foregoing release as and to the extent given by the Pre-Petition Lenders shall extend only to claims of the Pre-Petition Lenders arising on or prior to the Effective Date against any of the Released Parties solely in the Pre-Petition Lenders' capacity as the holders of the Pre-Petition Secured Notes and not to the extent of any other claims arising out of any other relationship which any of the Pre-Petition Lenders may have with the Debtor or any of the Released Parties, including, without limitation, any insurance, fidelity bond or suretyship relationship; and (ii) in the case of GE Capital, the scope of the foregoing release as and to the extent given by GE Capital shall extend only to the claims of GE Capital arising on or prior to the Effective Date against any of the Released Parties solely in GE Capital's capacity as the lender under the DIP Facility and shall not extend to any other claims of GE Capital arising out of any other relationship which GE Capital may have with the Debtor or any of the Released Parties.
                                       31                                  M-221

     9.3 RELEASES BY THE DEBTOR AND REORGANIZED ROSE'S. Except as, and only to the extent, provided otherwise in this Plan, as of the Effective Date, the Debtor, the Estate and Reorganized Rose's shall be deemed to forever release, waive and discharge all known and unknown claims of any nature that the Debtor, its Estate, or Reorganized Rose's has, had or may have against any Released Party for all acts and omissions through the Effective Date other than (i) claims preserved against such Released Party pursuant to the Plan, (ii) claims that arise from obligations created under or in connection with the Plan,
(iii) any claims asserted against any of the Debtor's present or former officers or directors in any action or proceeding pending as of the Effective Date or
(iv) claims which may be asserted against such Released Party through subrogation or otherwise by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of bonded obligation. Except in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of the Plan, as of the Effective Date, the Debtor and Reorganized Rose's shall also be deemed to forever release, waive and discharge all Avoiding Power Actions.
     9.4 RELEASES BY RECIPIENTS OF NEW ROSE'S COMMON STOCK, NEW ROSE'S SECURED NOTES, NEW ROSE'S WARRANTS AND CASH, OR AVAILABLE CASH (AS APPLICABLE), AND BY ALL OTHER PERSONS. Except as, and only to the extent, otherwise provided in this Plan, each Person receiving Cash, New Rose's Secured Notes, New Rose's Warrants, the right to participate in the Class 5 Subscription and/or New Rose's Common Stock, Available Cash (as applicable), or other distribution or payment pursuant to this Plan on account of its Allowed Claim, Administrative Claim or Common Stock Interest, as the case may be, shall be deemed, as of the Effective Date, to forever release, waive and discharge all known and unknown claims of any nature arising on or prior to the Effective Date against each of the Released Parties to the extent that such claims arise out of such Released Party's actions or failure to act in connection with the Debtor, the Committees, the Chapter 11 Case, or claims otherwise treated and discharged under this Plan, other than claims which constitute (i) claims preserved against such Released Party pursuant to the Plan, (ii) claims that arise from obligations created under or in connection with the Plan, (iii) such Person's rights pursuant to this Plan or any agreement provided for or contemplated in this Plan or (iv) claims which may be asserted against such Released Party by an insurance carrier or the issuer of a bond in connection with any insurance contract, reinsurance contract, surety bond, fidelity bond, or other type of insured or bonded obligation; PROVIDED, HOWEVER, that the foregoing release provisions (i) shall not apply to such Released Party's gross negligence or willful misconduct, and
(ii) shall not apply to (a) any Released Party who is the subject of any action or proceeding pending as of the Effective Date to recover property or money for the benefit of the Estate, or (b) any claims asserted by or against any of the Debtor's present or former officers of directors in any action or proceeding pending as of the Effective Date; and PROVIDED, HOWEVER, that (i) in the case of the Pre-Petition Lenders, the scope of the foregoing release as and to the extent given by the Pre-Petition Lenders shall extend only to claims of the Pre-Petition Lenders arising on or prior to the Effective Date against any of the Released Parties solely in the Pre-Petition Lenders' capacity as the holders of the Pre-Petition Secured Notes and not to the extent of any other claims arising out of any other relationship which any of the Pre-Petition Lenders may have with the Debtor or any of the Released Parties, including, without limitation, any insurance, fidelity bond or suretyship relationship; and (ii) in the case of GE Capital, the scope of the foregoing release as and to the extent given by GE Capital shall extend only to the claims of GE Capital arising on or prior to the Effective Date against any of the Released Parties solely in GE Capital's capacity as the lender under the DIP Facility and shall not extend to any other claims of GE Capital arising out of any other relationship which GE Capital may have with the Debtor or any of the Released Parties. Nothing in this Plan shall be construed as a release by GE Capital of any of the GE Obligations.
     9.5 LIMITATIONS ON AMOUNTS TO BE DISTRIBUTED TO HOLDERS OF ALLOWED CLAIMS WHICH ARE INSURED. Notwithstanding any provision in this Plan to the contrary, no property shall be distributed to or retained by the holders of Allowed Claims whose Claims may be satisfied solely pursuant to the terms of the Debtor's applicable insurance policies. Except as otherwise provided for in this Plan, nothing in this Section 9.5 shall constitute a waiver of any claim, debt, right, cause of action or liability that any Person may hold against any other entity, including any of the Debtor's insurance carriers.
     9.6 GENERAL RELEASE OF LIENS. Except as otherwise provided in this Plan, the New Rose's Secured Notes or the Post-Effective Date Financing Facility, or in any contract, instrument, indenture or other agreement or document created in connection with this Plan or the implementation hereof, on the Effective Date, all mortgages, deeds of trust, liens or other security interest against property of the Estate will be released, and all the right, title and interest of any holder of such mortgages, deeds of trust, liens or other security interests shall revert to Reorganized Rose's or the Debtor, as applicable, and the successors and assigns thereof.
M-222                                  32

     9.7 INJUNCTIONS.
     9.7.1 INJUNCTION RELATED TO CLAIMS RELEASED BY THE DEBTOR AND REORGANIZED ROSE'S (IF APPLICABLE), RECIPIENTS OF CASH, NEW ROSE'S COMMON STOCK, NEW ROSE'S SECURED NOTES AND NEW ROSE'S WARRANTS, OR AVAILABLE CASH (IF APPLICABLE), AND ALL OTHER PERSONS. As of the Effective Date and subject to its occurrence, all Persons that have held, currently hold or may have asserted a Claim or other debt, or liability or an interest or other right of a holder of an Interest, that is released or terminated pursuant to Sections 9.1 (if applicable), 9.2, 9.3, 9.4 or 9.6 above are, except as provided with respect to the New Rose's Secured Notes, the New Rose's Secured Notes Documents, the Supplemental Adequate Protection Orders, the New Rose's Common Stock and the New Rose's Warrants, permanently enjoined from taking any of the following actions on account of such released Claims, debts or liabilities or Interests: (i) commencing or continuing, in any manner or in any place, any action or other proceeding, (ii) enforcing, attaching, collecting or recovering in any manner any judgment, award, decree or order, (iii) creating, perfecting or enforcing any lien or encumbrance, (iv) asserting a set-off, right or subrogation or recoupment of any kind against any debt, liability or obligation due to any such releasing Person, and (v) commencing or continuing any action, in any manner or in any place, that does not comply with or is inconsistent with the provisions of this Plan.
     9.7.2 INJUNCTION RELATING TO THE PLAN. As of the Effective Date, except as otherwise provided herein and in Section 9.7.4 of this Plan, all Persons are permanently enjoined from commencing or continuing, in any manner or in any place, any action or other proceeding, whether directly, derivatively or otherwise against any or all of the Released Parties, on account of or respecting any claims, debts, rights, causes of action or liabilities released or discharged pursuant to this Plan, except to the extent permitted under the Plan.
     9.7.3 CONSENT BY HOLDERS OF CLAIMS AND INTERESTS TO ENTRY OF INJUNCTIVE RELIEF. Without limitation to the scope, extent, validity or enforceability of the injunctive relief set forth in this Section 9.7 and in the Confirmation Order, by accepting distributions pursuant to this Plan, each holder of an Allowed Claim or Interest receiving distributions pursuant to this Plan shall be deemed to have specifically consented to the releases and injunctions set forth in this Article IX.
     9.7.4 INJUNCTION AGAINST SUBSEQUENT BANKRUPTCY PROCEEDINGS. From and after the Effective Date, pursuant to Sections 105 and 1141 of the Bankruptcy Code, until such time as obligations owing pursuant to the New Rose's Secured Notes Documents shall be satisfied in full, all creditors (including creditors holding claims entitled to administrative priority), all equity security holders, the Debtor, Reorganized Rose's, and any officer, director, professional or agent of the Debtor or Reorganized Rose's, together with their respective successors and assigns, are hereby enjoined from (i) causing the Debtor or Reorganized Rose's to be subject to or to seek or obtain relief under any chapter of the Bankruptcy Code or (ii) in connection with an Event of Default or event of default under the New Rose's Secured Notes Documents or the Post-Effective Date Financing Facility, taking any action (including seeking the appointment of a trustee or an examiner or seeking conversion of this case to any other case under the Bankruptcy Code) inconsistent with or that would delay, hinder or interfere with the rights and remedies of the Pre-Petition Lenders or the Post-Effective Date Lender or both, as the case may be, as set forth in Section 5.1.4 and other provisions of this Plan. The foregoing shall not be construed as limiting the ability of any party-in-interest from seeking to enforce any provision of this Plan or any Order of the Bankruptcy Court related thereto or the DIP Facility, the Plan Support Consent Order (as defined in the Second Supplemental Adequate Protection Consent Order), the Second Supplemental Adequate Protection Consent Order, the New Rose's Secured Notes, the New Rose's Secured Notes Documents, or the Post-Effective Date Financing Facility in the Bankruptcy Court or other appropriate forum.
     9.8 RIGHTS OF FIREMAN'S FUND INSURANCE COMPANY. Notwithstanding any other provision in this Plan, including, without limitation, those provisions set forth in this Article IX, unless otherwise agreed, the Plan shall not impair or prejudice in any manner the right of Fireman's Fund Insurance Company or any of its subsidiaries (collectively,"FFIC"), (i) to make draws or otherwise enforce their rights regarding any letter of credit issued to FFIC, (ii) to seek to compel payment of any administrative claim held by FFIC, (iii) to assert or enforce any rights of setoff, subrogation or recoupment; (iv) to retain or enforce any liens held by FFIC on funds held by FFIC, or (v) to assert claims, including without limitation contribution or indemnification claims, and obtain recovery thereon against any Person other than a Released Party, (vi) to obtain repayment or recovery for payments made to or for the benefit of a Released Party on account of a claim made by such Released Party under an insurance policy issued by FFIC, or (vii) to exercise any and all rights or remedies arising out of or in connection with insurance services or coverage provided by FFIC after the Effective Date. Notwithstanding the foregoing, nothing herein shall be deemed to constitute an admission by the Debtor as to the validity, priority or nature of any claim filed by FFIC against the Debtor. In addition, the foregoing shall not constitute an assumption by the Debtor of any agreement between the Debtor and FFIC, and the Debtor expressly reserves its right to reject any such agreement. Nothing herein shall be construed to limit or reduce any rights, remedies, liens, priorities or protections granted to GE Capital pursuant to the DIP Facility.
                                       33                                  M-223

                                   ARTICLE X
               EXECUTORY CONTRACTS, INDEMNIFICATION OBLIGATIONS,
                   POST-CONFIRMATION TRADE CLAIMS, CONTINUED
                        APPLICABILITY OF BANKRUPTCY CODE
     10.1 EXECUTORY CONTRACTS AND UNEXPIRED LEASES. Unless specifically assumed by Order of the Bankruptcy Court, the subject of a motion to assume, or the subject of a motion or an order seeking additional time to assume or reject, on the Effective Date (i) all executory contracts and unexpired leases except for Assumed Contracts and Leases shall be deemed rejected by the Debtor or Reorganized Rose's as of the Effective Date or as otherwise provided for by order of the Bankruptcy Court, and (ii) the Debtor expressly rejects and terminates the Employee Stock Option Plan and the Pre-Petition Secured Noteholder Warrant Agreement, and Claims arising from the rejection and termination of these and other executory contracts or unexpired leases shall be treated in accordance with the terms of this Plan. With respect to the Assumed Contracts and Leases, in accordance with Section 1123(a)(5)(G) of the Bankruptcy Code, upon the later of the Effective Date or assumption, the Debtor or Reorganized Rose's shall cure all defaults thereunder by (i) making a Cash payment of only those amounts which are allowed, as determined by the Debtor or Reorganized Rose's or (ii) on such terms as agreed to in writing between such claimants and the Debtor or Reorganized Rose's. Any disputes regarding the amount which will be paid to cure the Assumed Contracts and Leases will be resolved by the Bankruptcy Court after notice and hearing. All non-Debtor parties to executory contracts or unexpired leases rejected by order of the Bankruptcy Court or, by operation of this Section 10.1 shall be required to file a proof of claim with respect to any and all Claims arising from or relating to such rejection no later than 30 days following the Effective Date. Failure to so file timely such a proof of claim shall be a waiver of such Claim, and shall have such effect and consequences as provided for in Section 5.9 of this Plan regarding the failure to file as proof of claim by an applicable Bar Date.
     10.2 INDEMNIFICATION AND CONTRIBUTION OBLIGATIONS. Reorganized Rose's shall assume, to the fullest extent permitted by law and only if such obligations have not been rejected or terminated prior to the Effective Date, all obligations relating to indemnification and exculpation of the Debtor and of all Persons who as of the Effective Date were the Debtor's directors, officers, employees, fiduciaries, agents or controlling persons as arise under applicable laws or as provided in any of (i) the Debtor's certificate of incorporation in effect prior to or as of the date hereof, (ii) the Debtor's by-laws in effect prior to or as of the date hereof, or (iii) any agreement with, or any corporate policy relating to indemnification in effect prior to the Effective Date of, the Debtor, in each of these cases (i)-(iii) with respect to matters occurring on or prior to the Effective Date. Except as otherwise provided in this Plan, all Claims based upon contractual, statutory or common law indemnification obligations other than those described in this paragraph shall not survive confirmation of this Plan and shall be discharged pursuant to Section 1141 of the Bankruptcy Code.
     10.3 POST-CONFIRMATION CLAIMS. Claims assertable against the Debtor or Reorganized Rose's arising from goods, inventory and services provided, or credit extended with respect to goods, inventory and services provided, to the Debtor or Reorganized Rose's during the period after the Confirmation Date and prior to the Effective Date, shall be deemed Administrative Claims and be entitled to treatment pursuant to Section 3.1 of this Plan without the need for notice and hearing pursuant to Section 503(b) of the Bankruptcy Code or further order of the Bankruptcy Court. Moreover, in accordance with Section 365(d)(3) of the Bankruptcy Code, the Debtor shall perform all its obligations arising from and after the Filing Date under any unexpired lease of nonresidential real property until such lease is assumed or rejected. In addition, the Debtor will continue to comply with Section 365(d)(3) of the Bankruptcy Code, and the Debtor shall perform all its obligations, in full and on time, to the extent not inconsistent with Section 365(d)(3) of the Bankruptcy Code, arising from and after the Filing Date under any unexpired lease of nonresidential real property until such lease is assumed or rejected. Such obligations shall be deemed Administrative Claims and be entitled to treatment pursuant to Section 3.1 of this Plan without the need for notice and hearing pursuant to Section 503(b) of the Bankruptcy Code or further order of the Bankruptcy Court. The Debtor's obligations under the leases subject to this section only include THOSE SPECIFIED IN THE LEASE, IF ANY, INCLUDING BUT NOT LIMITED TO rent, real estate taxes, percentage rent, and common area maintenance charges; such charges will be pro-rated per diem if the lease is rejected or terminated during a payment period.
     10.4 CONTINUED APPLICABILITY OF THE BANKRUPTCY CODE. Upon Confirmation and through the Effective Date, the operations of the Debtor shall be subject to the terms and provisions of the Bankruptcy Code notwithstanding that Confirmation has occurred, unless otherwise expressly provided for in this Plan.
M-224                                  34

                                   ARTICLE XI
                           RETENTION OF JURISDICTION
     11.1 JURISDICTION FROM CONFIRMATION THROUGH THE EFFECTIVE DATE. Upon Confirmation and through the Effective Date, the Bankruptcy Court shall retain full jurisdiction over the Chapter 11 Case notwithstanding that Confirmation has occurred.
     11.2 JURISDICTION FROM AND AFTER THE EFFECTIVE DATE. From and after the Effective Date and until such time as all payments and distributions required to be made, all events required to have occurred under this Plan have occurred, and all other obligations required to be performed under this Plan have been made and performed by the Debtor or Reorganized Rose's, the Bankruptcy Court shall retain such jurisdiction as is legally permissible, including, but not limited to, the following:
     (a) To hear and determine any and all objections to the allowance of a Claim or Interest or any controversy as to the classification of Claims or Interests or Reserves;
     (b) To hear and determine any and all applications by Professionals for compensation and reimbursement of expenses;
     (c) To hear and determine any and all pending applications for the rejection and disaffirmance of executory contracts and unexpired leases and fix and allow any Claims resulting therefrom;
     (d) To enable the Debtor, or Reorganized Rose's to prosecute any and all proceedings which have been or may be brought prior to the Effective Date, to set aside liens or encumbrances and to recover any transfers, assets, properties or damages to which the Debtor or Reorganized Rose's may be entitled under applicable provisions of the Bankruptcy Code or any other federal, state or local laws except as may be waived pursuant to this Plan;
     (e) To liquidate any disputed, contingent or unliquidated Claims or Interests;
     (f) To enforce the provisions of this Plan and the injunction and releases provided for in Article IX of this Plan;
     (g) To correct any defect, cure any omission, or reconcile any inconsistency in this Plan or in the Confirmation Order as may be necessary to carry out its purpose and the intent of this Plan;
     (h) To hear and determine any and all Avoiding Power Actions;
     (i) To determine any Tax Claim which the Debtor or Reorganized Rose's, as applicable, may incur as a result of the transactions contemplated herein;
     (j) To determine such other matters as may be provided for in the Confirmation Order confirming this Plan or as may be authorized under the provisions of the Bankruptcy Code;
     (k) To resolve any and all disputes that may arise under this Plan;
     (l) To hear and determine any and all administrative matters that may arise in closing the Chapter 11 Case, including the entry of the Final Decree;
     (m) To enforce any rights and remedies pursuant to the New Rose's Secured Notes and the New Rose's Secured Notes Documents, and to resolve and adjudicate any and all issues arising under the New Rose's Secured Notes and the New Rose's Secured Notes Documents, and if any obligations remain outstanding under the New Rose's Secured Notes, to enforce any rights and remedies and to resolve and adjudicate any and all issues arising under the Post-Effective Date Financing Facility, including any rights or remedies of the Collateral Agent, any Pre-Petition Lender or the Post-Effective Date Lender upon an Event of Default or an event of default under the New Rose's Secured Notes Documents or the Post-Effective Date Financing Facility, as the case may be (including issues relating to Section 5.1.4 of this Plan); and
     (n) all other matters with respect to which the Bankruptcy Court's retention of jurisdiction over the Chapter 11 Case as is legally permissible, including without limitation, jurisdiction as is necessary to ensure that the purpose and intent of this Plan are implemented.
                                       35                                  M-225

                                  ARTICLE XII
                                 MISCELLANEOUS
     12.1 THE COMMITTEES AND THE POST-EFFECTIVE DATE TRADE COMMITTEE.
     12.1.1 DISSOLUTION OF COMMITTEES. On the Effective Date, the Unsecured Committee shall be deemed disbanded and the duties of the Unsecured Committee, and the retention of its counsel and other retained Professionals, shall automatically terminate. The Equity Committee shall be deemed disbanded and the duties of the Equity Committee, and the retention of its counsel and other retained Professionals, shall automatically terminate except with respect to any pending appeal to which the Equity Committee is a party, on the sixtieth day after the Determination Date or the first Business Day thereafter, unless such period is extended by order of the Bankruptcy Court on appropriate notice and hearing. Until the duties of the Equity Committee terminate pursuant to this
Section 12.1.1, the Equity Committee shall have the right to continue to retain its counsel and other retained Professionals, and the reasonable fees and expenses of such Professionals shall to be treated as set forth in Section 3.3 of this Plan.
     12.1.2 CREATION OF POST-EFFECTIVE DATE TRADE COMMITTEE. From and after the Effective Date, a committee shall be formed and constituted and shall consist of three (3) members who have previously served on the Unsecured Committee (the "Post-Effective Date Trade Committee"). The Post-Effective Date Trade Committee shall continue in existence solely with respect to (i) any appeal of the Confirmation Order, (ii) applications for Professional Fees, (iii) claims resolution (other than Damage Claims), until the aggregate amount of Disputed Claims in Class 3 is less than $6,500,000, (iv) in the event that the Alternative Treatment Provisions are effective pursuant to Section 8.1 of this Plan, the effectuation of the Alternative Treatment Provisions and the Alternative Treatment Implementation Orders, through the Consummation Date, and
(5) such other matters as may be approved by the Debtor, the Reconstituted Board of Directors, or as otherwise provided by a Final Order of the Bankruptcy Court.
     12.1.3 POST-EFFECTIVE DATE TRADE COMMITTEE PROCEDURES. A majority of the Post-Effective Date Trade Committee shall constitute a quorum. One member of the Post-Effective Date Trade Committee shall be designated by the majority of its members as its chairperson ("Chairperson"). Meetings of the Post-Effective Date Trade Committee shall be called by the Chairperson upon such notice and in such manner as its Chairperson may deem advisable. The Post-Effective Date Trade Committee shall function by decisions made by a majority of its members in attendance at any meeting. The Post-Effective Date Trade Committee shall adopt by-laws which shall otherwise control its functions.
     12.1.4 POST-EFFECTIVE DATE TRADE COMMITTEE COMPENSATION. The members of the Post-Effective Date Trade Committee shall serve without compensation. Reasonable expenses of the members of the Post-Effective Trade Committee shall be reimbursed and paid by Reorganized Rose's upon submission of bills to Reorganized Rose's or upon Final Order of the Bankruptcy Court.
     12.1.5 RETENTION OF PROFESSIONALS. The Post-Effective Date Trade Committee shall have the right to retain the services of attorneys and accountants which are necessary to assist the Post-Effective Date Trade Committee in the performance of its duties. The reasonable fees and expenses of such professionals shall be paid monthly by Reorganized Rose's in arrears in full in Cash upon the submission of invoices to Reorganized Rose's. Ten (10) days after receipt by Reorganized Rose's and the Post-Effective Date Committee of any such invoice, Reorganized Roses's shall be authorized to pay such invoice unless it and/or the Person seeking payment has received a written objection to the payment thereof from any of Reorganized Rose's or the Post-Effective Date Committee within such period. In the event fees and expenses of any such professional are objected to, such fees and expenses shall be payable only upon prior agreement of the parties or by order of the Bankruptcy Court.
     12.1.6 LIABILITY. Neither the Post-Effective Date Trade Committee nor any of its members, designees, counsel or accountants or any duly designated agent or representative of the Post-Effective Date Trade Committee shall be liable for the act, default or misconduct of any other member of the Post-Effective Date Trade Committee, nor shall any member be liable for anything other than such member's gross negligence, willful misconduct or fraud. None of the Post-Effective Date Trade Committee's members, designees, agents or representatives or their respective employees, shall incur or be under any liability or obligation by reason of any act done or omitted to be done, by any member of the Post-Effective Date Trade Committee, designee, agent or representative. The Post-Effective Date Trade Committee may, in connection with the performance of its functions, and in its sole and absolute discretion, consult with counsel, accountants and its agents, and shall not be liable for anything done or omitted or suffered to be done in accordance with such advice or opinions. If the Post-Effective Date Trade Committee determines not to consult with counsel, accountants or its agents, such determination shall not be deemed to impose any liability on the Post-Effective Date Trade Committee, or its members and/or its designees.
M-226                                  36

     12.2 MEANS OF CASH PAYMENTS. Cash payments made pursuant to this Plan shall be in United States dollars by checks drawn on a domestic bank selected by the Debtor or Reorganized Rose's, as applicable, or by wire transfer from a domestic bank.
     12.3 SET-OFFS. Except as expressly provided herein, nothing contained in this Plan shall constitute a waiver or release by the Debtor of any right of set-off the Debtor may have, or which may be assertable by Reorganized Rose's or the Debtor, as applicable, against any holder of a Claim or an Interest.
     12.4 WITHHOLDING TAXES. The Debtor, Reorganized Rose's, (if applicable), or any agent making distributions under this Plan shall be entitled to deduct any federal, state or local withholding taxes from any Cash payments made with respect to Allowed Claims or interest thereon and Interests. If distributions of New Rose's Common Stock are subject to any tax withholding, the Debtor, Reorganized Rose's or the agent shall be permitted, but not required, to withhold from any Cash otherwise to be distributed to the holder or to sell the appropriate amount of New Rose's Common Stock otherwise to be issued to the holder and to apply the proceeds of such sale to satisfy all or a portion of the tax withholding obligation.
     12.5 REVESTING. Except as otherwise provided by this Plan or the Second Supplemental Adequate Protection Consent Order, upon the Effective Date, title to all properties and assets provided for in this Plan shall pass to Reorganized Rose's or the Debtor, as applicable, free and clear of all Claims and Interests, including liens or other encumbrances, of creditors and of equity security holders, and the Confirmation Order shall be a judicial determination of discharge of all of the Debtor's liabilities except as provided in this Plan; PROVIDED, HOWEVER, that liens and encumbrances granted pursuant to the Plan that are granted in satisfaction, exchange, release and discharge of existing liens (including, without limitation, in favor of GE Capital, if GE Capital is the Post-Effective Date Lender, as part of the process, INTER ALIA, of satisfying the GE Obligations), shall be deemed to have attached and to have become perfected at the time of the attachment and perfection of those existing liens so that attachment and perfection shall be deemed to have been continuous notwithstanding this paragraph, the revesting of property in the Debtor and the granting of new liens and encumbrances.
     12.6 HEADINGS. Headings are utilized in this Plan for the convenience of reference only, and shall not constitute a part of this Plan for any other purpose.
     12.7 DEFECTS, OMISSIONS AND AMENDMENTS. The Plan Proponents may, with the approval of the Bankruptcy Court and without notice to and consent of all holders of Claims and Interests, but after notice to GE Capital and the Plan Proponents, and consent by GE Capital and the Plan Proponents, which consent shall not be unreasonably withheld, insofar as they do not materially and adversely affect the interests of holders of Claims and Interests, correct any defect, omission or inconsistency in this Plan in such manner and to such extent as may be necessary to expedite the execution of this Plan. This Plan may be altered or amended before or after Confirmation as provided in Section 1127 of the Bankruptcy Code if, in the opinion of the Bankruptcy Court, the modification does not materially and adversely affect the interests of holders of Claims and Interests; PROVIDED HOWEVER, that any such altered or amended plan shall not be binding on GE Capital without the consent of GE Capital. This Plan may be altered or amended before or after the Confirmation Date in a manner which, in the opinion of the Bankruptcy Court, materially and adversely affects holders of Claims and Interests, only on consent of all Plan Proponents and GE Capital after a further hearing and acceptance of this Plan as so altered or modified as provided in Section 1126 of the Bankruptcy Code.
     12.8 GOVERNING LAW. Except to the extent that the Bankruptcy Code is applicable, and unless otherwise specified in an agreement entered into to effectuate this Plan, the rights and obligations arising under this Plan shall be governed by and construed and enforced in accordance with the internal laws of the State of North Carolina.
     12.9 CONFLICTS. In the event of any conflict between the provisions of any of the Second Supplemental Adequate Protection Consent Order and this Plan, the Confirmation Order, or any other order which may be entered in this Chapter 11 Case after entry of the Second Supplemental Adequate Protection Consent Order or any succeeding case or proceeding, the provisions of the Second Supplemental Adequate Protection Consent Order shall govern with regard to the matters addressed therein, unless otherwise agreed in writing by each of the Plan Proponents and GE Capital.
     12.10 AGREEMENT AMONG THE PLAN PROPONENTS. The terms, provisions and conditions of this Plan constitute a mutual agreement reached among each of the Plan Proponents in conjunction with their agreement regarding the terms, provisions and conditions of the Supplemental Adequate Protection Orders and the Plan Support Consent Order. In the event that the Second Supplemental Adequate Protection Consent Order, or the Plan Support Consent Order, shall be either (a) overturned on appeal or (b) the subject of a stay pending appeal and such stay shall be continuing in a manner which materially impairs either the payment of the Adequate Protection Payments set forth in the Second Supplemental Adequate Protection Consent
                                       37                                  M-227

Order or the remedies granted therein to the Pre-Petition Lenders, or, in the event that this Plan is either (x) abandoned or (y) fails to become effective, the Plan Proponents agree as follows:
     a. The Plan Proponents will endeavor to preserve for the benefit of the Pre-Petition Lenders the rights and remedies afforded the Pre-Petition Lenders in the Supplemental Adequate Protection Orders.
     b. Under no circumstances, other than circumstances arising as a result of the Balloting Pre-Petition Lenders' breach of their agreement in paragraph 7 of the Plan Support Consent Order as determined by Bankruptcy Court Order, shall any of the Plan Proponents support any plan of reorganization which treats the claims of the Pre-Petition Lenders in a manner materially worse than the treatment afforded such claims pursuant to Exhibit 5.1 to this Plan.
     The foregoing agreement shall survive notwithstanding the abandonment of this Plan or the failure of the Plan to become effective.
     12.11 NOTICES. All notices, requests or demands for payments provided for in this Plan shall be in writing and shall be deemed to have been given when personally delivered by hand, delivered by courier or deposited in any general or branch post office of the United States Postal Service or received by telex or telecopier. Notices, requests and demands for payments shall be addressed and sent, postage prepaid, or delivered, to:
     (a) ROSE'S STORES, INC.: P.O. Box Drawer 947, Henderson, North Carolina 27536, Attn: Chief Financial Officer, with a copy to Proskauer Rose Goetz & Mendelsohn, 1585 Broadway, New York, New York 10036, Attn: Alan B. Hyman, Esq., and Smith Debnam Hibbert & Pahl, P.O. Box 26268, Raleigh, North Carolina 27611,
Attn: J. Larkin Pahl, Esq.;
     (b) GENERAL ELECTRIC CAPITAL CORPORATION: 3379 Peachtree Rd NE, Suite 600, Atlanta, GA 30326, Attn: Region Operations Manager, with a copy to Long, Aldridge & Norman, One Peachtree Center, Suite 5300, 303 Peachtree Street, Atlanta, Georgia 30308, Attn: Bruce W. Moorhead, Jr., Esq.;
     (c) THE PRE-PETITION SECURED NOTEHOLDERS: at their addresses as set forth on documents relating to the New Rose's Secured Notes, or in the event the Alternative Treatment Provisions are implemented, at the addresses listed on their proofs of claim filed by the Pre-Petition Secured Noteholders with the Bankruptcy Court in the Debtor's Chapter 11 case, or such other address as has been provided by any Pre-Petition Secured Noteholder to the Debtor, with a copy to Hebb & Gitlin, One State Street, Hartford, Connecticut 06103-3178, Attn:
Michael J. Reilly, Esq., and Merriman, Nicholls & Crampton, P.A., 100 Saint Albans Drive, Suite 200, P.O. Box 18237, Raleigh, North Carolina 27619, Attn:
Gregory B. Crampton, Esq.;
     (d) BANK OF TOKYO: 1251 Avenue of the Americas, 14th Floor, New York, New York 10116-3138, Attn: Mr. John Blasi, with a copy to Anderson Kill Olick & Oshinsky, P.C., 1251 Avenue of the Americas, New York, New York 10020, Attn:
Jeffrey L. Glatzer, Esq. and Ragsdale, Liggett & Foley, CrossPointe Plaza, 2840 Plaza Place, Raleigh, North Carolina 27612, Attn: William A. Mann, Esq.;
     (e) THE UNSECURED COMMITTEE: Mattel Toys, Attn: Ms. Dorothy Fee, Director Customer Relations, 333 Continental Boulevard, El Seguendo, California 90245; with a copy to Otterbourg, Steindler, Houston & Rosen, P.C., 230 Park Avenue, New York, New York 10956, Attn: Scott L. Hazan, Esq and Glenn B. Rice, Esq. and Wyche & Story, Post Office Drawer 1389, Raleigh, North Carolina 27602-1389,
Attn: N. Hunter Wyche, Jr.;
     (f) THE EQUITY COMMITTEE: J. David Rosenberg, Esq., c/o Keating, Muething & Klekamp, 1800 Provident Tower, One East Fourth Street, P.O. Box 1800, Cincinnati, Ohio 45202 with a copy to Lord Bissell & Brook, 115 South LaSalle, Chicago, Illinois 60603, Attn: Benjamin Waisbren, Esq. and Burns, Day & Presnell, P.A., 2626 Glenwood Avenue, Suite 560, P.O. Box 10867, Raleigh, North Carolina 27608, Attn: Lacy M. Presnell, III; and/or
     (g) at any other address designated by a Plan Proponent by notice to each holder of an Allowed Claim or Interest, and, in the case of notices to holders of Allowed Claims and Interests, at the last known address according to the Debtor's books and records or at any other address designated by a holder of an Allowed Claim on its proof of claim (or by a holder of an Interest on its proof of interest, if any) or filed with the Bankruptcy Court, provided that any notice of change of address shall be effective only upon receipt.
     12.12 SEVERABILITY. Should any provision in this Plan be determined to be unenforceable, such determination shall in no way limit or affect the enforceability and operative effect of any or all other provisions of this Plan.
     12.13 REVOCATION AND WITHDRAWAL. The Plan Proponents may revoke and withdraw this Plan at any time on or before the Effective Date only by the unanimous written consent of all Plan Proponents; PROVIDED, HOWEVER, that nothing herein shall
M-228                                  38
prejudice or affect the rights of any Person under the Second Supplemental Adequate Protection Consent Order or the Plan Support Consent Order.
     12.14 EFFECT OF WITHDRAWAL OR REVOCATION. If the Plan Proponents unanimously revoke or withdraw this Plan pursuant to Section 12.13 above, or if Confirmation or the Effective Date do not occur or cannot occur as agreed in writing by all Plan Proponents, then this Plan shall be deemed null and void, and in such event nothing contained herein shall be deemed to constitute a waiver or release of any Claims or Interests by or against any Plan Proponent or any other Person or to prejudice in any manner the rights of any Plan Proponent or any Person in any further proceedings involving the Debtor; PROVIDED, HOWEVER, that nothing herein shall prejudice or affect the rights of any Person under the Second Supplemental Adequate Protection Consent Order or the Plan Support Consent Order.
     12.15 RATIFICATION IN CONFIRMATION ORDER. The Confirmation Order shall ratify all transactions effected by the Debtor and/or any successors to, or designees of, the Debtor, including Reorganized Rose's (if applicable), by operation of an order of the Bankruptcy Court, during the period commencing on the Filing Date and ending on the Confirmation Date.
     12.16 POST-EFFECTIVE DATE EFFECTUATION OF THE PLAN'S TERMS. From and after the Effective Date, the Chairman of the Board, President, any Executive Vice President, Senior Vice President or Vice President of Reorganized Rose's or the Debtor, as applicable, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of this Plan. The Secretary or any Assistant Secretary of the Debtor or Reorganized Rose's, as applicable, shall be authorized to certify or attest to any of the foregoing actions. Pursuant to
Section 1146(c) of the Bankruptcy Code, none of the following executed in connection with any transactions consummated pursuant to this Plan shall be subject to any stamp tax, real estate transfer tax or similar tax: (i) the issuance, transfer or exchange of New Rose's Common Stock, New Rose's Warrants or New Rose's Secured Notes, (ii) the creation of any mortgage, deed of trust or other security interest or instrument necessary to perfect the same, (iii) the making or assignment of any lease or sublease, or (iv) the making or delivery of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any merger agreements or agreements of consolidation, deeds, bills of sale or assignments.
     12.17 EXECUTION. Each of the parties receiving distributions under this Plan shall take all steps, and execute all documents, including appropriate releases, necessary to effectuate the foregoing.
     This Plan of Reorganization is respectfully submitted to the United States Bankruptcy Court for the Eastern District of North Carolina, Raleigh Division,
on the   day of October, 1994.
                                         Respectfully Submitted,
                                         ROSE'S STORES, INC.,
                                         Debtor and Debtor-in-Possession
                                         By: /s/       R. EDWARD ANDERSON
                                         R. Edward Anderson
                                           Chairman, President and
                                           Chief Executive Officer
                                         SMITH DEBNAM HIBBERT & PAHL
                                         Counsel to the Debtor and
                                           Debtor-in-Possession
                                         By: /s/         J. LARKIN PAHL
                                         J. Larkin Pahl
                                           N.C. State Bar No. 3311
                                           Terri L. Gardner
                                           N.C. State Bar No. 9809
                                           4700 New Bern Avenue
                                           P.O. Box 26268
                                           Raleigh, NC 27611
                                           (919) 250-2000
                                       39                                  M-229

                                         PROSKAUER ROSE GOETZ & MENDELSOHN
                                         Special Bankruptcy Counsel to the
                                           Debtor and Debtor-in-Possession
                                         By: /s/       MICHAEL E. FOREMAN
                                         Alan B. Hyman
                                           Michael E. Foreman
                                           Members of the Firm
                                           1585 Broadway
                                           New York, New York 10036
                                           (212) 969-3000
                                         HEBB & GITLIN
                                         A Professional Corporation
                                           Counsel to the Pre-Petition
                                           Secured Noteholders
                                         By: /s/        MICHAEL J. REILLY
                                         Michael J. Reilly
                                           G. Eric Brunstad, Jr.
                                           Thomas H. Day
                                           Renu Nanda
                                           One State Street
                                           Hartford, CT 06103-3178
                                           (203) 240-2700
                                         MERRIMAN, NICHOLLS & CRAMPTON, P.A.
                                           Counsel to the Pre-Petition
                                              Secured Noteholders
                                         By: /s/       GREGORY B. CRAMPTON
                                         Gregory B. Crampton
                                           N.C. State Bar No. 991
                                           Stephani W. Humrickhouse
                                           N.C. State Bar No. 9528
                                           100 St. Albans Dr.
                                           P.O. Box 18237
                                           Raleigh, NC 27619
                                           (919) 781-1311
                                         ANDERSON KILL OLICK & OSHINSKY, P.C.
                                         Counsel to Bank of Tokyo, Ltd.
                                         By: /s/       JEFFREY L. GLATZER
                                         Jeffrey L. Glatzer
                                           Linda Gerstel
                                           1251 Avenue of the Americas
                                           New York, New York 10020
                                           (212) 278-1000
M-230                                  40

                                         RAGSDALE, LIGGETT & FOLEY
                                         Counsel to Bank of Tokyo, Ltd.
                                         By: /s/         WILLIAM A. MANN
                                         William A. Mann
                                           N.C. State Bar No. 2854
                                           CrossPointe Plaza
                                           2840 Plaza Place
                                           Raleigh, NC 27612
                                           (919) 787-5200
                                         OTTERBOURG, STEINDLER,
                                         HOUSTON & ROSEN, P.C.
                                         Counsel to the Official Committee of
                                         Unsecured Creditors
                                         By: /s/         SCOTT L. HAZAN
                                         Scott L. Hazan
                                           Glenn B. Rice
                                           230 Park Avenue
                                           New York, New York 10169
                                           (212) 661-9100
                                         WYCHE & STORY
                                         Counsel to the Official Committee of
                                         Unsecured Creditors
                                         By: /s/      N. HUNTER WYCHE, JR.
                                         N. Hunter Wyche, Jr.
                                           N.C. State Bar No. 9533
                                           Post Office Drawer 1389
                                           Raleigh, NC 27602-1389
                                           (919) 821-7700
                                         LORD BISSELL & BROOK
                                         Counsel to the Official Committee of
                                           Equity Security Holders
                                         By: /s/        BENJAMIN WAISBREN
                                         Benjamin Waisbren
                                           Michael Yetnikoff
                                           115 South LaSalle Street
                                           Chicago, Illinois 60603
                                           (312) 443-0700
                                         BURNS, DAY & PRESNELL, P.A.
                                         Counsel to the Official Committee of
                                           Equity Security Holders
                                         By: /s/      LACY M. PRESNELL, III
                                         Lacy M. Presnell, III
                                           N.C. State Bar No.
                                           2626 Glenwood Avenue
                                           Suite 560
                                           P.O. Box 10867
                                           Raleigh, NC 27608
                                           (919) 782-1441
                                       41                                  M-231

                                         RSI TRADING, INC.
                                         By: /s/       R. EDWARD ANDERSON
                                         Authorized Officer
                                           1105 North Market Street
                                           Suite 1300
                                           Wilmington, DE 19801
M-232                                  42

                              EXHIBIT 5.1 TO PLAN
                     OUTLINE OF PRIMARY TERMS OF NEW ROSE'S
                            SECURED NOTES UNDER PLAN
     This Exhibit 5.1 is attached to, made a part of, and incorporated by reference into the Plan pursuant to Section 5.1 of the Plan. All terms not defined herein shall have the meanings ascribed to them in the Plan and the Second Supplemental Adequate Protection Consent Order.
I. INITIAL PRINCIPAL AMOUNT:
     The original issue face amount of the New Rose's Secured Notes is set forth in the definition of "New Rose's Secured Notes Original Principal Amount" in the Plan.
II. PAYMENT TERMS
    A. Term/Amortization:
       (Bullet) Final maturity at January 20, 1999 with scheduled amortization as follows:

        (1)    1/20/96:       $5 million;
        (2)    On or before
               4/30/96:       EXCESS (if any) of Cash Sweep Amount for the fiscal year of Reorganized Rose's then most recently ended, over aggregate principal amount previously paid pursuant to clause (1) above;
        (3)    1/20/97:       $7.5 million;
        (4)    On or before
               4/30/97:       EXCESS (if any) of Cash Sweep Amount for the fiscal year of Reorganized Rose's then most recently ended, over aggregate principal amount previously paid pursuant to clause (3) above;
        (5)    1/20/98:       50% of the remaining principal balance outstanding on such payment date;
        (6)     On or before
               4/30/98:       EXCESS (if any) of Cash Sweep Amount for the fiscal year of Reorganized Rose's then most recently ended, over aggregate principal amount previously paid pursuant to clause (5); and
        (7)    1/20/99:       entire then remaining principal balance.

      (BULLET) "CASH SWEEP AMOUNT" -- means, as of any payment date, an amount equal to 80% of Consolidated Net Cash Flow for the fiscal year of Reorganized Rose's then most recently ended. As of any payment date, the Cash Sweep Amount shall be calculated based upon audited financial results, as specified above with respect to such payment date. Cash Sweep Amount payment due date shall be the earlier of (i) 3 business days after issuance to the Debtor by its auditors of the year-end audited financial statements or
               (ii) April 30 of each year.
      (Bullet) Subject to the agreement between the Post-Effective Date Lender and the holders of the New Rose's Secured Notes concerning the allocation of proceeds in event of any asset disposition outside the ordinary course of business, the portion of any proceeds of all such asset dispositions allocable to the New Rose's Secured Notes will be applied to prepay the maturity date principal balance of the New Rose's Secured Notes without reduction of the minimum payments due 1/20/96 or 1/20/97.
      (Bullet) Each of the above payments shall be made to each of the holders of the New Rose's Secured Notes pro rata based on the then outstanding principal balances.
   B. Interest:
      (Bullet) Fixed rate of 11% per annum, default rate 3% over the non-default rate. In lieu of such fixed rate, members of the Bank Group may elect on or before the closing to receive a floating rate note for their portion of the New Rose's Secured Notes at the same non-default base rate and spread, and the same default rate, as their prepetition notes.
      (Bullet) Payable monthly in arrears on the first business day of each calendar month and at maturity.
      (Bullet) Computed on the basis of a 360-day year of twelve 30-day months
                                                                           M-233

III. COVENANTS:
     A. Financial Performance Tests:
        (Bullet) As of the last day of each fiscal month for the 12 fiscal months then ended:

         (1)   EBITDA shall not be less than $18 million (the "EBITDA Test");
         (2)   Consolidated Net Cash Flow shall not be less than $15 million below the amounts projected on the line entitled
               "(Dec.) Inc. in Cash" in the Debtor's financial projections dated "7/25/94 Version" and attached hereto and made a part hereof (the "Net Cash Flow Test"); and
         (3)   The ratio of (a) Earnings Available for Fixed Charges (defined as EBITDA less capital expenditures) to (b)
               Fixed Charges (defined as scheduled minimum principal payments plus interest expense including imputed interest on capitalized leases) for such period of 12 consecutive fiscal months shall not be less than .8 to 1
               (the "Fixed Charge Test").

    B. Collateral:
       (Bullet) maintain grant, attachment and perfection at all times of blanket lien on all presently owned or after acquired assets of every type (subject only to senior lien of Post-Effective Date Financing Facility not to exceed $80 million principal amount of advances and face amount of letters of credit plus related interest, fees and expenses, and reasonable discretionary advances after acceleration to facilitate a collateral liquidation, and having a maturity of no sooner than two years from closing; the "Permitted Senior Working Capital Lien").
       (Bullet) for any period of 21 consecutive days, the average total secured debt (advances and letters of credit outstanding under Post-Effective Date Financing Facility, and outstanding principal on Secured Notes) shall not exceed, at any time, 60% of the average value of inventory at lower of fair market value or FIFO cost PROVIDED, that on no day in such 21 day period shall the daily secured debt exceed 65% of the daily value of inventory at lower of fair market value or FIFO cost. In the event that, and for so long as, the Debtor shall not be in compliance with the Net Cash Flow Test or the Fixed Charge Test, the foregoing collateral coverage percentages shall be 57% and 60% instead of 60% and 65%, respectively.
       (Bullet) tested on each draw date and each borrowing base compliance date under Post-Effective Date Financing Facility, and in no event less than weekly.
    C. Negative/Affirmative Covenants:
       (Bullet) DIVIDENDS/RESTRICTED PAYMENTS: none permitted.
       (Bullet) ASSET SALES OR OTHER DISPOSITIONS OUTSIDE ORDINARY COURSE:
         -- no sale, transfer or disposition permitted out of ordinary course
            (other than an annual fiscal year permitted basket of asset dispositions having a value of less than $100,000 in the aggregate for such year) without consent of holders of 51% principal amount of the New Rose's Secured Notes (provided notwithstanding the above, the separate and independent consent of Bank of Tokyo shall be required for a BOT Store, and the separate and independent consent of the holders of 51% principal amount of the New Rose's Secured Notes other than Bank of Tokyo and the Bank Group shall be required for the Distribution Center).
         -- Post-Effective Date Lender may have similar (or more restrictive)
            asset disposition prohibition.
         -- disposition of sale proceeds will be determined by the mutual agreement of the Post-Effective Date Lender and the holders of the New Rose's Secured Notes in connection with any asset disposition consent requested by the Debtor.
       (Bullet) MERGER/CONSOLIDATION, ETC.: none permitted.
       (Bullet) INCURRENCE OF DEBT FOR BORROWED MONEY: none permitted (excluding capital lease obligations and purchase money obligations with limited dollar amount baskets to be discussed and to be reasonably determined).
       (Bullet) LIENS: none permitted, other than liens in favor of the New
                Rose's Secured Notes and the Permitted Senior Working Capital Lien.
         -- customary exceptions with limited dollar amount baskets for capitalized leases, purchase money liens, and involuntary or statutory liens (mechanics liens, deposits, etc.) to be discussed and reasonably determined.
M-234                                  2

       (Bullet) LINE OF BUSINESS:
         -- no material change in the general nature of the Debtor's line of business (discount department retailer).
       (Bullet) RESTRICTED INVESTMENTS:
         -- as defined in the DIP Financing Documents.
         -- customary permissions for "cash equivalents".
         -- no subsidiaries allowed.
         -- Debtor to merge in its sole subsidiary "RSI" (whose sole asset is the "Rose's" name) as a condition to confirmation of Plan, but in no event later than 12/31/94, or such other arrangements satisfactory to the holders of the New Rose's Secured Notes and the Post-Effective Date Lender to assure the availability of the Rose's name in the event of the exercise of remedies.
       (Bullet) CUSTOMARY MISCELLANEOUS COVENANTS (substantially similar in scope to the Combined Amended and Restated Note Agreement dated as of May 29, 1992, between the Debtor and the Pre-Petition Secured Noteholders and the Amended and Restated Loan Agreement dated as of May 29, 1992 between the Debtor and the Bank of Tokyo (collectively referred to as the "Pre-Petition Agreements"), except where noted)
         -- payment of taxes and claims
         -- ERISA compliance
         -- maintenance of properties and corporate existence (including corporate charter limitations described in Plan on subsequent bankruptcy relief other than liquidation as per Plan)
         -- compliance with law
         -- transactions with affiliates
         -- no sale or discount of receivables
       (Bullet) FINANCIAL INFORMATION AND COMPLIANCE CERTIFICATES
         -- delivery of monthly, quarterly, and annual financial information and other reasonably requested information
         -- on the 30th day of each fiscal month (except for the 90th in respect of January and the 45th day in respect of February), compliance certificate calculated as of the last day of the previous fiscal month covering Financial Performance Tests, Negative/Affirmative Covenant Compliance, and no other defaults. Similar annual compliance certificate due within 90 days of fiscal year end based on audited financial statements.
IV. EVENTS OF DEFAULT:
    A. Payment Defaults:
       (Bullet) interest (5 days grace)
       (Bullet) scheduled minimum principal payments (no grace).
       (Bullet) Cash Sweep Amount payments (10 days grace if good faith dispute on calculation).
       (Bullet) reasonable fees/expenses, including attorneys' fees and financial advisor fees (due 45 days after invoice, and 10 days grace after demand if failure to pay within terms).
    B. Cross Defaults:
       (Bullet) Post-Effective Date Lender declares default, terminates lending commitment or accelerates debt, unless waived or reinstated prior to Court order commencing liquidation remedies under the Plan.
       (Bullet) Judgment creditor greater than $5 million levies execution on collateral unless within 30 days such judgment is satisfied (without creating any other default), stayed or fully bonded.
                                       3                                   M-235

       (Bullet) Landlords exercise remedies to terminate leases having aggregate rentals due in the succeeding 12 months in excess of $3.5 million in annual rentals, or more than 12 stores (with 90 days grace for pending contested good faith disputes).
    C. EBITDA Test Default: 14 days grace if good faith dispute on calculation.
    D. Collateral Defaults (Para. III.B.): 14 days grace if good faith dispute on calculation.
    E. Negative/Affirmative Covenant Default (Para. III.C. other than Customary Miscellaneous covenants): 14 days grace.
    F. Failure to Deliver Monthly Compliance Certificate: 7 days grace.
    G. Any Other Failure to Perform: 30 days grace after notice PROVIDED, however, the failure to comply with the Net Cash Flow Test or the Fixed Charge Test shall result only in a lowering of the percentages in the collateral coverage test as provided herein, and shall not constitute independent Events of Default.
V. MISCELLANEOUS:
   (Bullet) References to the Debtor's financial projections or business plan shall mean the 5-year financial projections contained in the Disclosure Statement.
   (Bullet) Customary representations, warranties, closing opinions and closing certificates (substantially similar in scope and substance as Pre-Petition Secured Note Agreement and Post-Effective Date Financing Facility).
   (Bullet) New Rose's Secured Notes pre-payable at any time without penalty or premium.
   (Bullet) Customary miscellaneous private placement note issuance provisions substantially similar to the Pre-Petition Secured Note Agreements (i.e. private placement number, private registry for notes, delivery expenses and issue taxes, direct wire transfer payment provisions for each noteholder, etc.).
   (Bullet) Customary miscellaneous bank lending provisions substantially similar to pre-petition agreements (i.e. including, but not limited to compensation fees, regulatory change costs, etc.).
   (Bullet) New York governing law.
   (Bullet) Other miscellaneous loan agreement provisions reasonably required by
            Pre-Petition Lenders and substantially similar in scope and substance as Pre-Petition Agreements.
   (Bullet) No debt, lien or collateral realization remedies subordination provisions or intercreditor provisions regarding the Post-Effective Date Financing Facility (lien subordination, remedies and allocation of collateral proceeds are covered in, and governed by, the Plan).
   (Bullet) Pre-petition intercreditor relationships and agreements among
            Pre-Petition Lenders to remain in place, with such amendments as are necessary to (i) allocate pro rata the new collateral received upon the Plan Effective Date (e.g. formerly Non-Covered Stores and "Rose's" name etc.); and (ii) reflect the provisions of the Plan, including this Outline of Primary Terms.
   (Bullet) Amendments and Waivers:
        -- unanimous for monetary provisions, Financial Performance Tests and
           Collateral Coverage Test;
        -- all other require consent of holders of 51% of principal amount of
           New Rose's Secured Notes.
VI. REMEDIES:
    (Bullet) Neither the New Rose's Secured Note nor the Post-Effective Date
             Facility will have independent or customary collateral realization remedies of a private contractual lending arrangement. Instead, as provided in the Plan, upon the occurrence of an Event of Default (after the expiration of grace periods, if applicable) the holders of 51% of the outstanding principal amount of the New Rose's Secured Notes (or any holder in the event of a payment default) can, upon motion to the Bankruptcy Court on 7 days notice, initiate a Court-supervised liquidation of the Debtor in accordance with the terms and conditions of the Plan. The Post-Effective Date Lender will have the same (and no other) collateral realization remedies upon default under its facility. Disputes as to whether an Event of Default exists shall be as determined by the Bankruptcy Court at any such hearing.
M-236                                  4

VII. CLOSING CONDITIONS:
     (Bullet) All conditions precedent to the occurrence of the "Effective Date"
              shall have occurred, other than the issuance of the New Rose's Secured Notes.
     (Bullet) No event or condition shall exist on the closing date that constitutes, or with the passage of time or the giving of notice (or both) would constitute, an Event of Default.
     (Bullet) All documentation relating to the Secured Notes and proceedings regarding the closing shall be in accord with this Outline of Primary Terms as determined to the reasonable satisfaction of the Pre-Petition Secured Lenders and their respective counsel.
                                       5                                   M-237

                                                         "JULY 25, 1994 VERSION"
                              ROSE'S STORES, INC.
                   SUMMARY OF PROJECTED FINANCIAL INFORMATION
                                   1994-1998*

                                                                           1994
                                                                         BUSINESS
($ IN THOUSANDS)                                                           PLAN       1995       1996       1997       1998
Net Sales -- Owned....................................................   $775,425    814,198    838,626    872,172    915,782
Leased Sales..........................................................   $ 27,261     28,588     29,446     30,623     32,157
FIFO Gross Margin -- % Net Sales......................................      23.71%     23.74%     23.90%     23.90%     23.89%
Expense -- % of Net Sales.............................................      21.09%     20.13%     20.33%     20.43%     20.54%
Operating Cash Flow (EBITDA)..........................................   $ 25,019     34,345     34,877     35,374     36,065
Operating Profit......................................................   $  7,106     16,082     18,196     20,604     23,126
Capital Expenditures..................................................   $  7,000      6,000      6,000      6,000      6,000
Subordinated Secured Term Debt (1)....................................   $ 31,778     26,778     19,278      6,576         --
Revolver-Direct Borrowings............................................   $     --         --         --         --         --
Net Working Capital (1)(2)............................................   $117,753    116,395    131,838    144,681    166,373

(1) 1994 per Joint Plan of Reorganization
(2) Current Assets (Inventory at FIFO) less Current Liabilities (excluding Subordinated Secured Term Debt)
The accompanying Principal Assumptions -- Long Term Forecasts should be read in conjunction with this table.

* -- The following Summary of Projected Financial Information and accompanying Principal Assumptions (pgs. 6-8) were prepared in conjunction with an earlier version of the Plan and Disclosure Statement filed on August 1, 1994. Exhibit C to the First Amended Disclosure Statement enclosed herewith contains the most recent Summary of Projected Financial Information and Principal Assumptions.
M-238                                  6

                                                         "JULY 25, 1994 VERSION"
                              ROSE'S STORES, INC.
                   SUMMARY OF PROJECTED FINANCIAL INFORMATION
                                 QUARTERLY 1995

                                                                                     FIRST      SECOND      THIRD     FOURTH
($ IN THOUSANDS)                                                                    QUARTER     QUARTER    QUARTER    QUARTER
Net Sales -- Owned...............................................................   $177,220    185,907    191,984    259,087
Leased Sales.....................................................................   $  5,794      7,798      7,164      7,832
FIFO Gross Margin -- % Net Sales.................................................      24.89%     24.31%     25.91%     20.96%
Expense -- % of Net Sales........................................................      21.31%     21.83%     21.42%     17.14%
Operating Cash Flow (EBITDA).....................................................   $  7,466      5,729      9,754     11,396
Operating Profit.................................................................   $  3,058      1,133      4,972      6,919
Capital Expenditures.............................................................   $  1,500      1,500      1,500      1,500
Subordinated Secured Term Debt...................................................   $ 31,778     31,778     31,778     26,778
Revolver-Direct Borrowings.......................................................   $ 33,558     19,731     39,014         --
Net Working Capital (1)..........................................................   $107,339    108,722    113,990    116,395

(1) Current Assets (Inventory at FIFO) less Current Liabilities (excluding Subordinated Secured Term Debt)
The accompanying Principal Assumptions -- Long Term Forecasts should be read in conjunction with this table.
                                       7                                   M-239

                              ROSE'S STORES, INC.
                  PRINCIPAL ASSUMPTIONS -- LONG TERM FORECASTS
                                   1994-1998
     The Debtor believes that the Plan meets the Bankruptcy Code s feasibility requirement that plan confirmation is not likely to be followed by a liquidation, or the need for further financial reorganization of the Debtor or successors of the Debtor under the Plan unless such liquidation is proposed in the Plan. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies this feasibility standard, the Debtor analyzed its ability to satisfy its financial obligations while maintaining sufficient liquidity and capital resources. In this regard, the management of the Debtor developed and periodically refined the Debtor s business plan and prepared financial projections (the "Projections") for fiscal 1994 and for the four year period from fiscal 1995 through 1998. The Projections are summarized in the accompanying Rose's Stores, Inc. SUMMARY OF PROJECTED FINANCIAL INFORMATION, 1994-1998 and the SUMMARY OF PROJECTED FINANCIAL INFORMATION, QUARTERLY 1995 (collectively, the "Forecasts") and certain of the underlying assumptions are summarized below. The Debtor assumes no responsibility to update the Forecasts.
     ALTHOUGH EVERY EFFORT WAS MADE TO BE ACCURATE, THE FORECASTS WERE NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS, THE FINANCIAL ACCOUNTING STANDARDS BOARD, OR THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION REGARDING PROJECTIONS. FURTHERMORE, THE FORECASTS HAVE NOT BEEN AUDITED OR REVIEWED BY ROSE'S STORES, INC. INDEPENDENT CERTIFIED ACCOUNTANTS. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE FORECASTS ARE BASED UPON A VARIETY OF ASSUMPTIONS, WHICH MAY NOT BE REALIZED, AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES WHICH ARE BEYOND THE CONTROL OF THE COMPANY. CONSEQUENTLY, THE FORECASTS SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY ROSE'S STORES, INC., OR ANY OTHER PERSONS, THAT THE FORECASTS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE FORECASTS. HOLDERS OF CLAIMS AND INTERESTS MUST MAKE THEIR OWN DETERMINATIONS AS TO THE REASONABLENESS OF SUCH ASSUMPTIONS AND THE RELIABILITY OF THE FORECASTS IN REACHING THEIR DETERMINATIONS AS TO WHETHER TO ACCEPT OR REJECT THE PLAN.
PRINCIPAL ASSUMPTIONS:
     (Bullet) Reorganized Roses will operate 113 discount department stores in the Southeastern region of the United States.
     (Bullet) Net Sales -- Owned will increase over prior years by 5%, 3%, 4%
              and 5% for 1995, 1996, 1997 and 1998, respectively, primarily as a result of inflation.
     (Bullet) FIFO Gross Margin % is expected to be relatively flat (reflecting the pass through of merchandise price increases). A slight increase is expected in 1996 due to improved shrink results.
     (Bullet) Leased Sales and Leased Department Income are expected to increase at the same rate as Net Sales -- Owned.
     (Bullet) Expenses (rent, salaries, wages, insurance, supplies, etc.)
              increase at the same rate as Net Sales -- Owned.
     (Bullet) Cash generated from operations and availability under a Revolving
              Credit Facility similar to that contemplated in the Plan are sufficient to fund operations and debt amortization.
     (Bullet) Inventory turnover rates are expected to increase from 1994
              Business Plan rate of 3.45 annual turns to 3.61 annual turns by 1998.
     (Bullet) Subordinated Secured Term Debt is assumed to amortize at the guaranteed rate, with annual payments made each January. In addition, excess cash flow sweeps of approximately $6,125 and $6,576 are expected in April, 1997 and 1998, respectively, fully amortizing the Subordinated Secured Term Debt.
     (Bullet) No equity transactions will occur during the forecast period. (Bullet) No significant asset dispositions or new long-term financing arrangements (other than those incorporated in the Plan) will occur other than nominal equipment leasing activity.
     (Bullet) Tax net operating loss carryforwards are expected to be available
              (subject to certain limitations) to reduce federal taxable income.
M-240                                  8